EXHIBIT 4.1

CREDIT AGREEMENT

dated as of October 26, 2012

Among

ALY ENERGY SERVICES INC.,

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Issuing Lender and Swing Line Lender,

and

THE LENDERS NAMED HEREIN,

as Lenders

$13,250,000

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Section 9.13	Governing Law; Service of Process	105
Section 9.14	Submission to Jurisdiction	105
Section 9.15	Electronic Execution of Assignments	106
Section 9.16	Execution in Counterparts	106
Section 9.17	Waiver of Jury	106
Section 9.18	USA Patriot Act	106
Section 9.19	Confirmation of Flood Policies and Procedures	106
Section 9.20	Integration	106

-v-

SCHEDULES:

Schedule I	–	Pricing Schedule
Schedule II	–	Commitments, Contact Information
Schedule III	–	Additional Conditions and Requirements for New Subsidiaries
Schedule 3.1	–	Owned and Leased Real Properties
Schedule 3.1(q)	–	Certificates of Title to be Delivered Post-Closing
Schedule 4.1	–	Organizational Information
Schedule 4.7	–	Litigation
Schedule 4.10	–	Environmental Matters
Schedule 4.11	–	Subsidiaries
Schedule 4.21	–	Material Agreements
Schedule 6.3	–	Investments
Schedule 6.10	–	Affiliate Transactions

EXHIBITS:

Exhibit A	–	Form of Assignment and Acceptance
Exhibit B	–	Form of Borrowing Base Certificate
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Guaranty
Exhibit E-1	–	Form of Notice of Revolving Borrowing
Exhibit E-2	–	Form of Notice of Term Borrowing
Exhibit F	–	Form of Notice of Continuation or Conversion
Exhibit G	–	Form of Pledge and Security Agreement
Exhibit H-1	–	Form of Revolving Note
Exhibit H-2	–	Form of Term Note
Exhibit H-3	–	Form of Swing Line Note
Exhibit I-1	–	Form of U.S. Tax Compliance Certificate
Exhibit I-2	–	Form of U.S. Tax Compliance Certificate
Exhibit I-3	–	Form of U.S. Tax Compliance Certificate
Exhibit I-4	–	Form of U.S. Tax Compliance Certificate

-vi-

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of October 26, 2012 (this “Agreement”) is among ALY Energy Services Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) and Wells Fargo Bank, National Association as Administrative Agent (as defined below) for the Lenders, as Issuing Lender (as defined below) and as Swing Line Lender (as defined below).

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Letter of Credit Maturity Date” has the meaning assigned to it in Section 2.2(a)(ii) of this Agreement.

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than the Permitted Liens), (c) secures the Secured Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) is perfected.

“Account Control Agreement” shall mean, as to any deposit account of any Credit Party held with a bank, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Credit Party owning such deposit account, the Administrative Agent and such other bank governing such deposit account.

“Account Debtor” shall mean an account debtor as defined in the Uniform Commercial Code, as in effect in the State of New York.

“Acquisition” means the purchase by any Credit Party of (a) all or substantially all of the assets of a Person, (b) substantially all of the equity interests of a Person, or (c) any business, division or enterprise, including the purchase of associated assets or operations or the Equity Interests of a Person and for the avoidance of doubt, excludes purchases of equipment only with no other tangible or intangible property associated with such equipment purchase unless such purchase of equipment involves all or substantially all the assets of the seller.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 0.50%, (b) the Prime Rate in effect on such day, and (c) a rate determined by the Administrative Agent to be the Daily One-Month LIBOR plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate, respectively.

“Administrative Agent” means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any advance by a Lender or the Swing Line Lender to the Borrower as a part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Margin” means, at any time with respect to each Type of Advance, the Letters of Credit and the Commitment Fees, the percentage rate per annum which is applicable at such time with respect to such Advance, Letter of Credit or Commitment Fees as set forth in Schedule I and subject to further adjustments as set forth in Section 2.7(d).

“Asset Sale” means (a) any sale, transfer, or other disposition of any Property, by any Credit Party and (b) any issuance or sale of any Equity Interests of any Subsidiary of the Borrower, in each case, to any Person other than a Credit Party; provided that, any sale, transfer or other disposition of Property from one Credit Party to another Credit Party as permitted under Section 6.8(b) and the sale of inventory or equipment in the ordinary course as permitted under Section 6.8(a) shall not constitute an “Asset Sale” for purposes of this Agreement.

“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A or any other form approved by the Administrative Agent.

"Austin Chalk Corp." means Austin Chalk Petroleum Services Corp., a Texas corporation.

"Austin Chalk Corp. Acquisition" means the purchase by the Borrower from Kurt Chew of Austin Chalk Corp. pursuant to the Austin Chalk Corp. Acquisition Agreement.

"Austin Chalk Corp. Acquisition Agreement" means that certain Stock Purchase Agreement between Kurt Chew and the Borrower dated September 27, 2012.

"Austin Chalk Corp. Acquisition Documents" means the Austin Chalk Corp. Acquisition Agreement and all agreements, assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered by the Borrower pursuant to the Austin Chalk Corp. Acquisition Agreement or in connection with the Austin Chalk Corp. Acquisition.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.

“Banking Services” means each and any of the following bank services: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any other Credit Party to any Banking Services Provider, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender (other than a Defaulting Lender) or Affiliate of a Lender (other than a Defaulting Lender) that provides Banking Services to the Borrower or any Subsidiary.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“BHP” means BHP Billiton Limited, together with any of its Affiliates.

“Borrower” means ALY Energy Services Inc., a Delaware corporation.

“Borrowing” means a Revolving Borrowing, a Swing Line Borrowing or a Term Borrowing.

“Borrowing Base” means, without duplication, the sum of (a) 80% of an amount equal to the Eligible Receivables plus (b) 50% of the value of Eligible Inventory valued at the lower of actual or fair market value in accordance with GAAP, in each case, determined as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement minus (c) the Reserves; provided that (i) in no event shall the amount determined under clause (b) exceed 50% of the total amount of the Borrowing Base and (ii) notwithstanding the foregoing rates, the Lender may from time to time modify the percentage set forth in this definition if it determines, in its reasonable judgment, that such advance rate should be reduced based upon a Field Exam pursuant to Section 5.10 or a Field Audit pursuant to Section 5.12. Any change in the Borrowing Base shall be effective as of the date of the Borrowing Base Certificate then most recently delivered pursuant to this Agreement; provided that, should the Borrower fail to deliver the Administrative Agent and the Lenders the Borrowing Base Certificate as required under Section 5.2(e), the Administrative Agent may nonetheless redetermine the Borrowing Base from time-to-time thereafter in its sole discretion until the Administrative Agent and the Lenders receive the required Borrowing Base Certificate, whereupon the Administrative Agent shall redetermine the Borrowing Base based on such Borrowing Base Certificate and the other terms hereof. Anything to the contrary contained herein notwithstanding, the Lender shall, upon not less 30 days’ prior written notice to the Borrower, have the right (but not the obligation), in the exercise of its reasonable judgment, to establish and increase or decrease Reserves against the Borrowing Base. The amount of any Reserve established by the Lender shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained. Furthermore, the event, condition, circumstance or fact addressed in such reserve shall not be an event, condition, circumstance or fact otherwise addressed by the Lender in a change to any criteria for Eligible Inventory or Eligible Receivable then in effect.

“Borrowing Base Certificate” means a certificate executed by a Responsible Officer of the Borrower in the form of the attached Exhibit B and including the following: (a) accounts receivable and accounts payable aging reports for each Credit Party with grand totals and (b) all other information as reasonably requested by the Administrative Agent.

“Borrowing Base Deficiency” means the excess, if any, of (a) the Revolving Outstandings over (b) the lesser of (i) aggregate amount of Revolving Commitments, and (ii) the Borrowing Base then in effect.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, New York or Texas, and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

“CapEx Basket Amount” means $2,000,000 for fiscal year 2012 and $8,000,000 for each fiscal year thereafter.

“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person.

“Capital Leases” means, for any Person, subject to Section 1.3(c), any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateralize” means, to deposit in a Cash Collateral Account, pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lender, Swing Line Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations or Swing Line Advances, cash or deposit account balances or, if the Administrative Agent, the Swing Line Lender and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Swing Line Lender and the Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateral Account” means a cash collateral account pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof.

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation, as the case may be, of property of any Person.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), as amended, together with any analogous state and local counterparts or equivalents, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Certificated Equipment” means any equipment the ownership of which is evidenced by, or under applicable Legal Requirement, is required to be evidenced by, a certificate of title.

“Change in Control” means the occurrence of any of the following events:

(a) the Borrower ceases to directly or indirectly own 100% of Austin Chalk Corp.;

(b) the Permitted Holders cease to own collectively, either directly or indirectly, at least 30% of the Voting Securities of the Borrower;

(c) Munawar H. Hidayatallah ceases to own, either directly or indirectly, at least 12.2% of the Voting Securities of the Borrower; provided that, at any point following (i) the offering of shares of capital stock of the Borrower in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended or (ii) the listing of the capital stock of the Borrower on any of the New York Stock Exchange, Inc., the NASDAQ Stock Market LLC, the NYSE MKT LLC or the successors thereof, Munawar H. Hidayatallah shall be permitted to transfer his Equity Interest in the Borrower (and no such transfer shall constitute a "Change in Control" for purposes hereof); or

(d) two or more of the Key Individuals shall cease to be actively engaged in the executive management of the Borrower and each such Key Individual is not replaced with an individual reasonably acceptable to the Administrative Agent who has comparable qualifications within one hundred twenty (120) days after such Person ceases to be so actively engaged.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives made or issued by any Governmental Authority thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” has the meaning set forth in Section 1.4.

“Closing Date” means October 26, 2012.

“Closing Date Leverage Ratio” means the ratio of (a) the consolidated Debt of the Borrower on the Closing Date, after giving pro forma effect to any Advances and Transactions made on the Closing Date, to (b) the EBITDA of the Borrower for the 12- month period ending September 30, 2012.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

“Collateral” means all property of the Credit Parties which is “Collateral” or “Mortgaged Property” (as defined in each of the Mortgages or the Security Agreement, as applicable) or similar terms used in the Security Documents.

“Commitment Fees” means the fees required under Section 2.6(a).

“Commitments” means, as to any Lender, its Revolving Commitment and its Term Commitment, if applicable.

“Common Equity Investments” means the common equity investments in the Borrower made on or prior to the Closing Date in cash by entities or individuals reasonably acceptable to the Administrative Agent.

“Compliance Certificate” means a compliance certificate executed by the chief executive officer or chief financial officer of the Borrower in substantially the same form as Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.3(b).

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranties, the Notices of Borrowing, the Notices of Conversion, the Security Documents, any AutoBorrow Agreement, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Extension” means an Advance or a Letter of Credit Extension.

“Credit Parties” means the Borrower and the Guarantors.

“Daily One-Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery for a one (1) month period.

“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, including Letters of Credit; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property or services (including, without limitation, any contingent obligations or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person but excluding trade payables incurred in the ordinary course of such Person’s business which are either (i) not more than 90 days past due or (ii) subject to a good faith dispute); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of Synthetic Leases; (g) obligations of such Person under any Hedging Arrangement (except that such obligations shall not constitute Debt for purposes of the calculations for compliance under Sections 6.16 and 6.17); (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person on a date certain or upon the occurrence of certain events or conditions; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person provided that, solely in the case of liabilities of any Person not a Subsidiary or the Borrower secured by such a Lien, the amount of such Debt shall be deemed to the lesser of (i) the net book value of the property so encumbered and (ii) the amount of such liabilities, and (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Funded Capital Expenditure” means Capital Expenditures to the extent funded with proceeds from Permitted Debt.

“Debt Incurrence” means any issuance or sale by the Borrower or any of its Subsidiaries of any Debt after the Closing Date other than Permitted Debt.

“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, original issued discount, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence; provided that, an original issued discount shall not reduce the amount of such Debt Incurrence Proceeds unless such discount is due and payable at or immediately following the closing of such Debt Incurrence and such discount has not already been taken into account to reduce the amount of proceeds received by the Borrower or such Subsidiary from such Debt Incurrence.

“Debtor Relief Laws” means (a) the Bankruptcy Code of the United States of America, and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.7(a), (b), (c) or (d), (b) in the case of any other Obligation other than Letter of Credit Fees, 2.00% plus the non-default rate applicable to Base Rate Advances as provided in Section 2.7(a) or (d), and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin for Eurodollar Advances plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Advances) within two Business Days of the date when due, (b) ) (except, with regards to the funding of Swing Line Advances, the Swing Line Lender) has notified the Borrower, the Administrative Agent or the Issuing Lender or the Swing Line Lender in writing, or has made a public statement to the effect, that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower in form and substance satisfactory to the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any of its Subsidiaries that (a) is incorporated or organized under the laws of the United States, any State thereof or the District of Columbia, (b) could provide a guarantee without any material adverse federal income tax consequence of the Borrower (by constituting an investment of earnings in United States property under Section 956 (or any successor provision) of the Code, triggering an increase in the gross income of the Borrower pursuant to Section 951 (or a successor provision) of the Code without corresponding credits or other offsets), or (c) any Foreign Subsidiary that is disregarded for tax purposes so long as each Person who, directly or indirectly, holds the Equity Interests of such Foreign Subsidiary is the Borrower, is a Domestic Subsidiary, or is a Foreign Subsidiary disregarded for U.S. Federal income tax purposes.

“EBITDA” means for the Borrower and its Subsidiaries, on a consolidated basis for any period, the sum of (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Net Income (i) depreciation and amortization for such period, plus (ii) Interest Expense for such period, plus (iii) Income Tax Expense for such period, plus (iv) non-cash charges plus (v) fees and expenses accrued under, or incurred in connection with, the closing of the Credit Documents and other Transactions in an amount not to exceed $1,700,000, minus (c) to the extent included in determining Net Income, all non-cash items of income; provided that such EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, acceptable to the Administrative Agent.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.7(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.7(b)(iii)).

"Eligible Inventory" means at any time Inventory that is ready and available to be sold without requiring any additional processing and then owned by, and in the possession of, any Credit Party (or in the possession of a third party lessor or landlord that is party to a collateral access agreement or landlord waiver agreement with the Administrative Agent on terms reasonably satisfactory to the Administrative Agent), and held for sale or disposition in the ordinary course of the Credit Parties’ business and in which the Administrative Agent has an Acceptable Security Interest but specifically excluding Inventory which meets any of the following conditions or descriptions:

(a) Inventory with respect to which a claim exists disputing applicable Credit Party’s title to or right to possession;

(b) obsolete or slow moving Inventory;

(c) rejected, spoiled or damaged Inventory, or Inventory otherwise not readily saleable or usable in its present state for the use for which it was processed or purchased;

(d) Inventory that the Administrative Agent has determined (in its reasonable credit judgment) to be unmarketable;

(e) Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding;

(f) Inventory which is in transit (other than Inventory in transit between locations of Credit Parties so long as a Credit Party maintains sole control and possession of such Inventory while it is in transit);

(g) Inventory held for lease;

(h) Inventory which is located on premises owned or operated by the customer that is to purchase such Inventory or which is located on premises leased by a Credit Party that is not subject to a landlord lien waiver or subordination reasonably acceptable to the Administrative Agent;

(i) Inventory that is not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority with respect to its manufacture, use, or sale;

(j) Inventory that is bill and hold goods or deferred shipment;

(k) Inventory evidenced by any negotiable or non-negotiable document of title;

(l) Inventory produced in violation of the Fair Labor Standards Act or that is subject to the "hot goods" provisions contained in Title 29 U.S.C. §215;

(m) Inventory that is subject to any agreement which would, in any material respect, restrict the Lender's ability to sell or otherwise dispose of such Inventory;

(n) Inventory that is located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code;

(o) Inventory that is subject to any third party's rights (including Permitted Liens) which would be superior to the lien and rights of the Administrative Agent created under the Credit Documents;

(p) Inventory that has been reflected on any Credit Party's books for more than one year; and

(q) Inventory that is otherwise deemed ineligible by the Administrative Agent in its reasonable discretion.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory until such time as the foregoing requirements are met with respect to such Inventory. Notwithstanding the foregoing, the Administrative Agent may, from time to time, and upon not less than 30 days’ prior written notice to the Borrower, in the exercise of its reasonable judgment, change the criteria for Eligible Inventory based on either: (A) an event, condition or other circumstance arising after the Closing Date, or (B) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent has no written notice thereof from the Borrower prior to the Closing Date, in either case under clause (A) or (B) which adversely affects (other than in a de minimus manner) or, in the Administrative Agent’s reasonable judgment, could reasonably be expected to adversely affect (other than in a de minimus manner), the Inventory as determined by Administrative Agent.

“Eligible Receivables” means, as to the Borrower and its consolidated Subsidiaries, on a consolidated basis and without duplication, all Receivables of such Person, in each case reflected on its books in accordance with GAAP which conform to the representations and warranties in Article 4 hereof and in the Security Documents to the extent such provisions are applicable to the Receivables, and each of which meets all of the following criteria on the date of any determination:

(a) such Receivable is subject to an Acceptable Security Interest;

(b) such Credit Party has good and marketable title to such Receivable,

(c) such Receivable has been billed substantially in accordance with customary billing practices of such Credit Party in effect on the Closing Date and such Receivable is not unpaid for more than 90 days from the date of the invoice;

(d) such Receivable was created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed (and not a progress billing or contingent upon any further performance), or from the absolute sale on open account (and not on consignment, on approval or on a “sale or return” basis) by such Credit Party of goods (i) in which such Credit Party had sole and complete ownership and (ii) which have been shipped or delivered to the Account Debtor, and such Credit Party has possession of shipping or delivery receipts evidencing such shipment or delivery;

(e) such Receivable represents a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract;

(f) such Receivable is owed by an Account Debtor that the Credit Parties deem to be creditworthy and is not owed by an Account Debtor which has, (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, federal or foreign bankruptcy laws, (iv) has admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(g) the Account Debtor on such Receivable is not a Credit Party, an Affiliate of a Credit Party, nor a director, officer or employee of a Credit Party or of an Affiliate of a Credit Party;

(h) such Receivable is evidenced by an invoice and not by any chattel paper, promissory note or other instrument;

(i) such Receivable is not due from an Account Debtor from whom on the date of determination more than 20% of its aggregate Receivables owed to any Credit Party are more than 90 days past the invoice date;

(j) such Receivable, together with all other Receivables due from the same Account Debtor does not comprise more than 25% of the aggregate Eligible Receivables (provided, however, that the amount of any such Receivable excluded pursuant to this clause (j) shall only be the amount by which Eligible Receivables due from such Account Debtor exceed 25% of the aggregate Eligible Receivables and provided further that all Receivables due from BHP shall be included notwithstanding anything to the contrary contained in this clause (j) so long as BHP is rated at least A1 by Moody’s or A+ by S&P);

(k) such Receivable is not subject to any set-off, counterclaim, defense, allowance or adjustment and there has been no dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable excluded pursuant to this clause (k) shall only be only the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);

(l) such Receivable is owed in Dollars and is due from an Account Debtor that is organized under the laws of the U.S. or any state of the U.S.;

(m) such Receivable is not due from the United States government, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable has been complied with to the Administrative Agent’s satisfaction;

(n) such Receivable is not owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report or requires any Credit Party to qualify to do business in order to permit such Credit Party to seek judicial enforcement in such jurisdiction of payment of such Receivable, unless such Credit Party has filed such report or qualified to do business in such jurisdiction;

(o) such Receivable is not the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date, (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest;

(p) such Receivable has not been written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party;

(q) such Receivable is not subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable;

(r) such Receivable is not a newly created Receivable resulting from the unpaid portion of a partially paid Receivable;

(s) such Receivable is not subject to any third party’s rights (including Permitted Liens) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents; and

(t) such Receivable is not otherwise deemed ineligible by the Administrative Agent in its reasonable credit judgment, including such Receivable from any Account Debtor that does not have a satisfactory credit standing (as determined in the reasonable discretion of the Administrative Agent).

In the event that a Receivable which was previously an Eligible Receivable ceases to be an Eligible Receivable hereunder, the Borrower shall notify the Administrative Agent thereof at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Receivable, the face amount of such Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, payables or obligations to the Account Debtor (including any amount that any Credit Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) all taxes, duties or other governmental charges included in such Receivable, and (iii) the aggregate amount of all cash received in respect of such Receivable but not yet applied by any Credit Party to reduce the amount of such Receivable. Notwithstanding the foregoing, the Administrative Agent may, from time to time, and upon not less than 30 days’ prior written notice to the Borrower, in the exercise of its reasonable judgment, change the criteria for Eligible Receivables based on either: (A) an event, condition or other circumstance arising after the Closing Date, or (B) an event, condition or other circumstance existing on the Closing Date to the extent the Lender has no written notice thereof from the Borrower prior to the Closing Date or is not otherwise reflected in any appraisals, reports or other similar written information received by the Administrative Agent in connection with this Agreement prior to the Closing Date, in either case under clause (A) or (B) which adversely affects (other than in a de minimus manner) or, in the Administrative Agent’s reasonable judgment, could reasonably be expected to adversely affect (other than in de minimus manner), the Receivables as determined by the Administrative Agent.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including any governmental agency and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or written notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar Legal Requirements relating to health or safety of employees) that seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other Legal Requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to Hazardous Substances, Hazardous Waste, other pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“Equity Funded Capital Expenditures” means Capital Expenditures that are fully funded solely with Equity Issuance Proceeds.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower or any of its Subsidiaries other than equity securities issued (i) to the Borrower or one of its Subsidiaries, (ii) the Preferred Equity Investment, and (iii) pursuant to employee or director and officer unit option or restricted unit plans in the ordinary course of business.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Equity Issuance (other than from any other Credit Party) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate (other than Advances that bear interest based upon the Daily One Month LIBOR).

“Eurodollar Base Rate” means (a) in determining Eurodollar Rate for purposes of the “Daily One Month LIBOR”, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One-Month LIBOR” or the “LIBOR Market Index Rate” or other words of similar import, as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon the rates appearing on Reuters Reference LIBOR01 page, Bloomberg L.P.’s page BBAM, or such other screen rates offered to the inter-bank market, in any case, as the Administrative Agent in its reasonable discretion deems appropriate, and (b) in determining Eurodollar Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR01 page (or on any successor or substitute page of such service, or any successor to or substitute for such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), Eurodollar Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or Converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch (or other branch or Affiliate of the Administrative Agent, or in the event that the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The Eurodollar Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 7.1.

“Excluded Certificated Equipment” means, as of the date of determination, any Certificated Equipment owned by the Borrower or any Subsidiary that is subject to the senior rights of any third party, including a Permitted Lien of the type described under Section 6.2(e).

“Excluded Equity Issuance” means (a) an Equity Issuance to management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, and (b) an Equity Issuance by a Credit Party to another Credit Party.

“Excluded Property” has the meaning given such term in the Security Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.13 or reallocation pursuant to Section 2.14) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any proceeds of insurance, including any insurance proceeds resulting from a Casualty Event, property insurance proceeds, and life insurance proceeds, and any other extraordinary cash receipts, including any award or other compensation as a result of a Casualty Event and any settlement or other litigation proceeds.

“Facility” means the Revolving Facility or the Term Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means that certain Fee Letter dated as September 26, 2012, by and between the Borrower and Wells Fargo.

“Field Audit” means an audit, verification and inspection of the books and records, accounts receivable and inventory of the Borrower and its Subsidiaries, conducted by the Administrative Agent or any other Person selected by the Administrative Agent.

“Field Exam” means a field inspection of the books, records and asset value of the Properties of the Borrower and its Subsidiaries, conducted by the Administrative Agent or any other Person selected by the Administrative Agent.

“Financial Statements” means, for any period, the consolidated financial statements of the Borrower and its Subsidiaries, including statements of income, retained earnings, changes in equity and cash flow for such period as well as a balance sheet as of the end of such period, all prepared in accordance with GAAP.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are held directly by the Borrower or a Domestic Subsidiary.

“Fixed Charge Coverage Ratio” means, for each fiscal quarter, the ratio of (a) the amount equal to (i) EBITDA for the four-fiscal quarter period then ended minus (ii) the sum of (A) cash taxes paid by the Credit Parties during such four-fiscal quarter period plus (B) Maintenance Capital Expenditures paid during such four-fiscal quarter period; to (b) Interest Expense for such four-fiscal quarter period plus scheduled principal payments of Funded Debt required during such four-fiscal quarter period, including scheduled principal payments of Advances (but excluding payments of Swing Line Advances).

“Flood Laws” shall have the meaning set forth in Section 9.19.

“Foreign Lender” means, with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of a Person that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Pro Rata Share of the outstanding Letter of Credit Exposure other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been funded by it, reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Pro Rata Share of outstanding Swing Line Advances other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been funded by it or reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” of any Credit Party means, at any time, without duplication, Debt of such Credit Party (a) of the type described in clauses (a), (b), (c), (f), and (h) of the definition of “Debt”; provided that Debt with respect to letters of credit referred to in clause (b) of such definition shall be considered “Funded Debt” regardless of whether such letters of credit are drawn or funded, (b) of the type described in clause (i) of the definition of “Debt”; provided that such Debt would otherwise qualify as “Funded Debt” under this definition, or (c) of the type described in clauses (j) or (k) of the definition of “Debt” to the extent that such guaranty covers, or such Lien secures, Debt of the type described in clause (a) or clause (b) of this definition of “Funded Debt”.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) the Subsidiaries of the Borrower listed on Schedule 4.11 , (b) Austin Chalk Corp., and (c) each Subsidiary that becomes a guarantor of all or a portion of the Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty, in each case other than those released from their obligations under such Guaranties in accordance with the terms and provisions of the Credit Documents.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit D.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Income Tax Expense” means for Borrower and its Subsidiaries, on a consolidated basis for any period, all state and federal income taxes (including without limitation franchise taxes) paid or due to be paid during such period.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Expense” means, for any period and with respect to any Person, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Person in connection with any Debt (including but not limited to Debt under this Agreement) for such period, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Secured Obligations, and net costs under Hedging Arrangements entered into addressing interest rates, all as determined in conformity with GAAP.

“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.3, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.3. The duration of each such Interest Period shall be one, three, or six months, in each case as the Borrower may select, provided that:

(a) the Borrower shall select Interest Periods so that it is not necessary to repay any portion of any Term Advance prior to the last day of the applicable Interest Period in order to make a mandatory scheduled repayment required pursuant to Section 2.5(b);

(b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(e) the Borrower may not select any Interest Period for any Advance which ends after the Term Maturity Date or the Revolving Maturity Date, as applicable.

"Inventory" of any Person means all inventory (as defined in the Uniform Commercial Code, as in effect in the State of New York) now owned or hereafter acquired by such Person, wherever located and whether or not in transit, which is held for sale; provided, that Inventory shall not include raw materials or supplies or materials consumed in the business of such Person or, subject to clause (b) below, work in progress; and provided further that (a) purchased items (including plain end tubulars) shall be considered Inventory and not raw materials if such purchased items could be resold in their existing condition as finished goods without requiring further modification, and (b) items that are work in progress shall be considered Inventory if such items could be sold in their existing condition as goods.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means Wells Fargo in its capacity as the issuer of Letters of Credit for the account of any Credit Party pursuant to the terms of this Agreement, and its successors in such capacity.

“Key Individuals” means (a) Mark Patterson, (b) Munawar H. Hidayatallah, (c) Kurt Chew and (d) any individual acceptable to the Administrative Agent that has replaced any of the foregoing persons in a comparable executive or officer position.

“Key Employment Agreements” means the employment agreements for the Key Individuals.

“Legal Requirement” means any law, statute, ordinance, decree, code, act, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X, whether now or hereafter in effect.

“Lender Insolvency Event” means that (a) a Lender or its Lender Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Lender Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Lender Parent Company, or such Lender or its Lender Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided, that a Lender Insolvency Event shall not be triggered solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Lender Parent Company by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Lender Parties” means Lenders, the Issuing Lender, the Swing Line Lender and the Administrative Agent.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.13, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Acceptance, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Revolving Lenders, the Swing Line Lender and the Term Lenders.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby or commercial letter of credit issued by the Issuing Lender for the account of a Credit Party pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Letter of Credit Application” means the Issuing Lender’s standard form letter of credit application for standby or commercial letters of credit which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications, the Letter of Credit Reimbursement Agreements, and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, extension of the expiry date thereof, or the increase of the amount thereof.

“Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Letters of Credit.

“Letter of Credit Maximum Amount” means $1,000,000; provided that, on and after the Revolving Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

“Letter of Credit Reimbursement Agreement” means the Issuing Lender’s standard form letter of credit reimbursement agreement (with such modifications thereto as may be agreed between the Borrower and the Issuing Lender) for standby or commercial letters of credit which has been executed by the Borrower and accepted by such Issuing Lender in connection with the issuance of a Letter of Credit.

“Leverage Ratio” means, for each fiscal quarter, the ratio of (a) the consolidated Funded Debt of the Borrower as of the last day of such fiscal quarter to (b) EBITDA for the four-fiscal quarter period then ended.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) readily and immediately available cash held in any money market account maintained with any Lender; provided that, such money market accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents and Liens of the type described in Section 6.2(g); and (g) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

"Maintenance Capital Expenditure" means Capital Expenditures made by any Credit Party related to extending the life of, or maintaining the working condition of, existing assets. The term "Maintenance Capital Expenditures" does not include capital spending for new assets or expansion or enhancement of existing assets (so-called "growth capital expenditures").

“Majority Lenders” means (a) other than as provided in clauses (b) and (c) below, Lenders holding greater than 50% of the aggregate Maximum Exposure Amount, (b) at any time when there are only two Lenders, both Lenders, and (c) at any time when there is only one Lender, such Lender; provided that,

(i) with respect to amendments, waivers or consents relating to Section 2.1(a) and Section 2.1(c)(i), “Majority Lenders” means the Majority Revolving Lenders;

(ii) with respect to amendments, waivers or consents relating to Section 2.1(b) and Section 2.1(c)(ii), “Majority Lenders” means the Majority Term Lenders;

(iii) with respect to Section 2.3(c)(v), “Majority Lenders” means Lenders that would be required to fund more than 50% of the Eurodollar Advances comprising such requested Borrowing;

(iv) with respect to Section 7.2(a)(i), 7.2(b) and 7.3(b), “Majority Lenders” means the Majority Revolving Lenders; and

(v) in any event, if there are two or more Lenders, the Commitments of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders.

“Majority Revolving Lenders” means (a) other than as provided in clause (b) and (c) below, Revolving Lenders holding greater than 50% of the sum of (i) the aggregate unfunded Revolving Commitments at such time plus (ii) the aggregate unpaid principal amount of the Revolving Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.14) and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note); (b) at any time when there are only two Revolving Lenders, both Revolving Lenders, and (c) at any time when there is only one Revolving Lender, such Revolving Lender; provided that, in any event, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Lenders unless all Revolving Lenders are Defaulting Lenders.

“Majority Term Lenders” means (a) other than as provided in clauses (b) and (c) below, Term Lenders holding greater than 50% of the sum of (i) the aggregate unfunded Term Commitments at such time plus (ii) the aggregate unpaid principal amount of the Term Notes, (b) at any time when there are only two Term Lenders, both Term Lenders, and (c) at any time when there is only one Term Lender, such Term Lender; provided that, in any event, if there are two or more Term Lenders, the Term Commitment of, and the portion of the Term Advances held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Term Lenders unless all Term Lenders are Defaulting Lenders.

 “Material Adverse Change” means a material adverse change in, or a material adverse effect on, (a) the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) the rights and remedies of the Administrative Agent or any Lender under any Credit Document; (c) of the ability of the Credit Parties, taken as a whole, to perform their obligations under any Credit Document to which they are a party or (d) the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

“Material Agreements” means the agreements set forth in Schedule 4.21, and all amendments, supplements, and restatements thereof.

“Maximum Exposure Amount” means, at any time for each Lender, the sum of (a) the unfunded Revolving Commitment held by such Lender at such time; plus (b) the aggregate unpaid principal amount of the Revolving Note held by such Lender at such time, (with the aggregate amount of such Lender’s risk participation and funded participation in the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.14) and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note); plus (c) the aggregate unpaid principal amount of the Term Note held by such Lender at such time; plus (d) the unfunded Term Commitment held by such Lender at such time.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to the sum of (i) 105% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) 100% of the Fronting Exposure of the Swing Line Lender with respect to Swing Line Sublimit Amount, and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in form acceptable to the Administrative Agent executed by any Credit Party to secure all or a portion of the Secured Obligations.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Cash Proceeds” means with respect to any sale, transfer, or other disposition of any Property belonging to any Person (including the sale or transfer of stock or other Equity Interest and property insurance proceeds) all cash and Liquid Investments received from such sale, transfer or other disposition after (a) payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred; (b) payment of any outstanding obligations relating to such Property paid in connection with any such sale, transfer, or other disposition; (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of such Person and its Affiliates directly related to such sale, transfer or other disposition and (d) in the case of an Asset Sale, all income taxes and other taxes assessed by a Governmental Authority as a result of such transaction.

“Net Income” means, for any period and with respect to any Person, the net income for such period for such Person after taxes as determined in accordance with GAAP, including any cash net gain but excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“NOLV” means with respect to any fixed assets of any Credit Party permanently located in the United States of America and any machinery, parts, equipment and other fixed assets acquired by a Credit Party the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees) as established by a written appraisal conducted by an industry recognized third party appraiser acceptable to the Administrative Agent.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires unanimous approval or approval of all affected Lenders in accordance with the terms of Section 9.3 and (ii) has been approved by the Majority Lenders.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender at such time.

“Notes” means the Revolving Notes, the Swing Line Note and the Term Notes.

“Notice of Borrowing” means a Notice of Revolving Borrowing or a Notice of Term Borrowing.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit F.

“Notice of Revolving Borrowing” means a Notice of Borrowing signed by the Borrower in substantially the same form as Exhibit E-1.

“Notice of Term Borrowing” means a Notice of Borrowing signed by the Borrower in substantially the same form as Exhibit E-2.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Swing Line Lender, the Issuing Lender, or the Administrative Agent under this Agreement and the other Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the Credit Documents.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13).

“Participant” has the meaning assigned to such term in clause (d) of Section 9.7.

“Participant Register” has the meaning specified in clause (d) of Section 9.7.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Asset Sale” means any Asset Sale that is permitted under Section 6.8.

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Holders” means the members of the board of directors and management of the Borrower.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, Governmental Authority, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Preferred Equity” means the convertible, preferred equity issued by the Borrower to Kurt Chew.

“Preferred Equity Investment” means the issuance of the Preferred Equity on terms reasonably acceptable to the Administrative Agent.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Houston as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Lender, as applicable, in each case, in its capacity as such.

“Receivables” of any Person means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the respective invoice or other writing of a customer of such Person in respect of goods sold or services rendered by such Person.

“Register” has the meaning set forth in Section 9.7(c).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof. Each of Regulations T, U, or X may be referred to individually as Regulation T, Regulation U, or Regulation X herein.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, and advisors of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in CERCLA or under any other applicable Environmental Law.

"Reserves" means, as of any date of determination, those reserves that the Administrative Agent deems necessary or appropriate, in its reasonable judgment and subject to the limitations in the last sentence of the definition of "Borrowing Base", to establish and maintain with respect to the Borrowing Base.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Response” shall have the meaning set forth in CERCLA or under any other applicable Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, or Vice President, and if such Person is managed by its sole shareholder, then a Responsible Officer of such Person’s sole shareholder, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) made in connection with the Equity Interest of such Person, including those dividends, distributions and payments made in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or of any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any (i) dividend or distribution payable solely in common Equity Interests of such Person or warrants, options or other rights to purchase common Equity Interests or (ii) with respect to the Preferred Equity only, the dividend payable thereon in additional Preferred Equity pursuant to the terms thereof.

“Revolving Advance” means any advance by a Lender to the Borrower as part of a Revolving Borrowing.

“Revolving Borrowing” means a Borrowing consisting of simultaneous Revolving Advances of the same Type made by the Revolving Lenders pursuant to Section 2.1(a) or Converted by each Revolving Lender to Revolving Advances of a different Type pursuant to Section 2.3(b).

“Revolving Commitment” means, for each Revolving Lender, the obligation of such Revolving Lender to advance to the Borrower the amount set opposite such Revolving Lender’s name on Schedule II as its Revolving Commitment and to acquire participations in Letters of Credit and Swing Line Borrowings hereunder, or if such Revolving Lender has entered into any Assignment and Acceptance, set forth for such Revolving Lender as its Revolving Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c)(i); provided that, after the Revolving Maturity Date, the Revolving Commitment for each Lender shall be zero. The initial aggregate Revolving Commitment on the date hereof is $5,000,000.

“Revolving Facility” means, collectively, (a) the revolving credit facility described in Section 2.1(a), (b) the Swing Line subfacility provided by the Swing Line Lender described in Section 2.3(g) and (c) the letter of credit subfacility provided by the Issuing Lender described in Section 2.2.

“Revolving Lenders” means Lenders having a Revolving Commitment or, if such Revolving Commitments have been terminated, Lenders that are owed Revolving Advances.

“Revolving Maturity Date” means the earlier of (a) October 26, 2016 and (b) the earlier termination in whole of the Revolving Commitments pursuant to Section 2.1(c)(i) or Article 7.

“Revolving Note” means a promissory note of the Borrower payable to the order of a Lender in the amount of such Lender’s Revolving Commitment, in substantially the same form as Exhibit H-1, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Advances owing to such Lender.

“Revolving Outstandings” means, as of any date of determination, the sum of (a) the aggregate outstanding amount of all Revolving Advances plus (b) the Letter of Credit Exposure plus (c) the aggregate outstanding amount of all Swing Line Advances.

“Revolving Pro Rata Share” means, at any time with respect to any Revolving Lender, (i) the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the aggregate Revolving Commitments at such time, or (ii) if all of the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Revolving Advances at such time to the total aggregate outstanding Revolving Advances at such time.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means, the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of such Commission.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) all obligations of any of the Credit Parties owing to Swap Counterparties under any Hedging Arrangements; provided that, (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedging Arrangement to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Secured Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be included as Secured Obligations only to the extent such obligations arose from transactions under such individual Hedging Arrangement entered into prior to the date hereof or at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder (and excluding any transactions thereafter entered into under any master agreement between such parties).

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and Banking Services Providers.

“Security Agreement” means the Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit G.

“Security Documents” means, collectively, the Mortgages, Security Agreement, and any and all other instruments, documents or agreements, including Account Control Agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Specified Information” has the meaning assigned to it in Section 9.8 of this Agreement.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Swap Counterparty” means a Lender or an Affiliate of a Lender that has entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement.

“Swap Termination Value” means, in respect of any one or more Hedging Arrangements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Arrangements, (a) for any date on or after the date such Hedging Arrangements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Arrangements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Arrangements (which may include a Lender or any Affiliate of a Lender).

“Swing Line Advance” means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.

“Swing Line Borrowing” means the Borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.3(g) or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Lender” means Wells Fargo.

“Swing Line Note” means the promissory note made by the Borrower payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances in substantially the same form as Exhibit H-3.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) (1) so long as no Event of Default has occurred and is continuing, three (3) Business Days after demand is made by the Swing Line Lender or (2) if an Event of Default has occurred and is continuing, demand is made by the Swing Line Lender, and (iii) the Revolving Maturity Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Default exists, and otherwise upon demand by the Swing Line Lender and (ii) the Revolving Maturity Date.

“Swing Line Sublimit Amount” means $1,000,000; provided that, on and after the Revolving Maturity Date, the Swing Line Sublimit Amount shall be zero.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Tax Group” has the meaning assigned to it in Section 4.13 of this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Advance” means any advance by a Term Lender to the Borrower as part of a Term Borrowing.

“Term Borrowing” means a Borrowing consisting of simultaneous Term Advances of the same Type made by each Term Lender pursuant to Section 2.1(b) or Converted by each Term Lender to Term Advances of a different Type pursuant to Section 2.3(b).

“Term Commitment” means, for each Term Lender, the obligation of such Term Lender to advance to the Borrower the amount set opposite such Term Lender’s name on Schedule II as its Term Commitment, or if such Term Lender has entered into any Assignment and Acceptance, set forth for such Term Lender as its Term Commitment in the Register; provided that, after the Term Commitment Termination Date, the Term Commitment for each Term Lender shall be zero. The aggregate Term Commitments on the date hereof is equal to $8,250,000.00.

“Term Lenders” means Lenders having a Term Commitment or if such Term Commitments have been terminated, Lenders that are owed Term Advances.

“Term Maturity Date” means the earlier of (a) October 26, 2016, and (b) acceleration of the Term Advances pursuant to Article 7.

“Term Note” means a promissory note made by the Borrower payable to the order of a Term Lender in the amount of such Term Lender’s Term Commitment, in substantially the same form as Exhibit H-2, evidencing indebtedness of the Borrower to such Term Lender resulting from the Term Advances owing to such Lender.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

"Transactions" means, collectively, (a) the initial borrowings and other extensions of credit under this Agreement, (b) the Austin Chalk Corp. Acquisition and (c) the payment of fees, commissions and expenses in connection with each of the foregoing.

“Type” has the meaning set forth in Section 1.4.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (g) of Section 2.12.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers or directors of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Withholding Agent” means any Credit Party and the Administrative Agent.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements referred to in Section 4.4.

(b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the financial statements referred to in Section 4.4.

(c) If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or in the application thereof prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.4 Classes and Types of Advances. Advances are distinguished by “Class” and “Type”. The “Class” of an Advance refers to the determination of whether such Advance is a Revolving Advance, a Term Advance or a Swing Line Advance. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

Section 1.5 Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2
CREDIT FACILITIES

Section 2.1 Revolving and Term Commitments.

(a) Revolving Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from November 26, 2012 until the Revolving Maturity Date; provided that after giving effect to such Revolving Advances, the Revolving Outstandings shall not exceed the lesser of (i) the Borrowing Base in effect at such time and (ii) the aggregate Revolving Commitments in effect at such time. Each Revolving Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $250,000 and in integral multiples of $50,000 in excess thereof, (B) if comprised of Eurodollar Advances be in an aggregate amount not less than $250,000 and in integral multiples of $50,000 in excess thereof, and (C) consist of Revolving Advances of the same Type made on the same day by the Revolving Lenders ratably according to their respective Revolving Commitments. Within the limits of each Lender’s Revolving Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.4, and reborrow Revolving Advances under this Section 2.1(a).

(b) Term Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make to the Borrower on the Closing Date, a Term Advance in an amount equal to such Lender's Term Commitment. The Borrower may not reborrow any Term Advance once it has been repaid.

(c) Reduction of the Commitments.

(a) Revolving Commitments. The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Revolving Commitments; provided that each partial reduction shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess thereof. Each such notice delivered by the Borrower pursuant to this Section 2.1(c)(i) shall be irrevocable; provided that a notice of termination in whole of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction or termination of the Commitments pursuant to this Section 2.1(c)(i) shall be applied ratably to each Lender’s Revolving Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Revolving Commitments, and the applicable Commitment Fees shall thereafter be computed on the basis of the Revolving Commitments, as so reduced.

(b) Term Commitments. On the making of the Term Advances on the Closing Date, the Lender's Term Commitment shall be reduced to zero. Such reduction of the Term Commitment pursuant to this Section 2.1(c)(ii) shall be permanent, with no obligation of any Lender to reinstate such Term Commitment.

(c) Defaulting Lender. At any time when a Lender is then a Defaulting Lender, the Borrower, at the Borrower’s election, may elect to terminate such Defaulting Lender’s Revolving Commitment hereunder or such Defaulting Lender’s Term Commitment; provided that (A) such termination must be of the Defaulting Lender’s entire Revolving Commitment or Term Commitment, (B) the Non-Defaulting Lenders shall each have the option to accept an assignment of the Defaulting Lender’s Revolving Commitment or Term Commitment pursuant to Section 2.13 in lieu of a termination of Commitments pursuant to this Section 2.1(c)(iii), (C) to the extent that the Non-Defaulting Lenders do not take an assignment as provided in the immediately preceding clause (B), the Borrower shall pay all amounts owed by the Borrower to such Defaulting Lender in such Defaulting Lender’s capacity as a Revolving Lender under this Agreement and under the other Credit Documents (including principal of and interest on the Revolving Advances owed to such Defaulting Lender, accrued Commitment Fees (subject to Section 2.6(a)), and letter of credit fees but specifically excluding any amounts owing under Section 2.9 as result of such repayment of such Advances) and shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s ratable share of the Letter of Credit Exposure (other than any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.14), (D) if any Term Commitment is being terminated pursuant to this clause (iii), the Borrower shall pay all amounts owed by the Borrower to such Defaulting Lender in such Lender’s capacity as a Term Lender under this Agreement and under the other Credit Documents (including principal of and interest on the Term Advances owed to such Defaulting Lender, and accrued Commitment Fees (subject to Section 2.6(a)) but specifically excluding any amounts owing under Section 2.9 as result of such payment of such Advances), (E) a Defaulting Lender’s Revolving Commitment and unused Term Commitment may be terminated by the Borrower under this Section 2.1(c)(iii) if and only if at such time, the Borrower has elected, or is then electing, to terminate the Revolving Commitments and the unused Term Commitments of all then existing Defaulting Lenders, and (F) such termination shall not be permitted if an Event of Default has occurred and is continuing. Upon written notice to the Defaulting Lender and Administrative Agent of the Borrower’s election to terminate a Defaulting Lender’s Revolving Commitment and Term Commitment pursuant to this clause (iii) and the payment and deposit of amounts required to be made by the Borrower under clause (C) above, (1) such Defaulting Lender shall cease to be a “Revolving Lender” or a “Term Lender”, as applicable, hereunder for all purposes except that such Lender’s rights and obligations as a Revolving Lender or a Term Lender, as applicable, under Sections 2.10, 2.12, 8.9 and 9.1 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Revolving Lender” or “Term Lender”, as applicable, hereunder, (2) such Defaulting Lender’s Revolving Commitment and Term Commitment shall be deemed terminated, and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Revolving Lender” and “Term Lender”, as applicable, except as to its obligations under Section 8.9 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Revolving Lender” or “Term Lender”, as applicable, hereunder, provided that, any such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lender or any Lender may have against such Defaulting Lender. Notwithstanding anything herein to the contrary, (x) if no Term Commitment is then being terminated pursuant to this clause (iii), the termination of commitments, rights and obligations provided for in this clause (iii) shall not affect rights and obligations that a Lender may have in its capacity as a Term Lender and (y) any termination of a Defaulting Lender’s Revolving Commitment pursuant to this clause (iii) must occur concurrently with a termination of such Defaulting Lender’s Term Commitments. Notwithstanding anything herein to the contrary, the Non-Defaulting Lenders’ option to take an assignment as provided in Section 2.1(c)(iii)(B) may be exercised by a Non-Defaulting Lender in its sole and absolute discretion and nothing contained herein shall obligate any Non-Defaulting Lender to take any such assignment.

(d) Notes. The indebtedness of the Borrower to each Revolving Lender resulting (i) from Revolving Advances owing to such Revolving Lender shall be evidenced by a Revolving Note (ii) from Term Advances owing to such Term Lender made pursuant to Section 2.1(b) shall be evidenced by a Term Note, and (iii) from Swing Line Advances owing to the Swing Line Lender, as set forth in Section 2.3(g) below, shall be evidenced by a Swing Line Note.

Section 2.2 Letters of Credit

(a) Commitment for Letters of Credit. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time on any Business Day during the period from November 26, 2012 until the Revolving Maturity Date, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, or extended:

(a) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Maximum Amount and (B) an amount equal to (1) the lesser of the Borrowing Base and the aggregate Revolving Commitments, in either case, in effect at such time minus (2) the sum of the aggregate outstanding amount of all Revolving Advances and all Swing Line Advances;

(b) unless such Letter of Credit has an expiration date not later than the earlier of (A) one year after its issuance or extension and (B) five Business Days prior to the Revolving Maturity Date (an “Acceptable Letter of Credit Maturity Date”); provided that, (1) if the Revolving Commitments are terminated in whole pursuant to Section 2.1(c)(i), the Borrower shall either (A) deposit into the Cash Collateral Account cash in an amount equal to 105% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the date the Revolving Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 105% of the Letter of Credit Exposure, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the Issuing Lender, at its sole discretion, to elect not to provide such extension; provided that, in any event, such automatic extension may not result in an expiration date that occurs after the fifth Business Day prior to the Revolving Maturity Date;

(c) unless such Letter of Credit is (A) a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person, or (B) with the consent of the Issuing Lender, a commercial letter of credit;

(d) unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion;

(e) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application and a Letter of Credit Reimbursement Agreement;

(f) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(g) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(h) if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(i) if Letter of Credit is to be denominated in a currency other than Dollars;

(j) if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property, or (y) an employment contract if the Issuing Lender reasonably determines that the Borrower’s obligation to reimburse any draws under such Letter of Credit may be limited; or

(k) any Revolving Lender is at such time a Defaulting Lender hereunder, unless such Defaulting Lender’s Fronting Exposure as to Letters of Credit has been fully reallocated or Cash Collateralized pursuant to Section 2.14 below or the Issuing Lender has entered into other satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

(b) Requesting Letters of Credit. Each Letter of Credit shall be issued, increased or extended pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent and the Issuing Lender by facsimile or other writing not later than 11:00 a.m. (Houston, Texas time) on the third Business Day before the proposed date of issuance, increase or extension for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas time) on the date of such Letter of Credit Application issue, increase or extend such Letter of Credit to the beneficiary of such Letter of Credit.

(c) Reimbursements for Letters of Credit; Funding of Participations.

(a) With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay on demand to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Upon the Issuing Lender’s demand for payment of any amount paid by the Issuing Lender under any Letter of Credit, the Borrower may, with a written notice, request that the Borrower’s obligations to reimburse the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Revolving Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Revolving Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Revolving Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(b) Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Advance pursuant to Section 2.3 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.3, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Revolving Pro Rata Share of the amount of such Revolving Advance not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(c) If any such Lender shall not have so made its Revolving Advance available to the Administrative Agent pursuant to this Section 2.2, then (x) the unpaid Letter of Credit Obligations then due from the Borrower shall bear interest at the Default Rate and such interest shall be payable as provided in Section 2.7(d) and (y) to the extent the Borrower has not paid such interest or is not required to pay such interest, then such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) If at any time, the Revolving Commitments shall have expired or shall have been terminated while any Letter of Credit Exposure is outstanding, each Revolving Lender, at the sole option of the Issuing Lender, shall fund its participation in such Letters of Credit in an amount equal to such Lender’s Revolving Pro Rata Share of the unpaid amount of the Borrower’s payment obligations under drawn Letters of Credit. The Issuing Lender shall notify the Administrative Agent, and in turn, the Administrative Agent shall notify each such Lender of the amount of such participation, and such Lender will transfer to the Administrative Agent for the account of the Issuing Lender on the next Business Day following such notice, in immediately available funds, the amount of such participation. At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender funding of its participation in respect of such payment in accordance with this clause (iv), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Letter of Credit Exposure or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall distribute to such Lender its Revolving Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(d) Participations. Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Revolving Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by facsimile, telephone, or electronic mail (with a PDF of the notification) of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit Documents;

(b) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(c) the existence of any claim, set-off, defense (other than payment or reimbursement in full of such obligations) or other right which any Credit Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(d) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(e) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f) Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the Acceptable Letter of Credit Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the Acceptable Letter of Credit Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(g) Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(c) payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence (as determined in a final, non-appealable judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h) Cash Collateral Account.

(a) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.2(g), 2.4(c), 2.14, 7.2(b) or 7.3(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent a first priority, perfected Lien in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations. The Borrower hereby agrees to take such actions as the Administrative Agent may reasonably request to maintain a first priority security interest in all the Cash Collateral Account and such Cash Collateral as security for the Secured Obligations and as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Exposure, to be applied pursuant to Section 2.2(i)(ii) below.

(b) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Majority Lenders. If no Default exists, then at the Borrower’s written request, the Administrative Agent shall release any surplus funds held in the Cash Collateral Account above the sum of (x) 105% of the Letter of Credit Exposure and (y) all Defaulting Lenders’ Revolving Pro Rata Share of outstanding Swing Line Advances other than Swing Line Advances as to which such Defaulting Lender’s participation obligation has been funded by it or reallocated to other Lenders.

(c) Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i) Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest by Defaulting Lender; Agreement to Provide Cash Collateral. To the extent cash collateral is provided by any Defaulting Lender, such Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (ii) below. Such Defaulting Lender shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish such cash collateral account and to grant the Administrative Agent a first priority security interest in such account and the funds therein. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.2(i) or Section 2.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.2(i) following the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender); provided that, subject to Section 2.14, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

(j) Letters of Credit Issued for Guarantors or any Subsidiary. Notwithstanding that a Letter of Credit issued or outstanding hereunder has been issued in support of any obligations of, or has been issued for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.3 Advances.

(a) Notice. Each Borrowing (other than (x) the Borrowings to be made on the Closing Date and (y) Swing Line Borrowings which shall be governed by clause (g) below), shall be made pursuant to the applicable Notice of Borrowing given by the Borrower to the Administrative Agent not later than (i) 11:00 a.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) 11:00 a.m. (Houston, Texas time) on the Business Day before the date of the proposed Borrowing (or, so long as the Administrative Agent is the only Lender under this Agreement, 11:00 a.m. (Houston, Texas time) on the date of the Proposed Borrowing), in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or by electronic mail. The Borrowings to be made on the Closing Date shall be made pursuant to the applicable Notices of Borrowing given not later than 11:00 a.m. (Houston, Texas time) on the Closing Date by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing, by facsimile or by electronic mail. Each Notice of Borrowing shall be by facsimile or by electronic mail (with a PDF file of the executed Notice of Borrowing attached), specifying (i) the requested date of such Borrowing, (ii) the requested Type and Class of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, the requested Interest Period for each such Advance; provided that, and all Borrowings to be made on the Closing Date shall consist only of Base Rate Advance which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Advances. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.7(b). Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s pro rata share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b) Conversions and Continuations. In order to elect to Convert or continue a Term Advance or a Revolving Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (Houston, Texas time) (i) on the Business Day before the date of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of Conversion or Continuation shall be in writing sent by facsimile or by electronic mail as an attachment thereto, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Continuation or Conversion under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.7(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

(a) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Advances;

(b) the Borrower may not select Eurodollar Advances for any Borrowing at any time when a Default has occurred and is continuing;

(c) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(d) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(e) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(f) if the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Advances, or fail to deliver a timely Notice of Continuation with respect thereto, in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Convert into Base Rate Advances.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made under Section 2.2(c), shall be irrevocable and binding on the Borrower.

(e) Funding by Lenders; Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Term Borrowing or Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s applicable pro rata share of any Borrowing, the Administrative Agent may assume that such Lender has made its applicable pro rata share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.3(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its applicable pro rata share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

(f) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the lesser of (i) the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) the Maximum Rate.

(g) Swing Line Advances.

(a) Facility. On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender may, in its sole discretion, from time-to-time on any Business Day during the period from November 26, 2012 until the last Business Day occurring before the Revolving Maturity Date, make Swing Line Advances under the Swing Line Note to the Borrower which shall be due and payable on the Swing Line Payment Date (except that no Swing Line Advance may mature after the Revolving Maturity Date), and in an aggregate outstanding principal amount not to exceed the Swing Line Sublimit Amount at any time; provided that (A) after giving effect to such Swing Line Advance, the Revolving Outstandings shall not exceed the aggregate Revolving Commitments in effect at such time; (B) no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.2 have not been met as of the date of such Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of Revolving Borrowing and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met; (C) only if an AutoBorrow Agreement is not in effect, each Swing Line Advance shall be in an aggregate amount not less than $100,000 and in integral multiples of $50,000 in excess thereof; and (D) if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.3(g)(i) conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control. The indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances shall be evidenced by the Swing Line Note. No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Advances and to refinance Swing Line Advances as provided below.

(b) Prepayment. Within the limits expressed in this Agreement, amounts advanced pursuant to Section 2.3(g)(i) may from time to time be borrowed, prepaid without penalty, and reborrowed. If the aggregate outstanding principal amount of the Swing Line Advances ever exceeds the Swing Line Sublimit Amount, the Borrower shall prepay to the Swing Line Lender outstanding principal of the Swing Line Advances such that such excess is eliminated. If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

(c) Reimbursements for Swing Line Obligations.

(A) With respect to the Swing Line Advances and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Advances, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement. If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender, the Swing Line Lender may upon notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Borrowing in the amount of any such amounts not paid when due and payable. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender. The Administrative Agent shall promptly forward notice of such Revolving Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.3(a), or (C) a Default exists, make available such Lender’s ratable share of such Revolving Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Borrowings on behalf of the Borrower, and for the Lenders to make Revolving Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower’s obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Revolving Borrowing under this Section 2.3(g)(iii)(A) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Swing Line Note.

(B) If at any time, the Revolving Commitments shall have expired or be terminated while any Swing Line Advance is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (A) notwithstanding the expiration or termination of the Revolving Commitments, make a Revolving Advance as a Base Rate Advance, or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Advance, in either case in an amount equal to the product of such Lender’s Revolving Pro Rata Share times the outstanding aggregate principal balance of the Swing Line Advances. The Administrative Agent shall notify each such Lender of the amount of such Revolving Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Revolving Advance or participation.

(C) If any such Lender shall not have so made its Revolving Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.3(g), such Lender agrees to pay interest thereon for each day from the date Administrative Agent delivers notice to such Lender pursuant to Section 2.3(g)(iii)(A) or (B) until the date such amount is paid at a per annum rate equal to the lesser of (A) the Federal Funds Rate for such day and for the first three days after such date and thereafter the interest rate applicable to the Revolving Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Advance or participating interest in a Swing Line Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Advance or to purchase such participating interests pursuant to this Section 2.3(g) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of any Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Advance, once so participated by any Lender, shall cease to be a Swing Line Advance with respect to that amount for purposes of this Agreement, but shall continue to be Revolving Advances.

(d) Method of Borrowing. If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement. Otherwise, and except as provided in the clause (c) above, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Revolving Borrowing sent via facsimile, facsimile or, unless otherwise required by the Administrative Agent or Swing Line Lender prior to such delivery, electronic mail (PDF), to the Administrative Agent and the Swing Line Lender. The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower’s account with the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Advances (provided that any failure of the Swing Line Lender to provide such invoice shall not release the Borrower from its obligation to pay such interest). Until each Lender funds its Revolving Advance or risk participation pursuant to clause (iii) above, interest in respect of Lender’s Revolving Pro Rata Share of the Swing Line Advances shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Advances directly to the Swing Line Lender.

(g) Discretionary Nature of the Swing Line Facility. Notwithstanding any terms to the contrary contained herein or in any AutoBorrow Agreement, the swing line facility provided herein or in any AutoBorrow Agreement (i) is an uncommitted facility and the Swing Line Lender may, but shall not be obligated to, make Swing Line Advances, and (ii) may be terminated at any time by the Swing Line Lender upon written notice to the Borrower.

Section 2.4 Prepayments.

(a) Right to Prepay; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.4 and, with respect to Swing Line Advances, Section 2.3(g)(ii), and all notices given pursuant to this Section 2.4 shall be irrevocable (except as described in clause (b) of this Section 2.4) and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.4 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.14.

(b) Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.9 and after giving by 11:00 a.m. (Houston, Texas time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, same Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.1(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.1(b). If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.9 as a result of such prepayment being made on such date; provided that (A) each optional prepayment of Eurodollar Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $500,000 in excess thereof (B) each optional prepayment of Base Rate Advances shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof, and (C) only if an AutoBorrow Agreement is not in effect, each optional prepayment of Swing Line Advances shall be in a minimum amount not less than $250,000 and in multiple integrals of $50,000 in excess thereof. If an AutoBorrow Agreement is in effect, each prepayment of Swing Line Advances shall be made as provided in such AutoBorrow Agreement.

(c) Mandatory.

(a) On any date that a Borrowing Base Deficiency exists as stated in the Borrowing Base Certificate delivered pursuant to Section 5.2(e) or as notified to the Borrower by the Administrative Agent (with such calculation set forth in reasonable detail which shall be conclusive absent manifest error), the Borrower shall, within three Business Days, to the extent of such deficiency, first prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances, second prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances, and third make deposits with the Administrative Agent into the Cash Collateral Account to provide Cash Collateral in the amount of such excess (if any) for the Letter of Credit Exposure.

(b) If the Borrower or any Subsidiary receives Debt Incurrence Proceeds other than those resulting from Permitted Debt, then not later than three Business Days following the receipt of such proceeds, the Borrower shall prepay the Term Advances in an amount equal to 100% of such Debt Incurrence Proceeds.

(c) If the Borrower or any Subsidiary receives Equity Issuance Proceeds (other than Equity Issuance Proceeds from an Excluded Equity Issuance) or receives cash capital contributions on account of then existing Equity Interests of the Borrower, then not later than three Business Days following the receipt of such proceeds, the Borrower shall prepay the Term Advances in an amount equal to 100% of such Equity Issuance Proceeds or contribution; provided that, (A) if no Default exists or would arise therefrom, then such Equity Issuance Proceeds or contributions shall not be required to be so applied on such date to the extent that Borrower shall have notified the Administrative Agent in writing on or prior to such date stating that such proceeds or contributions are reasonably expected to be reinvested in Capital Expenditures not prohibited under Section 6.18, Investments permitted by Section 6.3(c), or Acquisitions permitted under Section 6.4 within 180 days following the date the Borrower or such Subsidiary received such proceeds or contribution (which written notice shall set forth the estimates of the amounts to be so expended); and (B) if all or any portion of such proceeds and contributions are not reinvested within such 180-day period as provided in clause (A) above, then 100% of such unused portion shall be applied on the last day of such period as a mandatory prepayment of the Term Advances.

(d) If the Borrower or any Subsidiary completes an Asset Sale which is not a Permitted Asset Sale, then the Borrower shall, no later than three Business Days following the completion such Asset Sale, prepay the Term Advances in an amount equal to 100% of the Net Cash Proceeds generated from such Asset Sale.

(e) If the Borrower or any Subsidiary completes a Permitted Asset Sale which is permitted under Section 6.8(d) or (e) and the Net Cash Proceeds thereof exceeds $50,000 individually or $250,000 when aggregated with all such Permitted Asset Sales completed from the date hereof through and including the date of such Permitted Asset Sale, then the Borrower shall, no later than three Business Days following the completion such Asset Sale, prepay the Term Advances in an amount equal to 100% of the Net Cash Proceeds generated from such Asset Sale in excess of such $50,000 (or such $250,000, if applicable); provided that, (A) if no Default exists or would arise therefrom, then such proceeds shall not be required to be so applied on such date to the extent that Borrower shall have notified the Administrative Agent in writing on or prior to such date stating that such Net Cash Proceeds are reasonably expected to be reinvested in fixed or capital assets of any Credit Party within 180 days following the date of such Asset Sale (which officers’ certificate shall set forth the estimates of the proceeds to be so expended); and (B) if all or any portion of such Net Cash Proceeds are not reinvested within such 180-day period as provided in clause (A) above, then 100% of such unused portion shall be applied on the last day of such period as a mandatory prepayment of the Term Advances.

(f) If the Borrower or any Subsidiary receives any Extraordinary Receipts (whether from a single event or related series of events and whether as one payment or a series of payments) in excess of $50,000 individually or $250,000 when aggregated with all such Extraordinary Receipts received from the date hereof through and including the date of determination, then the Borrower shall, no later than three Business Days following the receipt of such Extraordinary Receipts, prepay the Term Advances in an amount equal to 100% of the amount of such Extraordinary Receipts in excess of such $50,000 (or such $250,000, if applicable); provided that, (A) if no Default exists or would arise therefrom, then such Extraordinary Receipts shall not be required to be so applied on such date to the extent that Borrower shall have notified the Administrative Agent in writing on or prior to such date stating that such Extraordinary Receipts are reasonably expected to be reinvested in fixed or capital assets of any Credit Party within 180 days following the date the Borrower or such Subsidiary received such Extraordinary Receipts (which written notice shall set forth the estimates of the amounts to be so expended); (B) if all or any portion of such Extraordinary Receipts are not reinvested within such 180-day period as provided in clause (A) above, then 100% of such unused portion shall be applied on the last day of such period as a mandatory prepayment of the Term Advances; and (C) if an Event of Default exists and such Extraordinary Receipts are insurance proceeds, the Borrower shall turn such proceeds over to the Administrative Agent in accordance with Section 5.3(d).

(d) Interest; Costs. Each prepayment pursuant to this Section 2.4 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.9 as a result of such prepayment being made on such date.

(e) Application of Prepayments. Each mandatory prepayment of an Advance required by Section 2.4(c)(ii) – (vi) shall be applied to the scheduled principal installments of the Term Advances on a pro rata basis until such time as the Term Advances are repaid in full.

Section 2.5 Repayment.

(a) Revolving Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Revolving Lender the aggregate outstanding principal amount of the Revolving Advances on the Revolving Maturity Date.

(b) Term Advances. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Term Lender the aggregate outstanding principal amount of the Term Advances in quarterly installments each equal to $412,500 (which is equal to five percent (5%) of $8,250,000). Such quarterly installments shall be due and payable on each March 31st, June 30th, September 30th, and December 31st, commencing with December 31, 2012, and a final installment of the remaining, unpaid principal balance of the Term Advances payable on the Term Maturity Date.

(c) Swing Line Advances. Each Swing Line Advance shall be paid in full on each Swing Line Payment Date.

Section 2.6 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee equal to the Applicable Margin for Commitment Fees for such period on the average daily amount by which (i) such Lender’s Revolving Commitment exceeds (ii) the sum of such Lender’s outstanding Revolving Advances plus such Lender’s Revolving Pro Rata Share of the Letter of Credit Exposure; provided that, no such commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender. Such Commitment Fee is due quarterly in arrears on March 31st, June 30th, September 30th, and December 31st of each year commencing on December 31, 2012 and on the Revolving Maturity Date. For the avoidance of doubt and for purposes of this Section 2.6(a)(i) only, outstanding Swing Line Advances shall not reduce the amount of unused Revolving Commitment.

(b) Fees for Letters of Credit. The Borrower agrees to pay the following:

(a) Subject to Section 2.14, to the Administrative Agent for the pro rata benefit of the Revolving Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount equal to the greater of (A) the Applicable Margin then in effect for Eurodollar Advances per annum on the face amount of such Letter of Credit and (B) $750 per Letter of Credit. Such fee shall be due and payable quarterly in arrears March 31st, June 30th, September 30th, and December 31st of each year, and on the Revolving Maturity Date.

(b) To the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (A) 0.25% per annum on the face amount of such Letter of Credit and (B) $750. Such fee shall be due and payable quarterly in arrears on March 31st, June 30th, September 30th, and December 31st of each year, and on the Revolving Maturity Date.

(c) To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c) Administrative Agent Fee. The Borrower agrees to pay the fees to the Administrative Agent as set forth in the Fee Letter.

Section 2.7 Interest.

(a) Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances in effect from time to time. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Base Rate Advances, quarterly in arrears, on each March 31st, June 30th, September 30th, and December 31st commencing on December 31, 2012, and on the Revolving Maturity Date or the Term Maturity Date, as applicable.

(b) Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with six month Interest Periods, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid, and on the Revolving Maturity Date or the Term Maturity Date, as applicable.

(c) Swing Line Advances. The Swing Line Advances shall bear interest at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances or such other per annum rate to be agreed to between the Borrower and the Swing Line Lender. The Borrower shall pay all accrued but unpaid interest on each Swing Line Advance to the Swing Line Lender, quarterly in arrears, on each March 31, June 30, September 30, and December 31 commencing on December 31, 2012, and on the Maturity Date or such dates as otherwise agreed to between the Swing Line Lender and the Borrower.

(d) Retroactive Adjustments of Applicable Margin. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin that would have applied were applicable for such Applicable Period (and in any event at Level I, as set forth in Schedule I, if the inaccuracy was the result of dishonesty, fraud or willful misconduct), and (iii) the Borrower shall immediately, without further action by the Administrative Agent, any Lender or any Issuing Lender, pay to the Administrative Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This Section 2.7(d) shall not limit the rights of the Administrative Agent and Lenders with respect to the Default Rate of interest as set forth in Section 2.7(e) or Article 7. The Borrower’s obligations under this Section 2.7(d) shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(e) Default Rate. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or Section 7.1(g), all Obligations shall bear interest, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any Event of Default (including under Section 7.1(a) or Section 7.1(g)), upon the request of the Majority Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.7(e) and all interest accrued but unpaid on or after the Revolving Maturity Date and the Term Maturity Date, as applicable, shall be due and payable on demand.

Section 2.8 Illegality. If any Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.9 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (c) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.9 Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for in Section 2.11(a) or Section 2.14) of any Eurodollar Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or Convert any Eurodollar Advance on the date or in the amount notified by the Borrower; or

(c) any assignment of an Eurodollar Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.9, the requesting Lender shall be deemed to have funded the Eurodollar Advances made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such Eurodollar Advance was in fact so funded.

Section 2.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(a) impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, financial institutions generally, including any Lender (or its applicable Lending Office) (except any reserve requirement included in the Eurodollar Reserve Percentage) or the Issuing Lender;

(b) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on financial institutions generally, including any Lender (or its applicable Lending Office) or on the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its applicable Lending Office) or such other Recipient of making, Converting to, continuing or maintaining any loan or of maintaining its obligation to make or accept and purchase any such loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender (or its applicable Lending Office), the Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or such other Recipient, the Borrower will pay to such Lender within three Business Days after written demand made by such Lender, the Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any Lending Office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of financial institutions generally, including such Lender’s or Issuing Lender’s holding company or any corporation controlling such Lender or the Issuing Lender, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit or Swing Line Advances held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender, the Issuing Lender, the corporation controlling such Lender or the Issuing Lender, or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies, the policies of the corporation controlling such Lender or the Issuing Lender, and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender or the Issuing Lender, as the case may be, the Borrower shall pay to such Lender or Issuing Lender, such additional amount or amounts as will compensate such Lender or the Issuing Lender, the corporation controlling such Lender or the Issuing Lender, or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) Mitigation. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section 2.10 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 2.10 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11 Payments and Computations.

(a) Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(b) Payment Procedures. The Borrower shall make each payment under this Agreement not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.8, 2.9, 2.10, 2.12, 2.13, and 9.2 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender, the Swing Line Lender or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Computations. All computations of interest for Base Rate Advances shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other Obligations owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Letter of Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary, or any Affiliate of any of the foregoing (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 2.12 Taxes.

(a) Issuing Lender. For purposes of this Section 2.12, the term “Lender” includes any Issuing Lender.

(b) Payments Free of Taxes. Any and all payments to a Recipient by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Legal Requirement. If any applicable Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirement and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

(c) Payment of Other Taxes by Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirement, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.7(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.12, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirement or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, properly completed and executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, properly completed and executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) properly completed and executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN; or (iv) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by properly completed and executed originals of IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Legal Requirement as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirement to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirement and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Legal Requirement (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.13 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, or requires the Borrower or any Guarantor to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement Lender. If any Lender requests compensation under Section 2.10, or if the Borrower or any Guarantor is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.13(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort (and in the case of a Defaulting Lender, the Administrative Agent may) upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.12) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) as to assignments required by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.7, unless such fee has been waived by the Administrative Agent;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances and participations in outstanding Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Legal Requirement;

(e) with respect to a Non-Consenting Lender, the proposed amendment, modification, waiver, consent or release with respect to this Agreement or any other Credit Document has been approved by the Majority Lenders and such agreement, amendment, waiver, consent or release can be effected as a result of such assignment (and, if applicable, one or more other assignments) contemplated by this Section; and

(f) if such Lender is being replaced solely as a result of it being a Defaulting Lender, then such Lender may only be replaced in its capacity as a Revolving Lender and, if it has any unused Term Commitment, in its capacity as a Term Lender but, in any event, if its Term Commitment is fully funded, then not in its capacity as a Term Lender.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.13 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same. In lieu of the Borrower or the Administrative Agent replacing a Defaulting Lender as provided in this Section 2.13, the Borrower may terminate such Defaulting Lender’s applicable Commitment as provided in Section 2.1(c)(iii).

Section 2.14 Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Legal Requirement:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.2(i) and the Swing Line Lender’s Fronting Exposure, if any, with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance hereunder in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s current or potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.2(i) and the Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender with respect to future Swing Line Advances; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on the applicable pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations and Swing Line Advances are held by the Revolving Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive fees under Section 2.6(b)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.2(i).

(C) With respect to any fee under Section 2.6(b)(i) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Exposure and Swing Line Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral, Repayment of Swing Line Advances. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Legal Requirement, (x) first, prepay Swing Line Advances in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.2(i).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Advances or the Term Advances, as applicable, of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held pro rata by the Lenders in accordance with their respective Commitments (without giving effect to Section 2.14(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Notwithstanding the above, the Borrower’s and the Administrative Agent’s right to replace a Defaulting Lender pursuant to this Agreement shall be in addition to, and not in lieu of, all other rights and remedies available to the Borrower or the Administrative Agent against such Defaulting Lender under this Agreement, at law, in equity or by statute.

(c) Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Swing Line Advances. So long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to make any Swing Line Advances unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE 3
CONDITIONS OF LENDING

Section 3.1 Conditions Precedent to Initial Borrowings and the Initial Letter of Credit. The obligations of each Lender to make the initial Advance and an initial Letter of Credit, shall be subject to the conditions precedent that:

(a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(a) this Agreement and all attached Exhibits and Schedules and the Notes, if requested by the applicable Lenders, payable to the order of each applicable Lender;

(b) the Guaranty executed by all Subsidiaries existing on the Closing Date;

(c) the Security Agreement executed by each Credit Party, together with appropriate UCC-1 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments as the Administrative Agent may request which are necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(d) certificates of insurance naming the Administrative Agent as loss payee or additional insured, as applicable, with respect to all insurance policies required by Section 5.3;

(e) a certificate from an authorized officer of the Borrower dated as of the Closing Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct, (B) no Default has occurred and is continuing; and (C) all conditions precedent set forth in this Section 3.1 have been met (with the assumption that, as to any conditions precedent that are subject to the satisfaction, or at the request of, the Administrative Agent or the Lenders, the Administrative Agent and the Lenders are satisfied and have made all necessary or desired requests);

(f) a secretary’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, required to be obtained by such Credit Party with respect to the Credit Documents to which such Person is a party;

(g) certificates of good standing for each Credit Party in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not earlier than 30 days prior to Closing Date or (B) otherwise effective on the Closing Date;

(h) a legal opinion of Baker Botts L.L.P. as outside counsel to the Credit Parties in form and substance reasonably acceptable to the Administrative Agent;

(i) copies, certified by a Responsible Officer of the Borrower, of the Austin Chalk Corp. Acquisition Agreement and other Austin Chalk Corp. Acquisition Documents, and all exhibits and schedules thereto, together with all amendments, modifications or waivers thereto in effect as of the date of this Agreement; and

(j) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b) Consents; Authorization; Conflicts. The Borrower shall have received any consents, permits, licenses and approvals required to be obtained in accordance with applicable Legal Requirement, or in accordance with any document, agreement, instrument or arrangement to which any Credit Party is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents. In addition, the Credit Parties shall have all such material consents, licenses and approvals required in connection with their continued operation, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

(c) Representations and Warranties. The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct on and as of the Closing Date, after giving effect to the Transactions.

(d) Fee Letter; Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Closing Date in the Fee Letter and such fees and expenses required to be paid as of the Closing Date pursuant to Sections 2.6(c) and 9.1 or any other provision of a Credit Document; provided that, as to legal expenses, to the extent the Borrower has received an invoice therefor at or before 12:00 p.m., Eastern time, one Business Day prior to the Closing Date.

(e) Other Proceedings. No action, suit, investigation or other proceeding (including without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened, and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other Credit Document, or any transaction contemplated hereby or thereby or (ii) which, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(f) Material Adverse Change. Since December 31, 2011, there shall not have occurred any event, development or circumstance that has or could reasonably be expected to result in a Material Adverse Change.

(g) No Default. No Default shall have occurred and be continuing.

(h) Solvency. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer or such other officer acceptable to the Administrative Agent of the Borrower and each Guarantor certifying that, before and after giving effect to the Transactions, (i) the Borrower is solvent on an individual basis, and (ii) that the Borrower and each such other Guarantor are solvent on a consolidated basis (assuming with respect to each Guarantor, that the fraudulent conveyance savings language contained in the Guaranty applicable to such Guarantor will be given full effect).

(i) Delivery of Financial Statements. The Administrative Agent shall have received true and correct copies of (i) the Financial Statements referred to in Section 4.4, (ii) projections prepared by management of balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, covering the first four full years after the Closing Date, such projections shall be quarterly for the first full year after the Closing Date and annually thereafter (and which projections shall not be inconsistent with information previously provided to the Lender) and (iii) a pro forma balance sheet of the Borrower and its consolidated Subsidiaries as of the Closing Date calculated giving pro forma effect to the Transactions.

(j) USA Patriot Act. The Administrative Agent shall have received all documentation and other information requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(k) Pro Forma Compliance Certificate. The Administrative Agent shall have received a compliance certificate in form acceptable to the Administrative Agent and executed by the chief executive officer or chief financial officer of the Borrower and reflecting a Closing Date Leverage Ratio of no greater than 1.50 to 1.00.

(l) Consolidated EBITDA. On the Closing Date after giving pro-forma effect to the Transactions, EBITDA for the 12-month period ended September 30, 2012 shall be equal to or greater than $5,500,000.

(m) Capital Structure. The equity, capital and ownership structure and the equityholder arrangements of the Borrower and its Subsidiaries (and all agreements relating thereto) will be reasonably satisfactory to the Administrative Agent.

(n) Due Diligence. The Administrative Agent shall have completed and be satisfied in its sole discretion with the corporate (or other organizational), environmental and financial due diligence of the Credit Parties and their Affiliates.

(o) Landlord Agreements. The Administrative Agent shall have received lien waivers or subordination agreements in form and substance satisfactory to the Administrative Agent to the extent required by Section 6.20.

(p) Deposit Account. The Borrower (and any Subsidiary thereof listed on the schedules to any Security Document as being in existence on the Closing Date) shall open a deposit account with the Administrative Agent, which shall be its primary deposit account, and which account shall be maintained throughout the term of this Agreement.

(q) Certificates of Title. For each piece of Certificated Equipment (other than (i) the Certificated Equipment listed on Schedule 3.1(q) hereto and (ii) Excluded Certificated Equipment) owned by the Borrower or any Subsidiary, the Administrative Agent shall have received the original certificate of title to such equipment and such other documents, agreements or instruments as the Administrative Agent may request which are required in order to evidence the Administrative Agent’s first priority lien on the certificate of title for such Certificated Equipment.

(r) Liens. The Administrative Agent shall have received evidence satisfactory to it that there are no Liens encumbering any of the Credit Parties’ respective Property other than Permitted Liens.

(s) Material Agreements. The Administrative Agent shall have received true and complete copies of the Material Agreements (and certified as such by the Borrower) and the Administrative Agent shall be satisfied with the terms thereof.

(t) Austin Chalk Corp. Acquisition. All conditions to the consummation and effectiveness of the Austin Chalk Corp. Acquisition (other than the payment of the purchase price) shall have been satisfied or waived. Furthermore, the Administrative Agent shall have received (i) payoff letters, if any, in form and substance reasonably satisfactory to the Administrative Agent covering all debt secured by liens (other than those which would constitute Permitted Liens hereunder) that encumber any of the properties being purchased by Borrower under the Austin Chalk Corp. Acquisition and (ii) UCC financing statement terminations, deed of trust and mortgage lien releases and other evidence reasonably required by the Administrative Agent shall have been delivered to the Administrative Agent such that, subject only to appropriate filing or recording thereof, all liens (other than those which would constitute Permitted Liens hereunder) encumbering the Austin Chalk Corp. Properties to be acquired by Borrower have been terminated or released.

(u) Common Equity Investments. The Administrative Agent shall have received evidence satisfactory to it that the Borrower shall have received the proceeds of the Common Equity Investments in an amount not less than $8,000,000.

(v) Ownership. The Administrative Agent shall have received evidence satisfactory to it that the Permitted Holders own, either directly or indirectly, at least 30% of the Equity Interest in the Borrower.

Section 3.2 Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Lender to issue, increase, renew or extend a Letter of Credit (including the deemed issuance of Letters of Credit) and of any reallocation of Letter of Credit Exposure provided in Section 2.14, shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, increase, renewal or extension:

(a) Representations and Warranties. As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit or the reallocation of the Letter of Credit Exposure, the representations and warranties made by any Credit Party contained in the Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties. Each of: (i) the giving of the applicable Notice of Borrowing or Letter of Credit Application, (ii) the acceptance by the Borrower of the proceeds of such Borrowing, (iii) the issuance, increase, or extension of such Letter of Credit, and (iv) the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit or such reallocation, as applicable, that the foregoing condition precedent has been met.

(b) Event of Default. As of the date of the making of any Advance, the issuance, increase, renewal or extension of any Letter of Credit, or the reallocation of the Letter of Credit Exposure, as applicable, no Default or Event of Default shall exist, and the making of such Advance or issuance, increase, renewal or extension of such Letter of Credit, or the relocation of the Letter of Credit Exposure would not cause a Default or Event of Default. Each of: (i) the giving of the applicable Notice of Borrowing or Letter of Credit Application, (ii) the acceptance by the Borrower of the proceeds of such Borrowing, (iii) the issuance, increase, or extension of such Letter of Credit, and (iv) the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit or such reallocation, as applicable, that the foregoing condition precedent has been met.

Section 3.3 Conditions Precedent to Effectiveness of Revolving Facility. The obligation of each Lender to make the initial Advance under the Revolving Facility and an initial Letter of Credit, shall be subject to the further conditions precedent that:

(a) Borrowing Base Certificate. The Administrative Agent shall have received a completed Borrowing Base Certificate duly executed by a financial officer of the Borrower, setting forth the calculation of the initial Borrowing Base as of the last day of the month preceding the date of the initial Advance under the Revolving Facility or the initial Letter of Credit.

(b) Appraisal Report. The Administrative Agent shall have received a written appraisal conducted by an industry recognized third party appraiser acceptable to the Administrative Agent stating, among other things, a detailed NOLV for machinery, parts, equipment and other fixed assets, of the Credit Parties, together with a specified procedures letter from such appraiser satisfactory to the Administrative Agent in its sole discretion.

(c) Collateral Lists; Aging Reports; Miscellaneous Due Diligence. The Administrative Agent shall have received or completed, and be satisfied with the result of, (i) an aging report of the Credit Parties’ Receivables which are included in the initial Borrowing Base calculated under the Borrowing Base Certificate delivered pursuant to clause (k) above, (ii) an aging report of the Credit Parties’ accounts payable, (iii) a listing of the Credit Parties’ fixed assets, (iv) a completed Schedule 3.1 which shall list all real property owned or leased by the Credit Parties and including a notation as to all locations where any equipment or inventory of any Credit Party is kept, and (v) a list of the top ten customers of the Credit Parties.

Section 3.4 Determinations Under Sections 3.1, 3.2 and 3.3. For purposes of determining compliance with the conditions specified in Sections 3.1, 3.2 and 3.3 each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Each Credit Party hereto represents and warrants as follows:

Section 4.1 Organization. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Credit Party is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2 Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party’s powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene such Credit Party’s articles or certificate of incorporation or bylaws, partnership or limited liability company agreement, (d) do not contravene any law or any contractual restriction applicable to such Credit Party, (e) do not result in or require the creation or imposition of any Lien on the Property of such Credit Party prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained. At the time of each Advance or the issuance, renewal, extension or increase of each Letter of Credit, such Advance and the use of the proceeds of such Advance or the issuance, renewal, extension or increase of such Letter of Credit are within the Borrower’s corporate powers, have been duly authorized by all necessary action and do not contravene (i) the Borrower’s certificate of incorporation or bylaws, or (ii) any Legal Requirement or any contractual restriction binding on the Borrower, will not result in or require the creation or imposition of any Lien on the Property of the Borrower prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided.

Section 4.3 Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4 Financial Condition.

(a) The Borrower has delivered to the Administrative Agent consolidated unaudited financial statements for Austin Chalk Corp. for the fiscal years 2010 and 2011, and unaudited financial statements for Austin Chalk Corp. and its Subsidiaries for the six-month period ended June 30, 2012 and for each fiscal quarter ended since June 30, 2012. The financial statements referred to in the preceding sentence fairly present, in all material respects, the financial condition of Austin Chalk Corp. and its Subsidiaries on the date thereof and the results of their operations and cash flows for the periods then ended and have been prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. As of the date of the aforementioned financial statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b) Since the Closing Date, after giving pro forma effect to the Transactions, no event or circumstance that could reasonably be expected to cause a Material Adverse Change has occurred.

Section 4.5 Ownership and Liens; Real Property. Each Credit Party (a) has good and marketable title to, or a valid and subsisting leasehold interest in, all of its real Property, and good title to all of its personal Property, used in its business, and (b) none of the Property owned by the Borrower or a Subsidiary of the Borrower is subject to any Lien except Permitted Liens. As of the Closing Date, the Borrower and its Subsidiaries neither own nor lease any real property other than that listed on Schedule 3.1 and all equipment (other than office equipment and equipment located on jobsites, in transit or off location for servicing, repairs or modifications) owned by the Borrower and its Subsidiaries is located at the fee owned or leased real property listed on Schedule 3.1.

Section 4.6 True and Complete Disclosure. None of the written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and its Subsidiaries and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby (other than projections, estimates, and budgets) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading. There is no fact known to any Responsible Officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by the Borrower or any of its Subsidiaries (or on behalf of the Borrower or any such Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.7 Litigation. Except as otherwise provided in Schedule 4.7, there are no actions, suits, or proceedings by or before any Governmental Authority pending or, to any Credit Party’s knowledge, threatened against the Borrower or any Subsidiary, at law, in equity, or in admiralty which could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the knowledge of any Credit Party, threatened action or proceeding instituted against the Borrower or any Subsidiary which seeks to adjudicate the Borrower or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

Section 4.8 Compliance with Agreements.

(a) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable Legal Requirement the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or its Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b) No Default has occurred and is continuing.

Section 4.9 Pension Plans. (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2007, no unpaid minimum required contribution exists, and there has been no excise tax imposed under Section 4971 of the Code, (d) to the knowledge of Credit Parties, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (f) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(j), and (g) except for matters that could not reasonably result in a Material Adverse Change, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10 Environmental Condition.

(a) Permits, Etc. Each Credit Party (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) has at all times been and is in material compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) except as set forth in Schedule 4.10 has not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to result in a Material Adverse Change.

(b) Certain Liabilities. To the Credit Parties’ best knowledge, none of the present or previously owned or operated Property of any Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other Response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Credit Parties’ best knowledge, future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.11 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11.

Section 4.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.13 Taxes. Proper and accurate (in all material respects), federal, state, local and foreign tax returns, reports and statements required to have been filed (after giving effect to any extension granted in the time for filing) by the Borrower and each Subsidiary or any member of the Affiliated Group as defined under Section 1504 of the Code (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all taxes (which are material in amount) and other impositions due and payable by any member of the Tax Group have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceeding and for which adequate reserves have been established in compliance with GAAP. None of the Property owned by the Borrower or any other member of the Tax Group is Property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.

Section 4.14 Permits, Licenses, etc. Each of the Borrower and its Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each of the Borrower and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits.

Section 4.15 Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.16 Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and each Subsidiary, are in good working order and condition, normal wear and tear excepted. Neither the business nor the material Properties of the Borrower or any Subsidiary has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of such Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.17 Insurance. Each of the Borrower and its Subsidiaries carry insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses.

Section 4.18 Security Interest. Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents. When such financing statements are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements.

Section 4.19 OFAC; Anti-Terrorism. Neither the Borrower nor any Subsidiary of the Borrower is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither the Borrower nor any Subsidiary of the Borrower (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Advance will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 4.20 Solvency. Before and after giving effect to the making of each Advance and the issuance, increase, or amendment of each Letter of Credit, the Credit Parties are, when taken as a whole, Solvent.

Section 4.21 Material Agreements. Other than the Credit Documents, Schedule 4.21 sets forth a complete and correct list of all material agreements in effect or to be in effect as of the Closing Date.

ARTICLE 5
AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, each Credit Party agrees to comply with the following covenants.

Section 5.1 Organization. Each Credit Party shall, and shall cause each of its respective Subsidiaries to, (i) preserve and maintain its (a) partnership, limited liability company or corporate existence and (b) material rights, franchises and privileges in the jurisdiction of its organization, and (ii) qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2 Reporting.

(a) Annual Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2012), (i) a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally or regionally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer or chief financial officer of the Borrower, to the effect that (A) such statements fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, and (B) there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower and its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP, and (ii) a copy of the management discussion and analysis with respect to such financial statements;

(b) Quarterly Financials. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2013), (i) consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholder’s equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer or the chief financial officer of the Borrower as (A) fairly presenting, in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (B) showing that there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower and its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP, and (ii) a copy of the management discussion and analysis with respect to such financial statements;

(c) Monthly Financials. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 30 days after the end of each calendar month (commencing with October 31, 2012), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, such consolidated statements to be certified by the chief executive officer or chief financial officer of the Borrower as (i) fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (ii) showing that there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower and its Subsidiaries and adequate reserves for such items have been made in accordance with GAAP;

(d) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a duly completed Compliance Certificate signed by the chief executive officer or chief financial officer of the Borrower.

(e) Borrowing Base Certificate. As soon as available and in any event within 30 days after the end of each calendar month, the Borrower shall provide to the Administrative Agent, a certificate of chief executive officer or chief financial officer of the Borrower calculating the Borrowing Base in the form of the Borrowing Base Certificate then in effect as of the end of such calendar month, including therein, among other things, a monthly accounts receivable aging and accounts payables aging report of the Credit Parties.

(f) Account Debtors. As soon as available and in any event within 30 days after the end of each fiscal year of the Borrower, the Borrower shall provide to the Administrative Agent a listing of all Account Debtors including physical addresses, contact names and phone numbers;

(g) Annual Budget. As soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, the Borrower shall provide to the Administrative Agent an annual operating, capital and cash flow budget for the immediately following fiscal year and detailed on a monthly basis;

(h) Defaults. The Credit Parties shall provide to the Administrative Agent promptly, but in any event within five Business Days after a Responsible Officer of the Borrower obtains knowledge thereof, a notice of each Default or Event of Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Credit Parties have taken and proposes to take with respect thereto;

(i) Other Creditors. The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices given or received by the Borrower or by any of its Subsidiaries pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement;

(j) Material Agreements. The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices, demand for payment, termination notices or other material notices given or received by the Borrower or by any of its Subsidiaries pursuant to the terms of any Material Agreement;

(k) Litigation. The Credit Parties shall provide to the Administrative Agent promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries or any of their respective assets that has a claim for damages in excess of $100,000 or that could otherwise result in a cost, expense or loss to the Borrower or any of its Subsidiaries in excess of $100,000;

(l) Environmental Notices. Promptly upon, and in any event no later than 15 days after, the receipt thereof, or the acquisition of knowledge thereof, by any Credit Party, the Credit Parties shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $100,000, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability in excess of $100,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $100,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower, any Subsidiary, or any of their respective former Subsidiaries, or any of their material leased or owned Property, wherever located;

(m) Material Changes. The Credit Parties shall provide to the Administrative Agent prompt written notice of any event, development or circumstance that has given rise to or could reasonably be expected to give rise to a Material Adverse Change;

(n) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Administrative Agent a statement of an authorized officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(o) Termination of Plans. Promptly and in any event within five Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from the PBGC of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, the Credit Parties shall provide to the Administrative Agent a copy of such notices;

(p) Other ERISA Notices. Promptly and in any event within five Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA, the Credit Parties shall provide the Administrative Agent a copy of such notice;

(q) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by any Credit Party, the Credit Parties shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;

(r) Disputes; etc. The Credit Parties shall provide to the Administrative Agent prompt written notice of (i) any claims or disputes affecting any Credit Party, which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which any Credit Party has knowledge resulting in or reasonably considered to be likely to result in a strike against a Credit Party, (ii) to the knowledge of any Credit Party, any threatened claim, dispute, legal or arbitration proceedings, or proceedings before any Governmental Authority, which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, and (iii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of a Credit Party, if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $100,000;

(s) Management Letters; Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to any Credit Party by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the board of directors or managers (or other applicable governing body) of the Borrower or any Subsidiary, to such letter; and

(t) Other Information. Subject to the confidentiality provisions of Section 9.8, the Credit Parties shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

Section 5.3 Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, carry and maintain all insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and acceptable to the Administrative Agent and with reputable insurers reasonably acceptable to the Administrative Agent.

(b) Upon request of the Administrative Agent, the Borrower shall deliver copies of all policies of insurance or certificates thereof covering the property or business of the Credit Parties, and endorsements and renewals thereof, to the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured and shall provide for a waiver of subrogation in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ (or such shorter period as may be accepted by the Administrative Agent) prior written notice to the Administrative Agent.

(c) Each Credit Party, upon request of the Administrative Agent, shall provide the Administrative Agent with all information required by the Administrative Agent to procure a flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether any real property constituting Collateral is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and, if such property is designated to be located in a “flood hazard area”, each applicable Credit Party shall provide the Administrative Agent with evidence of (i) flood insurance on such property obtained by such Credit Party in such total amount as required by Regulation H of the Federal Reserve Board, and (ii) all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(d) Notwithstanding Section 2.4(c)(vi) of this Agreement, after the occurrence and during the continuance of an Event of Default, all proceeds of insurance, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable.

(e) In the event that any insurance proceeds are paid to any Credit Party in violation of clause (d), such Credit Party shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, each of the Borrower and its Subsidiaries shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.

Section 5.4 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws and the Patriot Act) that are applicable to the operations and Property of such Credit Party and to maintain all related permits necessary for the ownership and operation of such Credit Party’s Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

Section 5.5 Taxes. Each Credit Party shall, and shall cause each of its Subsidiaries to pay and discharge all material taxes, assessments, and other charges and claims related thereto imposed on the Borrower or any of its Subsidiaries prior to the date on which penalties attach other than any tax, assessment, charge, or claim which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6 New Subsidiaries. The Borrower shall deliver to the Administrative Agent each of the items set forth in Part A of Schedule III attached hereto with respect to each Subsidiary of the Borrower created after the Closing Date and within the time requirements set forth in Schedule III.

Section 5.7 Security. Each Credit Party agrees that at all times before the termination of the Commitments, payment in full of the Obligations (other than contingent obligations), the expiration or termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made) and termination in full of the Commitments, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Secured Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, grant to the Administrative Agent a Lien in any Property of such Credit Party or such Subsidiary now owned or hereafter acquired (other than leases of buildings or office space) promptly and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Property. Notwithstanding the foregoing, the Borrower shall, and shall cause each Subsidiary to take such actions, including execution and delivery of any Security Documents necessary to create, perfect and maintain an Acceptable Security Interest in favor of the Administrative Agent in the following Properties, whether now owned or hereafter acquired: (i) all Equity Interests issued by any Domestic Subsidiary and held by a Domestic Subsidiary or the Borrower; and (ii) 100% of Equity Interests issued by First Tier Foreign Subsidiaries which are owned by the Borrower or any Domestic Subsidiary but, in any event, no more than 66% of the outstanding Voting Securities issued by any First Tier Foreign Subsidiary.

Section 5.8 Deposit Accounts. Commencing with the dated that is 120 days after the Closing Date , each Credit Party shall, and shall cause each of its Subsidiaries to (a) maintain their principal operating accounts and other deposit accounts with Wells Fargo, and (b) deposit all proceeds of Eligible Receivables which were considered in calculating the then effective Borrowing Base into one or more of such deposit accounts; provided that, the requirements of this Section 5.8 shall not apply to deposit accounts that are designated solely as accounts for, and are used solely for (i) payroll funding or employee benefits or (ii) petty cash in an amount not to exceed $50,000 in the aggregate.

Section 5.9 Records; Inspection. Each Credit Party shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition. From time to time upon reasonable prior notice, each Credit Party shall, and shall cause each of its Subsidiaries to, permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party or such Subsidiary, to, subject to any applicable confidentiality considerations, examine and copy the books and records of such Credit Party or such Subsidiary, to visit and inspect the Property of such Credit Party or such Subsidiary, and to discuss the business operations and Property of such Credit Party or such Subsidiary with the officers and directors thereof.

Section 5.10 Maintenance and Operation of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain its owned, leased, or operated Property in good condition and repair in accordance with prudent industry standards, normal wear and tear excepted; and shall abstain from, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to result in a Material Adverse Change.

Section 5.11 Certificates of Title. For each item of Certificated Equipment (other than Excluded Certificated Equipment) purchased by a Credit Party, the Borrower shall deliver, within 30 days after the purchase thereof, a certificate of title for such equipment naming a Credit Party as the owner and shall, promptly upon request therefor by the Administrative Agent, provide such additional documents as may be required in order to name the Administrative Agent as the holder of the first lien thereon.

Section 5.12 Appraisal Reports; Field Audits.

(a) Field Audits. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent or a third party selected by the Administrative Agent to, at any reasonable time, and from time to time on a semiannual basis upon the prior written request by the Administrative Agent, perform, at the Borrower’s sole reasonable cost and expense, Field Audits; provided that, if no Default has occurred and is continuing, the Borrower shall bear the costs of only two such Field Audits per fiscal year.

(b) Appraisal of Fixed Assets. Within 30 days after each anniversary of the Closing Date, the Borrower shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent or a third party selected by the Administrative Agent to perform, at the Borrower’s sole reasonable cost and expense, an appraisal of the machinery, parts, equipment and other fixed assets of the Credit Parties, stating, among other things, a detailed NOLV for such assets.

(c) Event of Default. If an Event of Default has occurred and is continuing, the Administrative Agent may perform any additional appraisals and audits, and all such appraisals and audits shall be performed at the Borrower’s sole cost and expense.

Section 5.13 Material Contracts. Each Credit Party shall, and shall cause each of its Subsidiaries to (a) perform and observe all the terms and provisions of each agreement listed on Schedule 4.21 to be performed or observed by it, (b) maintain each such agreement in full force and effect in accordance with its terms, (c) enforce each such agreement in accordance with its terms, and (d) upon request of the Administrative Agent, make to each other party to each such agreement such demands and requests for information and reports or for action as such Credit Party is entitled to make under such agreement, in each case to the extent that failure to do so would reasonably be expected to result in a Material Adverse Change. The Borrower shall provide notice to the Administrative Agent promptly, but in any event within five Business Days after the occurrence thereof, copies of any amendments, supplements or other modifications to such documents.

Section 5.14 Further Assurances; Cure of Title Defects. The Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Credit Documents and this Agreement. The Borrower and the Borrower hereby authorizes the Lenders or the Administrative Agent to file any financing statements without the signature of the Borrower or the Borrower to the extent permitted by applicable Legal Requirement in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents. The Borrower, at the Borrower’s expense, will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Credit Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral. Within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after a request by the Administrative Agent to cure any title defects or exceptions which are not Permitted Liens raised by such information, the Borrower shall (i) cure such title defects or exceptions which are not Permitted Liens and (ii) deliver to the Administrative Agent satisfactory title evidence (including, to the extent requested, supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and the Guarantors’ ownership of such Properties and the Administrative Agent’s Liens and security interests therein.

Section 5.15 Post-Closing.

(a) Initial Field Audit, Field Exam. Within 120 days following the Closing Date, the Administrative Agent shall have received satisfactory results of a Field Audit and Field Exam.

(b) Key Employment Agreements. Promptly after execution thereof the Administrative Agent shall have received true and correct copies, certified as such by the Borrower, of the Key Employment Agreements and the Administrative Agent shall be reasonably satisfied with the material terms thereof.

(c) Preferred Equity Investment. The Administrative Agent shall have received evidence satisfactory to it that the Preferred Equity Investment was consummated on or before March 31, 2013 on terms and subject to conditions set forth in the Acquisition Agreement, and in any case reasonably acceptable to the Administrative Agent.

(d) Certificates of Title. Within 30 days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received a certificate of title for each item of Certificated Equipment listed on Schedule 3.1(q) hereto.

ARTICLE 6
NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, each Credit Party agrees to comply with the following covenants.

Section 6.1 Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) the Obligations;

(b) intercompany Debt owed by any Credit Party to any other Credit Party; provided that, if applicable, such Debt as an investment is also permitted in Section 6.3;

(c) Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which, in each case, is incurred in the ordinary course of business, as presently conducted and is not more than 90 days past due unless contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP regardless of whether such reserves are required thereunder;

(d) purchase money indebtedness or Capital Leases in an aggregate principal amount not to exceed $500,000 at any time; provided no Credit Party may enter into additional indebtedness of the type described in this clause (d) if a Default is continuing or incurring the additional indebtedness could reasonably be expected to cause a Default;

(e) Hedging Arrangements permitted under Section 6.15;

(f) Debt arising from the endorsement of instruments for collection in the ordinary course of business;

(g) unsecured Funded Debt not otherwise permitted under the preceding provisions of this Section 6.1; provided that, the aggregate principal amount thereof shall not exceed $500,000 at any time;

(h) Debt arising from the financing of insurance premiums of any Credit Party, so long as (i) such Debt shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the underlying term of such insurance policy, (ii) any unpaid amount of such Debt is fully cancelled upon termination of the underlying insurance policy, and (iii) the aggregate principal amount of Debt at any time outstanding pursuant to this clause (h) shall not exceed $100,000; and

(i) unsecured Debt to the extent such unsecured Debt would be an Investment permitted by Section 6.3

(j) guarantees of primary obligations of any other Person; provided that the primary obligations so guaranteed are permitted by this Agreement; and

(k) Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business obligations in an aggregate amount not to exceed $100,000.

Section 6.2 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens created pursuant to any Credit Document;

(b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being actively contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established in accordance with GAAP;

(c) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d) Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;

(e) Liens securing purchase money debt or Capital Lease obligations permitted under Section 6.1(d); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease, and all proceeds thereof (including insurance proceeds), and the amount secured thereby is not increased;

(f) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(g) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depositary institution;

(h) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(i) judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced;

(j) Liens in favor a banking institution arising by operation of law encumbering deposits in accounts that are not subject to Account Control Agreements and that are not required to be subject to Account Control Agreements in accordance with the terms hereof held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

(k) Liens in favor of insurers (or other Persons financing the payment of insurance premiums) securing Debt of the type described in and permitted under Section 6.1(h); provided that such Liens shall encumber only the insurance proceeds of the insurance financed thereby;

(l) any interest or title of a lessor, licensor, sublessor or sublicensor under any lease or license permitted by this Agreement retained in the Property being leased or licensed; and

(m) purported Liens evidenced by the filing of precautionary financing statements or similar filings relating solely to operating leases of personal property entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; provided that such Liens shall encumber only the personal property subject to such operating lease.

Section 6.3 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, other than the following (collectively, the “Permitted Investments”):

(a) investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(b) Liquid Investments;

(c) loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of, or interests in, any Person existing on the Closing Date, in each case as specified in the attached Schedule 6.3 and made on or prior to the Closing Date; provided that, the respective amounts of such loans, advances, capital contributions, investments, purchases and commitments shall not be increased (other than appreciation);

(d) investments, loans, advances and equity contributions by a Credit Party in any other Credit Party;

(e) creation of any additional Subsidiaries domiciled in the U.S. in compliance with Section 5.6 and Schedule III;

(f) Capital Expenditures permitted under Section 6.18;

(g) guaranties permitted under Section 6.1;

(h) loans or advances to officers, directors and employees of Borrower and its Subsidiaries in the ordinary course of business up to a maximum of $150,000 in the aggregate at any one time outstanding;

(i) investments received in settlement of amounts due to any Credit Party or any of their respective Subsidiaries effected in the ordinary course of business or owing to any Credit Party or any of their respective Subsidiaries as a result of insolvency proceedings involving an Account Debtor or upon the foreclosure, deed in lieu of foreclosure, or enforcement of any Lien in favor of a Credit Party or its Subsidiaries; and

(j) other investments, loans, advances and equity contributions in an aggregate amount not exceeding $100,000 at any time outstanding.

Section 6.4 Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make any Acquisition without the consent of the Majority Lenders.

Section 6.5 Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than (i) the Credit Documents, (ii) agreements governing Debt permitted by Sections 6.1(d), (e) and (h) to the extent such restrictions govern only the asset (and the proceeds thereof) financed pursuant to such Debt, (iii) any prohibition or limitation that exists pursuant to applicable requirements of a Governmental Authority, (iv) any prohibition or limitation that restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of Borrower or its Subsidiaries and customary provisions in other contracts restricting assignment thereof, (v) agreements entered into in connection with the sale of assets permitted by Section 6.8 to the extent such restrictions govern only the assets being sold and (vi) any prohibition or limitation that exists in any contract to which a Credit Party is a party on the date hereof so long as (x) such prohibition or limitation is generally applicable and does not specifically address any of the Debt or the Liens granted under the Credit Documents, and (y) the noncompliance of such prohibition or limitation would not reasonably be expected to be adverse to the Administrative Agent or the Lenders) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.6 Use of Proceeds; Use of Letters of Credit. No Credit Party shall, nor shall it permit any of its Subsidiaries to: (a) use the proceeds of the Revolving Advances, the Swing Line Advances, or the Letters of Credit for any purposes other than (i) working capital purposes of any Credit Party, (ii) finance Capital Expenditures, (iii) other general corporate purposes of any Credit Party (including payment of fees and expenses in connection with this Agreement and the other Credit Documents); or (b) use the proceeds of the Term Advances for any purposes other than (i) to pay the purchase price for the Austin Chalk Corp. Acquisition, (ii) finance Capital Expenditures, (iii) working capital purposes of any Credit Party, or (iv) for other general corporate purposes of any Credit Party, including the payment of fees and expenses related to the closing of the Austin Chalk Corp. Acquisition or the entering into of this Agreement and the other Credit Documents. No Credit Party shall, nor shall it permit any of its Subsidiaries to, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

Section 6.7 Corporate Actions; Accounting Changes.

(a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that (i) any Credit Party may merge or be consolidated with or into any other Credit Party and (ii) a newly formed, wholly-owned Subsidiary of the Borrower may merge with another Person in order to consummate an Acquisition by merger permitted under Section 6.4 so long as such newly formed, wholly-owned Subsidiary is the surviving entity; provided that immediately after giving effect to any such proposed transaction no Default shall exist and, in the case of any such merger or consolidation involving the Borrower, the Borrower shall be the surviving entity.

(b) No Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) without 30 days prior written notice to the Administrative Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, (ii) create or suffer to exist any Foreign Subsidiary , (iii) without prior written notice to, and prior consent of, the Administrative Agent, amend, supplement, modify or restate their articles or certificate of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents other than such amendment, supplement, modification or restatement which could not reasonably be expected to be adverse to the interests of the Administrative Agent and the Lenders in any material respect, (v) change its method of accounting employed in the preparation of the financial statements referred to in Section 4.4 or change the fiscal year end of the Borrower unless required to conform to GAAP or approved in writing by the Administrative Agent, or (vi) without prior written notice to the Administrative Agent, discontinue or change its address of its place of business, chief executive officer, or office where it keeps records concerning accounts, contract rights, and general intangibles.

Section 6.8 Sale of Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, or otherwise transfer any of its assets except that (a) any Credit Party may sell inventory in the ordinary course of business, (b) any Credit Party may sell equipment in the ordinary course of business and consistent with past practices, (c) any Credit Party may sell, convey, dispose or otherwise transfer any of its assets to any other Credit Party; provided that the receiving Credit Party shall ratify, grant and confirm the Liens on such assets (and any other related Collateral) that are real property pursuant to documentation satisfactory to the Administrative Agent; (d) any Credit Party may sell, convey, dispose or otherwise transfer equipment that is obsolete or in need of replacement to third parties if (i) such Credit Party receives fair market value for such equipment, and (ii) 100% of the consideration received for such equipment is cash; and (e) the Borrower and its Subsidiaries may sell, convey, dispose or otherwise transfer any Properties not otherwise permitted under the preceding clauses (a) – (d); provided that, the aggregate amount of all such sales, conveyance, dispositions and transfers shall not exceed $250,000 in any fiscal year.

Section 6.9 Restricted Payments. No Credit Party shall make, nor shall it permit any of its Subsidiaries to make any Restricted Payments except that so long as no Default exists or would result from the making of such Restricted Payment any Credit Party may make Restricted Payments to any other Credit Party.

Section 6.10 Affiliate Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the Borrower or any Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an affiliate except the restrictions in this Section 6.10 shall not apply to: (a) the Restricted Payments permitted under Section 6.9, (b) Investments by a Credit Party in the form of Equity Interests in another Credit Party, (c) reasonable and customary director, officer and employee compensation (including bonuses), indemnification and other benefits (including retirement, health, stock option and other benefit plans), (d) transactions solely between or among Credit Parties and (e) the transactions described on Schedule 6.10 hereto.

Section 6.11 Line of Business. No Credit Party shall, and shall not permit any of its Subsidiaries to, change the character of the Borrower’s and its Subsidiaries collective business as conducted on the Closing Date, or engage in any type of business not reasonably related to the Borrower’s and its Subsidiaries collective business as presently and normally conducted.

Section 6.12 Hazardous Materials. No Credit Party (a) shall, nor shall it permit any of its Subsidiaries to, create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability to the Lenders or the Administrative Agent, and (b) shall, nor shall it permit any of its Subsidiaries to, release any Hazardous Substance or Hazardous Waste into the environment and shall not permit any Credit Party’s or any Subsidiary’s Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.

Section 6.13 Compliance with ERISA. Except for matters that individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) engage in any transaction in connection with which the Borrower or any Subsidiary of Borrower could be subjected to either a civil penalty assessed pursuant to Section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable Legal Requirement, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.

Section 6.14 Sale and Leaseback Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.15 Limitation on Hedging. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations, or (ii) obligates the Borrower or any of its Subsidiaries to any margin call requirements or otherwise requires the Borrower or any of its Subsidiaries to put up money, assets or other security (other than (x) unsecured letters of credit and (y) cash collateral to the extent required under applicable Legal Requirement).

Section 6.16 Leverage Ratio. Borrower shall not permit the Leverage Ratio (a) as of the fiscal quarter ending on December 31, 2012, to be more than 2.50 to 1.00, and (b) as of each fiscal quarter ending on or after March 31, 2013, to be more than 2.00 to 1.00.

Section 6.17 Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio as of each fiscal quarter ending on or after December 31, 2012, to be less than 1.50 to 1.00.

Section 6.18 Capital Expenditures. Borrower shall not, nor shall it permit any of its Subsidiaries to, cause the aggregate Capital Expenditures (other than Debt Funded Capital Expenditures and Equity Funded Capital Expenditures) expended by the Borrower or any of its Subsidiaries in each fiscal year to exceed the CapEx Basket Amount.

Section 6.19 [Reserved].

Section 6.20 Landlord Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to (a) hold, store or otherwise maintain any equipment or inventory that is intended to constitute Collateral pursuant to the Security Documents at premises within the U.S. which are not owned by a Credit Party unless (i) such equipment is located at the job site under which such equipment is then currently under contract, (ii) such equipment or inventory is located at premises within the U.S. that are leased by a Credit Party and which either (A) such premises are covered by a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent or (B) the value of equipment and inventory at such location is less than $100,000 in the aggregate amount, (iii) such equipment is office equipment, (iv) such equipment or inventory is in transit, or (v) such equipment is off location for servicing, repairs or modification, or (b) after the Closing Date, enter into any new verbal or written leases for premises with any Person who has not executed a lien waiver or subordination agreement in form and substance satisfactory to the Administrative Agent unless the equipment or inventory located on such premises would fall under any of the provisions in the foregoing clause (a).

Section 6.21 [Reserved].

Section 6.22 Operating Leases. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any lease that constitutes an operating lease under GAAP if the obligations of a Credit Party or such Subsidiary as lessee under such lease would cause its lease payments (excluding payments for taxes, insurance, and other non-rental expenses to the extent not included within the stated amount of the rental payments under such lease) in respect of all such leases entered into by the Borrower and its Subsidiaries to exceed $500,000 during any fiscal year of the Borrower.

Section 6.23 Prepayment of Certain Debt and Other Obligations. No Credit Party shall, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of the subordination terms of, any Debt, except (a) the prepayment of the Obligations in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Permitted Debt (other than subordinated debt) and refinancings and refundings of such Permitted Debt so long as such refinancings and refundings would otherwise comply with Section 6.1, (c) so long as no Event of Default exists or would result therefrom, other prepayments of Permitted Debt not described in the immediately preceding clauses (a) and (b), but specifically excluding any prepayments, redemptions, purchases, defeasance, or other satisfaction of subordinated debt.

Section 6.24 Material Agreements. No Credit Party shall terminate, amend, supplement or otherwise modify (a) any agreement listed on Schedule 4.21 without the prior written consent of the Administrative Agent, acting in its reasonable discretion, if such amendment, supplement or modification could reasonably be expected to be adverse in any material respect to the Administrative Agent or the Lenders, or (b) any Key Employment Agreement if the effect of such termination, amendment, supplement or modification would be to shorten the term of employment thereunder.

ARTICLE 7
DEFAULT AND REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a) Payment Failure. Any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three Business Days of when due, interest or any other amount due under this Agreement or any other Credit Document, including payments of fees, reimbursements, indemnifications and any amounts due under Section 2.4(c);

(b) False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) at the time it was made or deemed made;

(c) Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.2(d), Section 5.2(i), Section 5.3(a) regarding casualty insurance, or Article 6 of this Agreement or the corresponding covenants in any Guaranty or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty days following the earlier of (A) the date on which Administrative Agent gave notice of such failure to the Borrower and (B) the date any officer of the Borrower or any Subsidiary acquires knowledge of such failure (such grace period to be applicable only in the event such Default can be remedied by corrective action of the Borrower or any Subsidiary);

(d) Guaranties. Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding in accordance with their terms on the Guarantors party thereto or shall be contested by any Guarantor party thereto or any Guarantor shall deny it has any liability or obligation under such Guaranties; or any Credit Party shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e) Security Documents. Any Security Document shall at any time and for any reason cease to create an Acceptable Security Interest in the Property purported to be subject to such agreement in accordance with the terms of such agreement (except to the extent caused by any intentional action or inaction of the Administrative Agent) or any material provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Credit Party shall so state in writing (unless released or terminated pursuant to the terms of such Security Document

(f) Cross-Default. (i) The Borrower or any Subsidiary shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $500,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $500,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (other than Debt evidenced by the Notes), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be Swap Termination Value that would be required to be paid by a Borrower or Subsidiary if such Hedging Arrangements were terminated at such time;

(g) Bankruptcy and Insolvency. Any Credit Party (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief under bankruptcy or other laws for the relief of debtors or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h) Settlements; Adverse Judgment. The Borrower or any of its Subsidiaries enters into a settlement of any claim against any of them when a suit has been filed or suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers admit liability, greater than $500,000 and, in the case of final judgments, either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $500,000;

(j) Plan Withdrawals. The Borrower or any other member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $500,000;

(k) Credit Documents. Any material provision of any Credit Document shall for any reason (other than in accordance with its terms) cease to be valid and binding on any Credit Party or any such Person shall so state in writing;

(l) Change in Control. The occurrence of a Change in Control; or

(m) Casualty. The occurrence of any loss, theft, substantial damage or destruction of Collateral the fair market value of which not fully covered by insurance (except for deductibles and allowing for the depreciated value of such Collateral) and/or cash collateral deposited by the Borrower in connection therewith, exceeds $500,000.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, Cash Collateralize an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Exposure is not otherwise paid or Cash Collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur,

(a) the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, Cash Collateralize an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Exposure is not otherwise paid or Cash Collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4 Set-off. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender, the Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirement, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party now or hereafter existing under this Agreement or any other Credit Document to the Administrative Agent, such Lender or the Issuing Lender, irrespective of whether or not the Administrative Agent, such Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of any Credit Party may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender Party and its Affiliates under this Section 7.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliates may have. Each Lender Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.5 Remedies Cumulative, No Waiver. No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6 Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.4(e) and Section 2.11. During the existence of an Event of Default, and subject to Section 2.14, all payments and collections received by the Administrative Agent (other than as a result of the exercise of remedies against Collateral or against the Borrower or any Subsidiary) shall be applied to the Secured Obligations in accordance with Section 2.11 and otherwise in the following order:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document, in each case, to the extent required to be paid or reimbursed by a Lender, the Borrower or any other Credit Party pursuant to the terms of this Agreement or any other Credit Document;

SECOND, to the payment of all accrued interest constituting part of the Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

THIRD, to the payment of any then due and owing principal constituting part of the Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the principal amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the payment of all accrued interest constituting part of the Secured Obligations (other than the Obligations), the amounts so applied to be distributed ratably among the Secured Parties that are owed such obligations in accordance with the amounts of such Secured Obligations owed to them on the date of any such distribution;

FIFTH, to the payment of any then due and owing principal constituting part of the Secured Obligations (other than the Obligations), the amounts so applied to be distributed ratably among the Secured Parties that are owed such obligations in accordance with the principal amounts of such Secured Obligations owed to them on the date of any such distribution;

SIXTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Secured Obligations, the amounts so applied to be distributed ratably among the Secured Parties in accordance with such amounts owed to them on the date of any such distribution; and

SEVENTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, during the existence of an Event of Default, all payments and collections received by the Administrative Agent resulting from the exercise of remedies against Collateral or against the Borrower or any Subsidiary shall be applied to the Secured Obligations in accordance with Section 2.11 and otherwise in the following order:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document, in each case, to the extent required to be paid or reimbursed by a Lender, the Borrower or any other Credit Party pursuant to the terms of this Agreement or any other Credit Document;

SECOND, to the payment of all accrued interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to the payment of any then due and owing principal constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Secured Parties (including, to the extent applicable to any termination payments owing under Hedging Arrangements, the Swap Counterparties and to the extent applicable to Banking Services Obligations, the Lenders or their Affiliates that is owed such obligations) pro rata in accordance with the principal amounts of the Secured Obligations owed to them on the date of any such distribution), and when applied to make distributions by the Administrative Agent to pay the principal amount of the outstanding Borrowings, pro rata to the Lenders; provided that, the “principal amount” of the obligations in respect of Hedging Arrangements under this clause shall be the Swap Termination Value then due and owing by the Borrower Entities and the “principal amount” of the Banking Services Obligations shall mean all contractually obligated amount then due and owing by the Borrower Entities other than interest or fees

FOURTH, to the payment of any then due and owing other amounts (including fees and expenses) constituting part of the Secured Obligations, the amounts so applied to be distributed ratably among the Secured Parties in accordance with such amounts owed to them on the date of any such distribution; and

FIFTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

ARTICLE 8
THE ADMINISTRATIVE AGENT AND ISSUING LENDER

Section 8.1 Appointment and Authority. Each Lender, the Swing Line Lender and the Issuing Lender hereby irrevocably (a) appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents, and (b) authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Lender Parties, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from the Borrower or any Affiliate of the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders or the Issuing Lender.

Section 8.3 Exculpatory Provisions. The Administrative Agent (which term as used in this Section 8.3 shall include its Related Parties) shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Legal Requirement, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower, any other Credit Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.1 and 9.3) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, the Swing Line Lender or the Issuing Lender. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall (subject to Section 9.3) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action) with respect to such Default as it shall deem advisable in the best interest of the Lender Parties.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness, enforceability, sufficiency or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, (v) the inspection of, or to inspect, the Property (including the books and records) of any Credit Party or any Subsidiary or Affiliate thereof, (vi) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) any litigation or collection proceedings (or to initiate or conduct any such litigation or proceedings) under any Credit Document unless requested by the Majority Lenders in writing and its receives indemnification satisfactory to it from the Lenders.

Section 8.4 Reliance by Administrative Agent, Swing Line Lender and Issuing Lender. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, writing or other communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension or any Conversion or continuance of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Swing Line Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, the Swing Line Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender, the Swing Line Lender or Issuing Lender prior to the making of such Credit Extension or Conversion or continuance of an Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.6 Resignation of Administrative Agent or Issuing Lender.

(a) The Administrative Agent and the Issuing Lender may at any time give notice of its resignation to the other Lender Parties and the Borrower. Upon receipt of any such notice of resignation, (i) the Majority Lenders shall have the right, with the prior written consent of the Borrower (which consent is not required if an Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), to appoint, as applicable, a successor Administrative Agent or a successor Issuing Lender, which shall be a Lender. If no such successor Administrative Agent or Issuing Lender shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Issuing Lender gives notice of its resignation (or such earlier day as shall be agreed by the applicable Majority Lenders and, if no Event of Default exists, the Borrower) (the “Resignation Effective Date”), then the retiring Administrative Agent or the Issuing Lender, as applicable, may on behalf of the Lenders and the Issuing Lender, appoint a successor agent or issuing lender meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation by the Administrative Agent or the Issuing Lender shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable Legal Requirement, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by applicable Majority Lenders and shall have accepted such appointment within 30 days after such notice of removal is given (or such earlier day as shall be agreed by the applicable Majority Lenders and, if no Event of Default exists, the Borrower) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall be discharged from its duties and obligations as Administrative Agent and Issuing Lender hereunder and under the other Credit Documents (except that (y) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (z) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit) and (ii) all payments, communications and determinations provided to be made by, to or through the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall instead be made by or to each applicable class of Lenders, until such time as the Majority Lenders appoint a successor Administrative Agent or Issuing Lender as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent or Issuing Lender hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Issuing Lender, as applicable, and the retiring or removed Administrative Agent or Issuing Lender, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent or Issuing Lender, as applicable shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s or Issuing Lender’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article 8 and Section 2.2(g), Section 8.9 and Sections 9.2(a) and (b) shall continue in effect for the benefit of such retiring or removed Administrative Agent and Issuing Lender, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or Issuing Lender, as applicable, was acting as Administrative Agent or Issuing Lender.

(d) The Swing Line Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of the Swing Line Lender hereunder, the retiring Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swing Line Lender under this Agreement and the other Credit Documents with respect to Swing Line Advances made by it prior to such resignation, but shall not be required to make any additional Swing Line Advances. Upon such notice of resignation, the Borrower shall have the right to designate any other Lender as the Swing Line Lender with the consent of such Lender so long as operational matters related to the funding of Advances have been adequately addressed to the reasonable satisfaction of such new Swing Line Lender and the Administrative Agent (if such new Swing Line Lender and the Administrative Agent are not the same Person).

Section 8.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender Party acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders or the Issuing Lender by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Co-Lead Arrangers, Syndication Agent and Co-Documentation Agents, as applicable, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

Section 8.9 Indemnification.

(a) INDEMNITY OF ADMINISTRATIVE AGENT. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE ADMINISTRATIVE AGENT), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

(b) THE REVOLVING LENDERS SEVERALLY AGREE TO INDEMNIFY THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE REVOLVING ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE REVOLVING ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THE REVOLVING COMMITMENTS THEN HELD BY EACH OF THEM, OR, IF NO SUCH PRINCIPAL AMOUNTS ARE THEN OUTSTANDING AND NO REVOLVING COMMITMENTS ARE THEN EXISTING, RATABLY ACCORDING TO THE REVOLVING COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION OR EXPIRATION THEREOF), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE ISSUING LENDER), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO REVOLVING LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ISSUING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH REVOLVING LENDER AGREES TO REIMBURSE THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ISSUING LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Section 2.2) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.6.

Section 8.11 Collateral and Guaranty Matters.

(a) The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b) The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) upon termination of the Commitments, termination of all Hedging Arrangements with Swap Counterparties (other than Hedging Agreements as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), termination or expiration of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations payable under this Agreement and under any other Credit Document (other than contingent indemnification obligations); (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Credit Document; (c) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter; or (d) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Credit Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.11.

(c) Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

ARTICLE 9
MISCELLANEOUS

Section 9.1 Costs and Expenses. The Borrower agrees to pay on demand:

(a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including costs associated with field examinations, appraisals subject to Section 5.12, and the reasonable fees, charges and disbursements of outside counsel for Administrative Agent (but not of other Lenders), with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and

(b) all out-of-pocket costs and expenses, if any, of the Administrative Agent and each Lender (including outside counsel fees, charges and disbursements of each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

Section 9.2 Indemnification; Waiver of Damages.

(a) INDEMNIFICATION. EACH CREDIT PARTY HERETO AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE CREDIT DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE ADVANCES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO. No Credit Party shall, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Legal Requirement, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable Legal Requirement, no Lender Party shall assert, agrees not to assert, and hereby waives, any claim against any Credit Party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(c) Payments. All payments required to be made under this Section 9.2 shall be made within 10 days of demand therefor.

(d) Survival. Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 9.2 shall survive the termination of this Agreement, the termination of all Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

Section 9.3 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letter or any Autoborrow Agreement), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (subject to Section 2.14 with respect to any Defaulting Lender):

(a) no amendment, waiver, or consent shall, unless in writing and signed by all the Term Lenders and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Term Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Term Notes, including, without limitation, the Term Maturity Date, or (iii) change the number of Term Lenders which shall be required for the Term Lenders to take any action hereunder or under any other Credit Document;

(b) no amendment, waiver, or consent shall, unless in writing and signed by all the Revolving Lenders and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Revolving Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Revolving Notes, including, without limitation, the Revolving Maturity Date, or (iii) change the number of Revolving Lenders which shall be required for the Revolving Lenders to take any action hereunder or under any other Credit Document;

(c) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Section 3.1 or Section 3.2, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document (other than those specifically addressed above in this Section 9.3), (iii) increase the aggregate Commitments, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.3), (v) other than as a result of acceleration pursuant to Article 7, change the Term Maturity Date to a date that is earlier than one day after the then effective Revolving Maturity Date, amend the amortization schedule thereof to increase the principal prepayment amounts, or otherwise change any provision hereof which would have the effect of increasing the aggregate amount of Term Advances that are required to be paid in any given year, (vi) amend Section 2.11(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vii) except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release any Guarantor from its obligation under any Guaranty or release all or a material portion of the Collateral except as permitted under Section 8.11(b); (viii) amend the definitions of “Majority Lenders”, “Majority Revolving Lenders”, “Majority Term Lenders”, or “Maximum Exposure Amount”; or (ix) amend the definitions of “Secured Parties”, “Secured Obligations” or “Collateral” in a manner adverse to any Secured Party;

(d) no Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(e) no amendment, waiver, or consent shall, unless in writing and signed by the Majority Revolving Lenders and the Majority Term Lenders adversely affect the interests, rights or obligations of the Revolving Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Term Lenders, it being understood that, if the excess of the Revolving Outstandings is greater than $0, any amendment, waiver or consent that has the effect of curing or waiving any Default shall require the consent of the Majority Revolving Lenders in addition to all other consents required hereunder;

(f) no amendment, waiver, or consent shall, unless in writing and signed by the Majority Revolving Lenders and the Majority Term Lenders, adversely affect the interests, rights or obligations of the Term Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Revolving Lenders;

(g) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(h) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Issuing Lender under this Agreement or any other Credit Document; and

(i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Credit Document.

Section 9.4 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5 Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower or any other Credit Party provided for in Sections 2.9, 2.10, 2.12(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignment by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(a) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(b) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, and, for the avoidance of doubt, no Lender shall assign all or any portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, or (ii) any Term Advance to a Person who is not a Lender or an Affiliate of a Lender; and

(C) the consent of each Issuing Lender and Swing Line Lender shall be required for any assignment in respect of the Revolving Facility.

(d) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(e) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(f) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(g) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swing Line Advances in accordance with its Revolving Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Legal Requirement without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 9.1, 9.2 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby agrees that the Administrative Agent acting as its agent solely for the purpose set forth above in this clause (c), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.2(a) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (a), (b), (c) or (d) of this Section 9.7 (that adversely affects such Participant). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10 and 2.12 (subject to the requirements and limitations therein, including the requirements under Section 2.12(g) (it being understood that the documentation required under Section 2.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.10 or 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower hereby agrees that each Lender acting as its agent solely for the purpose set forth above in this clause (d), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.8 Confidentiality. The Administrative Agent, the Swing Line Lender, each Issuing Lender, and each Lender (each a “Lender Party”) agree to keep confidential any Specified Information furnished or made available to it by any Credit Party pursuant to this Agreement (including, without limitation, all such information in connection with the transactions contemplated hereby made available prior to the execution of this Agreement); provided that nothing herein shall prevent any Lender Party from disclosing such information (a) to any other Lender Party or any Affiliate of any Lender Party, or any officer, director, employee, agent, or advisor of any Lender Party or Affiliate of any Lender Party for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Specified Information and instructed to keep such Specified Information confidential), (b) as required by any Legal Requirement, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lender Party other than as a result of a disclosure by any other Lender Party prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lender Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Credit Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions similar to those contained in this Section 9.8. “Specified Information” means all written information concerning the Borrower or any of its Subsidiaries or Affiliates that has been made available to the Lender Parties by the Borrower or any of its Subsidiaries or Affiliates (excluding (i) any such information that is available to such Lender Party on a non-confidential basis but including any information from a source which, to such Lender Party’s actual knowledge, has been disclosed by such source in violation of a duty of confidentiality to the Borrower or any of its Subsidiaries or Affiliates and (ii) any information that is or becomes generally available to the public other than as a result of disclosure by any other Lender Party prohibited by this Agreement). NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any Lender Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lender Party to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lender Party to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.9 Notices, Etc.

(a) All notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule II, if to the Swing Line Lender, the Administrative Agent or the Issuing Lender, at its credit contact specified under its name on Schedule II, and if to any Lender at its credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender, the Swing Line Lender or the Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of facsimile, such receipt is confirmed by the Swing Line Lender, such Lender or Issuing Lender, as applicable, verbally or in writing.

(b) Platform.

(a) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(b) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.10 Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable Legal Requirements of the State of New York, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable Legal Requirement are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable Legal Requirement amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable Legal Requirement at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.11 Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirement, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.12 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Lender Party, or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender Party severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate in effect from time to time, in the applicable currency of such recovery or payment. The obligations of the Lenders, the Swing Line Lender and the Issuing Lender under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.13 Governing Law; Service of Process. This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at the address set forth for the Borrower in this Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 9.14 Submission to Jurisdiction. The parties hereto hereby agree that any suit or proceeding arising in respect of this Agreement or any other Credit Document, or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirement. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to the applicable parties will be effective service of process against such party for any action or proceeding relating to any such dispute. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 9.14. Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.15 Electronic Execution of Assignments. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.17 Waiver of Jury. THE BORROWER, THE LENDERS, THE ISSUING LENDER, AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.18 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 9.19 Confirmation of Flood Policies and Procedures. Wells Fargo has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Wells Fargo, as administrative agent, will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Laws; however, Wells Fargo reminds each Lender and Participant in the Facilities that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facilities) is responsible for assuring its own compliance with the flood insurance requirements.

Section 9.20 Integration. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN EXECUTING THIS AGREEMENT, EACH CREDIT PARTY HERETO HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written.

BORROWER:

ALY ENERGY SERVICES INC.

By:	/s/ MUNAWAR H. HIDAYATALLAH
Munawar H. Hidayatallah
Chairman of the Board, Chief Executive Officer and Chief Financial Officer

Signature page to Credit Agreement
(Aly Energy Services Inc.)

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, a Revolving Lender, Swing Line Lender and a Term Lender

By:	/S/ TANNER PHIFER
Tanner Phifer
Assistant Vice President

Signature page to Credit Agreement
(Aly Energy Services Inc.)

SCHEDULE I
Pricing Schedule

The Applicable Margin with respect to the Commitment Fee, Revolving Advances, Swing Line Advances (if applicable), and the Term Advances shall be determined in accordance with the following table based on the Borrower’s Leverage Ratio as reflected in the Compliance Certificate delivered in connection with the Financial Statements most recently delivered pursuant to Section 5.2. Adjustments, if any, to such Applicable Margin shall be effective on the date the Administrative Agent receives the applicable Financial Statements and corresponding Compliance Certificate as required by the terms of this Agreement. If the Borrower fails to deliver the Financial Statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.2, then effective as of the date such Financial Statements and Compliance Certificate were required to the delivered pursuant to Section 5.2, the Applicable Margin with respect to the Commitment Fee, Revolving Advances, Swing Line Advances (if applicable) and Term Advances shall be determined at Level I and shall remain at such level until the date such Financial Statements and corresponding Compliance Certificate are so delivered by the Borrower. Notwithstanding the foregoing, the Borrower shall be deemed to be at Level III until delivery of its audited Financial Statements and corresponding Compliance Certificate for the fiscal year ending December 31, 2012. Notwithstanding anything to the contrary contained herein, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(d). For the avoidance of doubt, the levels on the pricing grid set forth below are set forth from highest (Level I) to the lowest (Level III).

Applicable Margin	Leverage Ratio	Eurodollar Advances	Base Rate Advances	Commitment Fee
Level I	Is greater than or equal to 2.50	4.50%	3.50%	0.55%
Level II	Is greater than or equal to 1.50 but less than 2.50	4.00%	3.00%	0.50%
Level III	Is less than 1.50	3.50%	2.50%	0.45%

Schedule I

SCHEDULE II
Commitments, Contact Information

ADMINISTRATIVE AGENT/ISSUING LENDER/SWING LINE LENDER
Wells Fargo Bank, National Association	Address:	1000 Louisiana Street
9th Floor
Houston, Texas 77002
	Attn:	Don Herrick
	Telephone:	(713) 319-1372
	Facsimile:	(713) 739-1087

CREDIT PARTIES
Borrower/Guarantors	Address:	1200 Post Oak Blvd. #1912
Houston, Texas 77056
	Attn:	Munawar H. Hidayatallah
	Telephone:	(832) 454-7394
	Facsimile:	(310) 459-8500

Lender	Revolving Commitment	Term Commitment	Total
Wells Fargo Bank, National Association	$5,000,000.00	$8,250,000.00	$13,250,000.00
Total:	$5,000,000.00	$8,250,000.00	$13,250,000.00

Schedule II

Schedule III
Additional Conditions and Requirements for New Subsidiaries

Within 14 days of creating a new Subsidiary or acquiring a new Subsidiary (or such longer period of time as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received each of the following:

(a) Guaranty. If such Subsidiary is a Domestic Subsidiary, a joinder and supplement to the Guaranty executed by such Subsidiary;

(b) Security Agreement. If such Subsidiary is a Domestic Subsidiary, a joinder and supplement to the Security Agreement executed by such Subsidiary, in any event, together with stock certificates, stock powers executed in blank, UCC-1 financing statements, and any other documents, agreements, or instruments as the Administrative Agent shall request that are necessary to create and perfect an Acceptable Security Interest in the Collateral described in the Security Agreement, as so supplemented;

(c) Mortgages. If such Subsidiary is a Domestic Subsidiary, if such Subsidiary owns any real property and if and as requested by the Administrative Agent, a fully executed Mortgage covering such real properties, together with (i) a flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and (ii) if such property is located in an area designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Credit Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, and (iii) such evidence of corporate authority to enter into such Guaranty, Security Agreement, and Mortgage as the Administrative Agent may reasonably request;

(d) Pledges. A pledge agreement executed by the equity holders of such Subsidiary pledging (subject to Section 5.7(a) of this Agreement) 100% of the Equity Interest owned by such equity holder of such Subsidiary and such evidence of corporate, limited liability company or partnership authority to enter into such pledge agreement as the Administrative Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank, if applicable;

(e) Real Estate. If such Subsidiary is a Domestic Subsidiary, (i) if and as requested by the Administrative Agent, an Responsible Officer’s certificate from such new Subsidiary certifying a complete listing of all real property owned or leased by such new Subsidiary and including a notation as to all locations where any equipment of such new Subsidiary is kept, and (ii) if and as requested by the Administrative Agent, lien waivers or subordination agreements in form and substance satisfactory to the Administrative Agent and executed by the landlords or lessors identified in, and covering each of the leased real properties listed on such officer’s certificate;

(f) Corporate Documents. A secretary’s certificate from such new Subsidiary certifying such Subsidiary’s (i) Responsible Officer’s incumbency, (ii) authorizing resolutions, (iii) organizational documents, (iv) necessary governmental approvals, and (v) certificate of good standing in such Subsidiary’s state of organization dated a date not earlier than 30 days prior to date of delivery or otherwise in effect on the date of delivery;

Schedule III

(g) Patriot Act. All documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and

(h) Opinion of Counsel. If requested by the Administrative Agent, an opinion of counsel in form and substance reasonably acceptable to the Administrative Agent related to such new Subsidiary and substantially similar to the legal opinion delivered at the Closing Date with respect to the other Subsidiaries in existence on the Closing Date.

Schedule III

SCHEDULE 3.1
Owned and Leased Real Properties

Owned Real Property

None.

Leased Real Property

Lessee	Lessor	Address	Equipment/Inventory Kept on Property
Austin Chalk Corp.	Kurt Chew, LLC	1080 Private Road 7703, Giddings, Texas 78942	Yes
Austin Chalk Corp.	Willa Dean Walter	602 E. Live Oak, Cuero, Texas 77954	No
Austin Chalk Corp.	Cled White, LLC	State Hwy 85 West/CR 4715	No

Schedule 3.1

SCHEDULE 3.1(q)
Certificates of Title to be Delivered Post-Closing

Truck #	Description	Plate #	Year/Make/Model	VIN
817	Pickup Truck/Mechanic Bed/Gooseneck	BB25252	2011 Chevrolet 3500	1GB4KZCL8BF247762
818	Pickup Truck/Mechanic Bed/4WD/Crane	BG36398	2011 Chevrolet 3500	1GB3KZCL4BF240982
819	Pickup Truck/Crane Body/4WD	BF06544	2011 Chevrolet 3500	1GB3KZCL4BF240366
820	Pickup Truck/Mechanic Bed	BG36378	2011 Chevrolet 3500	1GB4KZCL0BF247139
821	Pickup Truck/Mechanic Bed	BB25251	2011 Chevrolet 3500	1GB4KZCL5BF247766
822	Pickup Truck/Mechanic Bed	BF06640	2011 Chevrolet 3500	1GB4KZCL1BF247778
823	Standard Crew Cab w/ 4 wheel drive	BG68638	2011 Chevrolet 2500	1GC1KXC85BF239794
824	Pickup Truck/Mechanic Bed/Gooseneck	BG68627	2012 Chevrolet 3500	1GB4KZCL7CF100138
825	Pickup Truck/Crane Body/4WD	AH13736	2012 Chevrolet 3500	1GB3KZCL2CF100169

Schedule 3.1(q)

SCHEDULE 4.1
ORGANIZATIONAL INFORMATION

Borrower

Legal Name:	Aly Energy Services Inc.

Type of Legal Entity:	Corporation

State of Organization:	Delaware

Austin Chalk Corp.

Legal Name:	Austin Chalk Petroleum Services Corp.

Type of Legal Entity:	Corporation

State of Organization:	Texas

Schedule 4.1

SCHEDULE 4.7

Litigation

None.

Schedule 4.7

SCHEDULE 4.10

Environmental Matters

None.

Schedule 4.10

SCHEDULE 4.11

Subsidiaries

Austin Chalk Petroleum Services Corp., a Texas corporation

Schedule 4.11

SCHEDULE 4.21

Material Agreements

None.

Schedule 4.21

SCHEDULE 6.3

Investments

None.

Schedule 6.3

SCHEDULE 6.10

Affiliate Transactions

1. Amended and Restated Lease Agreement dated October [ ], 2012 between Kurt Chew, LLC, as lessor, and Austin Chalk Petroleum Services Corp., as lessee.

Schedule 6.10

EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	______________________________

______________________________

[Assignor [is] [is not] a Defaulting Lender]

_____________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A – Form of Assignment and Acceptance

2.	Assignee[s]:	______________________________

______________________________

[for each Assignee, indicate [Affiliate] of [identify Lender]

3.	Borrower:	ALY ENERGY SERVICES INC.

4.	Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated October 26, 2012 among Borrower, the Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as Issuing Lender, Swing Line Lender and as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitments /Advances for all Lenders	Amount of Commitment / Advances Assigned5	Percentage Assigned of Commitment / Advances6	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

7.	Trade Date:	______________7

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
_______________
5 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

6 Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.

7 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A – Form of Assignment and Acceptance

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S]8
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:
________________
8 Add additional signature blocks as needed.

Exhibit A – Form of Assignment and Acceptance

[Consented to and] 9 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Lender, Swing Line Lender and as Administrative Agent

By: _______________________________
Name: _____________________________
Title: ______________________________

[Consented to:] 10

ALY ENERGY SERVICES INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

____________
9 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

10 To be added only if the consents of the Borrower is required by the terms of the Credit Agreement.

Exhibit A – Form of Assignment and Acceptance

Annex 1
To Exhibit A – Assignment and Acceptance

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority and (iv) it is [not] a Defaulting Lender, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, its Subsidiaries or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, its Subsidiaries or any other Person of any of its obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.7 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.7 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Exhibit A – Form of Assignment and Acceptance

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit A – Form of Assignment and Acceptance

EXHIBIT B
FORM OF BORROWING BASE CERTIFICATE

[date]

Wells Fargo Bank, National Association
1000 Louisiana, 9th Floor, MAC T5002-090
Houston, Texas 77002
Attn: Don Herrick
Telephone: (713) 319-1372
Facsimile: (713) 739-1087

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, as an administrative agent (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Credit Agreement.

The Borrower hereby certifies that:

(a) the amounts and calculations regarding the Borrowing Base set forth in Sections A, B, C and D on the attached Schedule A and on the accompanying supporting reports attached hereto are true and correct as of the date hereof;

(b) the amounts and calculations regarding the Accounts Receivable Aging Report and the Accounts Payable Aging Report as set forth in Schedule B and Schedule C, respectively, and on the accompanying supporting reports, if any, attached hereto are true and correct as of the date hereof;

(c) the Receivables included in the Borrowing Base as calculated in Schedule A (i) conform to the representations and warranties in Article 4 of the Credit Agreement and the other Security Documents, to the extent such provisions are applicable to Receivables, (ii) are encumbered by an Acceptable Security Interest and subject to no other Liens (other than Permitted Liens), and (iii) are, otherwise, Eligible Receivables, as required under the Credit Agreement; and

(d) the Inventory included in the Borrowing Base as calculated in Schedule A (i) conform to the representations and warranties in Article 4 of the Credit Agreement and the other Security Documents, to the extent such provisions are applicable to Inventory, (ii) are encumbered by an Acceptable Security Interest and subject to no other Liens (other than Permitted Liens), and (iii) are, otherwise, Eligible Inventory, as required under the Credit Agreement.

Exhibit B – Form of Borrowing Base Certificate

Very truly yours,
ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE A
BORROWING BASE CALCULATION
AVAILABILITY CALCULATION

As of [DATE]:

A.	ELIGIBLE RECEIVABLES

1.	Receivables11 of Credit Parties owing by an Account Debtor $ ____________________

minus

2.	(without duplication) the sum of Receivables which are:

a.	not subject to an Acceptable Security Interest
b.	Receivables to which a Credit Party does not have good and marketable title	$__________
c.	not billed substantially in accordance with customary billing practices of such Credit Party in effect on the Closing Date or unpaid for more than 90 days from the date of the invoice	$__________
d.
(i)(A) not created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed or (B) created in the ordinary course of business of any Credit Party from the performance by such Credit Party of services which have been fully and satisfactorily performed but such services are subject to progress billing or are contingent upon any further performance;

or

(ii)(A) not from the absolute sale on open account by any Credit Party of goods (1) in which such Credit Party had sole and complete ownership and (2) which have been shipped or delivered to the Account Debtor, evidencing which such Credit Party has possession of shipping or delivery receipts or (B) are from the absolute sale on open account by any Credit Party of goods (1) in which such Credit Party had sole and complete ownership and (2) which have been shipped or delivered to the Account Debtor and such Credit Party has possession of shipping or delivery receipts evidencing such shipment or delivery but such goods were sold on consignment, on approval or on a “sale or return” basis by such Credit Party
$__________
e.	not a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms and arises from an enforceable contract	$__________
_________________
11 “Receivables” means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the invoice or other writing of a customer of a Person in respect of goods sold or services rendered by such Person.

Exhibit B – Form of Borrowing Base Certificate

f.
(i) due from an Account Debtor that the Credit Parties do not deem to be creditworthy

or

(ii) due from an Account Debtor that the Credit Parties deem to be creditworthy but is owed by an Account Debtor which has (A) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (B) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (C) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, federal or foreign bankruptcy laws, (D) has admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (E) become insolvent, or (F) ceased operation of its business
$__________
g.	due from an Account Debtor which is a Credit Party, an Affiliate of a Credit Party, or a director, officer or employee of a Credit Party or Affiliate of a Credit Party	$__________
h.	evidenced by chattel paper, promissory note or other instrument (other than an invoice)	$__________
i.	due from an Account Debtor from whom as of the date hereof more than 20% of its aggregate Receivables owed to any Credit Party are more than 90 days past the invoice date	$__________
j.
owed by an Account Debtor to the extent that such Receivables, together with all other Receivables due from such Account Debtor, comprise more than 25% of the aggregate Receivables (provided, however, that the amount excluded pursuant to this section shall only be the amount by which such Receivables due from such Account Debtor exceed 25% of the aggregate Receivables) and provided further that all Receivables due from BHP shall be included notwithstanding anything to the contrary contained in this clause (j) so long as BHP is rated at least A1 by Moody’s or A+ by S&P).
$__________
k.
(i) subject to any set-off, counterclaim, defense, allowance or adjustment

or

(ii) not subject to any set-off, counterclaim, defense, allowance or adjustment but there has been a dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off, counterclaim, defense, allowance or adjustment by the Account Debtor thereof (provided, however, that the amount of any such Receivable subtracted pursuant to this clause (k)(ii) shall only be the amount of such set-off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment)
$__________
l.	not denominated in Dollars or due from an Account Debtor that is organized under laws other than the laws of the U.S. or any state of the U.S.	$__________

Exhibit B – Form of Borrowing Base Certificate

m.
due from the United States government, or any department, agency, public corporation, or instrumentality thereof and the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) and any other steps necessary to perfect the Lien of the Administrative Agent in such Receivable have not been complied with to the Administrative Agent’s satisfaction
$__________
n.
owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report or requires any Credit Party to qualify to do business in order to permit such Credit Party to seek judicial enforcement in such jurisdiction of payment of such Receivable and such Credit Party has not filed such report and is not qualified to do business in such jurisdiction
$__________
o.	the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date, (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest	$__________
p.	written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party	$__________
q.	subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable	$__________
r.	a newly created Receivable resulting from the unpaid portion of a partially paid Receivable	$__________
s.	subject to any third party’s rights (including Permitted Liens) which would be superior to the lien and rights of Administrative Agent created under the Credit Documents
t.
otherwise deemed ineligible by the Administrative Agent in its reasonable discretion, including such Receivable from any Account Debtor that does not have a satisfactory credit standing (as determined in the reasonable credit judgment of the Administrative Agent)
$__________
	TOTAL:	$__________

3.	Total Eligible Receivables = (1) – (2) = $__________

Exhibit B – Form of Borrowing Base Certificate

B.	ELIGIBLE INVENTORY

1.	Inventory12 of the Credit Parties $ ____________________

minus

2.	(without duplication) the sum of Inventory which is:

a.	Inventory with respect to which a written claim exists disputing the applicable Credit Party's title to or right to possession	$__________
b.	obsolete or slow moving	$__________
c.	rejected, spoiled or damaged Inventory, or otherwise not readily saleable or usable in its present state for the use for which it was processed or purchased	$__________
d.	Inventory that the Lender has determined (in its reasonable credit judgment) to be unmarketable	$__________
e.	Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding	$__________
f.	in transit (other than Inventory in transit between locations of Credit Parties so long as a Credit Party maintains sole control and possession of such Inventory while it is in transit)	$__________
	g. held for lease	$__________
h.
located on premises owned or operated by the customer that is to purchase such Inventory or located on premises leased by a Credit Party that is not subject to a landlord lien waiver or subordination reasonably acceptable to the Lender
$__________
i.	not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority with respect to its manufacture, use or sale	$__________
j.	bill and hold goods or deferred shipment	$__________
k.	evidenced by any negotiable or non-negotiable document of title	$__________
l.	produced in violation of the Fair Labor Standards Act or that is subject to the "hot goods" provisions contained in Title 29 U.S.C. §215	$__________
m.	subject to any agreement which would, in any material respect, restrict the Lender's ability to sell or otherwise dispose of such Inventory	$__________
n.	located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code	$__________
________________
12 "Inventory" means, at any date of determination thereof, all inventory (as defined in the Uniform Commercial Code, as in effect in the state of New York) now owned or hereafter acquired, wherever located and whether or not in transit, which is held for sale; provided, that Inventory shall not include raw materials, work in process or supplies or materials consumed in the business of such Person; and provided further that (a) purchased items (including plain end tubulars) shall be considered Inventory and not raw materials if such purchased items could be resold in their existing condition as finished goods without requiring further modification, and (b) items that are work in process shall be considered Inventory if such items could be sold in their existing condition as goods.

Exhibit B – Form of Borrowing Base Certificate

o.	subject to any third party's rights (including Permitted Liens (other than Inchoate Tax Liens)) which would be superior to the lien and rights of the Lender created under the Credit Documents	$__________
p.	reflected on any Credit Party's books for more than one year	$__________
q.	otherwise deemed ineligible by the Lender in its reasonable discretion	$__________

3.	Total Eligible Inventory = (1) – (2) = $__________13

________________
13 Eligible Inventory shall be valued at the lower of actual or fair market value in accordance with GAAP.

Exhibit B – Form of Borrowing Base Certificate

C. BORROWING BASE =

1.	A.3. x 80%	=	$__________

2.	B.3. x 50%	=	$__________

3.	Eligible Receivables = C.1	=	$__________

4.	Eligible Inventory = C.2	=	$__________14

5.	the Reserves	=	$__________

6.	Borrowing Base = C.3 + C.4 – C.5	=	$__________

D. AVAILABILITY

1.	Aggregate outstanding amount of all Swing Line Advances	= $__________

2.	Aggregate outstanding amount of all Revolving Advances	= $__________

3.	Aggregate outstanding undrawn amount of Letters of Credit	= $__________

4.	Aggregate unpaid amount of all payment obligations under drawn Letters of Credit	= $__________

5.	Lesser of (a) Borrowing Base (See C.6 above) and (b) the aggregate Revolving Commitments	= $__________

6.	Availability = D.5. – (D.1 + D.2+ D.3 + D.4)	= $__________
___________________
14 C.2 must not comprise more than 50% of C.6.

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE B
ACCOUNTS RECEIVABLE AGING REPORT

[Please attach an accounts receivable aging report for each Credit Party, with grand totals.]

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE C
ACCOUNTS PAYABLE AGING REPORT

[Please attach an accounts payable aging report for each Credit Party with grand totals.]

Exhibit B – Form of Borrowing Base Certificate

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM , 201 TO , 201_

This certificate dated as of ______________, _______ is prepared pursuant to the Credit Agreement dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”), and as issuing lender and as swing line lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, on behalf of the Borrower, hereby certifies in his official capacity as the [____________________]1 of the Borrower and not in his individual capacity that:

(a) all of the representations and warranties made by any Credit Party contained in the Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on this date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date[ and except as set forth on Schedule A hereto];

(b) attached hereto in Schedule B is a detailed spreadsheet setting forth calculations of, as of the last day of the period covered by this certificate, the Borrower’s (i) consolidated Funded Debt and EBITDA, (ii) Interest Expense, and (iii) Capital Expenditures;

[(c) no Default or Event of Default has occurred or is continuing as of the date hereof; and]

[(c) the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

____________________________________; and]

(d) as of the date hereof for the periods set forth below the following statements, amounts, and calculations included herein and in Schedule B, were true and correct in all material respects.

____________________
1 To be executed by the chief financial officer or chief executive officer of the Borrower.

Exhibit C – Form of Compliance Certificate

I. Section 6.16 Leverage Ratio2:

(a)	The consolidated Funded Debt of the Borrower as of the last day of such fiscal quarter		$______________

(b)	Borrower’s consolidated EBITDA3
	(i) + [(ii) + (iii) + (iv) + (v) + (vi)] – (vii)4 =		$______________

	(i)	Net Income	$______________
	(ii)	depreciation and amortization	$______________
	(iii)	Interest Expense	$______________
	(iv)	Income Tax Expense	$______________
	(v)	non-cash charges	$______________
	(vi)	fees and expenses accrued under, or incurred in connection with, the closing of the Credit Documents and other Transactions 5	$______________
	(vii)	non-cash items of income	$______________

	Leverage Ratio = (a) divided by (b)		________________

	Maximum Leverage Ratio		[2.50 to 1.00][2.00 to 1.00]6

	Compliance		Yes No
______________
2 Calculated as of each fiscal quarter end, commencing with the fiscal quarter ending December 31, 2012.

3 Calculated for the four-fiscal-quarter period then ended. In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales assuming that such transactions had occurred on the first day of the determination period.

4 Items (ii) – (vi) shall be included to the extent deducted in determining consolidated Net Income; item (vii) shall be deducted to the extent included in determining consolidated Net Income.

5 The fees and expenses accrued under, or incurred in connection with, the closing of the Credit Documents shall not exceed $1,600,000.

6 Use (a) 2.50 to 1.00 for each fiscal quarter ending on or after December 31, 2012, but prior to March 31, 2013, and (b) 2.00 to 1.00 for each fiscal quarter ending on or after March 31, 2013.

Exhibit C – Form of Compliance Certificate

II. Section 6.17 Fixed Charge Coverage Ratio7:

(a)	EBITDA (see I.(b) above)	$______________
(b)	cash taxes paid by the Credit Parties	$______________
(c)	Maintenance Capital Expenditures	$______________
(d)	Interest Expense	$______________
(e)	scheduled principal payments of Funded Debt8	$______________

Fixed Charge Coverage Ratio =

	[(a) - (b) + (c)] divided by [(d) + (e)]	= ________________

	Minimum Fixed Charge Coverage Ratio	1.50 to 1.00

	Compliance	Yes No
_____________
7 Calculated as of each fiscal quarter end for the four-fiscal-quarter period then ended, commencing with the fiscal quarter ending December 31, 2012.

8 The scheduled principal payments of Debt shall include principal payments of Advances but shall exclude payments of Swing Line Advances.

Exhibit C – Form of Compliance Certificate

III. Section 6.18 Capital Expenditures9:

(a)	Capital Expenditures	$______________

(b)	Debt Funded Capital Expenditures	$______________

(c)	Equity Funded Capital Expenditures	$______________

(d)	Capital Expenditures for purposes of Section 6.18 = (a) – (b) – (c) =	$______________

(e)	CapEx Basket Amount	$[2,000,000][8,000,000]10

	Capital Expenditure covenant:	(d) ≤ (e)

	Compliance	Yes No
______________
9 Calculated for the elapsed portion of the then-current fiscal year, as of each fiscal quarter end, commencing with the quarter ending December 31, 2012.

10 CapEx Basket Amount shall be $2,000,000 for fiscal year 2012 and $8,000,000 for each fiscal year thereafter.

Exhibit C – Form of Compliance Certificate

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of _______________ ____, _______.

BORROWER:

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit C – Form of Compliance Certificate

EXHIBIT D
FORM OF GUARANTY AGREEMENT

This Guaranty Agreement dated as of October 26, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (as defined below) for the ratable benefit of the Secured Parties.

INTRODUCTION

A. This Guaranty is given in connection with that certain Credit Agreement dated as of October 26, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, (the “Lenders”) and Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as the issuing lender (in such capacity, the “Issuing Lender”) and as the swing line lender (in such capacity, the “Swing Line Lender”).

B. Each Guarantor is a Subsidiary (as defined in the Credit Agreement) of the Borrower and (i) the transactions contemplated by the Credit Agreement and the other Credit Documents, (ii) the Hedging Arrangements entered into by the Borrower or any Guarantor with a Swap Counterparty, and (iii) the Banking Services provided by any Banking Services Provider to the Borrower or any Guarantor, each are (a) in furtherance of such Subsidiary’s corporate, limited liability company or partnership purposes, (b) necessary or convenient to the conduct, promotion or attainment of such Subsidiary’s business, and (c) for such Subsidiary’s direct or indirect benefit.

C. Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide and to continue to provide Advances under the Credit Agreement, (ii) to induce the Issuing Lender to provide and to continue to provide Letters of Credit under the Credit Agreement, and (iii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty, including those in the preamble and recitals above, that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.

(a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any Subsidiary of the Borrower to the Administrative Agent, the Issuing Lender or any Lender under the Credit Documents and by the Borrower or any Subsidiary of the Borrower to the Swap Counterparty but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Subsidiary of the Borrower.

Exhibit D – Form of Guaranty Agreement

(b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(b) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(c) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A) any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(B) any liabilities of such Guarantor under this Guaranty; and

(C) any liabilities of such Guarantor under each of its other guaranties of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2(c) (each such other guaranty and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent such Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), multiplied by (2) a fraction (i) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)), and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2(c)), (y) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 2(c)), and (z) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(c)); and

Exhibit D – Form of Guaranty Agreement

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 2(b)).

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto but subject to Section 2(c) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or under any Hedging Arrangement, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent not prohibited by applicable law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Borrower or any Guarantor;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor;

(f) any failure of any Secured Party to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lender, the Swing Line Lender, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);

Exhibit D – Form of Guaranty Agreement

(g) any signature of any officer of the Borrower or any Guarantor being mechanically reproduced in facsimile or otherwise; or

(h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING, IN WHOLE OR IN PART, AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor, to the extent not prohibited by applicable law, hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) Each Guarantor, to the extent not prohibited by applicable law, hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from (i) the financing arrangements involving the Borrower or any Guarantor contemplated by the Credit Documents, (ii) the Hedging Arrangements with a Swap Counterparty, and (iii) the Banking Services provided to the Borrower or any Guarantor by any Secured Party, and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Exhibit D – Form of Guaranty Agreement

Section 6. Subrogation and Subordination.

(a) No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the occurrence of the Termination Date (as defined below). If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to or on the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents. For purposes of this Guaranty, “Termination Date” means the date on or prior to which each of the following shall have occurred: (i) the termination of the Commitments, (ii) the termination of all Hedging Agreements with such Swap Counterparties (other than Hedging Agreements as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), (iii) the termination or expiration of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), and (iv) the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations (other than indemnity obligations and other similar obligations that survive the termination of this Guaranty for which no notice of claim has been received by any Guarantor).

(b) Each Guarantor agrees that, until after the Termination Date, all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and such Guarantor shall, if requested by the Administrative Agent, execute a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination. Each Guarantor agrees that none of the Subordinated Guarantor Obligations shall be secured by a lien or security interest on any assets of such Guarantor or any ownership interests in any Subsidiary of such Guarantor. “Subordinated Guarantor Obligations” means any and all obligations and liabilities of a Guarantor owing to the Borrower or any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.

Exhibit D – Form of Guaranty Agreement

(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity), and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited liability company or partnership actions on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and each Guarantor has full power, authority and legal right to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Lender or the Administrative Agent, the Issuing Lender, the Swing Line Lender and any other Secured Party is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Secured Party to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Secured Party shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.9 of the Credit Agreement, if to a Guarantor, at its address for notices specified in Schedule II to the Security Agreement, and if to any Secured Party, at its address specified in or pursuant to the Credit Agreement. All such notices and communications shall be effective when delivered.

Section 11. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender, the Swing Line Lender and the Issuing Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by a Swap Counterparty and each of its successors, transferees and assigns to the extent such successor, transferee or assign is a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause (c), subject to Section 9.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender, the Administrative Agent, the Swing Line Lender or the Issuing Lender in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Exhibit D – Form of Guaranty Agreement

Section 13. Governing Law; Service of Process. This Guaranty shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at the address set forth for such Guarantor in Schedule II to the Security Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

Section 14. Submission to Jurisdiction. The parties hereto hereby agree that any suit or proceeding arising in respect of this Guaranty, or any of the matters contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 14. Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Guaranty and irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 15. Waiver of Jury. THE GUARANTORS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16. INDEMNIFICATION. EACH GUARANTOR AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH SECURED PARTY AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THIS GUARANTY, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS GUARANTY. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 16 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY GUARANTOR, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO. No Guarantor shall, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

Exhibit D – Form of Guaranty Agreement

Section 17. Additional Guarantors. Pursuant to Section 5.6 of the Credit Agreement, each Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Guaranty as a Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 18. USA Patriot Act. Each Secured Party that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any other Secured Party) hereby notifies each Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act. Following a request by any Secured Party, each Guarantor shall promptly furnish all documentation and other information that such Secured Party reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS GUARANTY) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Exhibit D – Form of Guaranty Agreement

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:
[___________________________]

By:
Name:
Title:

Exhibit D – Form of Guaranty Agreement

Annex 1 to the Guaranty Agreement

SUPPLEMENT NO. ____ dated as of ______________(the “Supplement”), to the Guaranty Agreement dated as of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), executed by [________________________] (each a “Guarantor” and collectively, the “Guarantors”), and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

A. Reference is made to the Credit Agreement dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, Wells Fargo Bank, National Association, as the issuing lender (the “Issuing Lender”) and as the swing line lender.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue Letters of Credit. Section 17 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Advances and the Issuing Lender to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 17 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The terms and conditions of the Guaranty Agreement are hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate, limited liability company or partnership action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Exhibit D – Form of Guaranty Agreement

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. This Supplement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the New Guarantor at the address set forth on the signature page to this Supplement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.

SECTION 6. The parties hereto hereby agree that any suit or proceeding arising in respect of this Supplement, or any of the matters contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Supplement in any court referred to in this Section 6. Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Supplement and irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 7. THE NEW GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Exhibit D – Form of Guaranty Agreement

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.

THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit D – Form of Guaranty Agreement

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

Address for New Guarantor:

______________________
______________________

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit D – Form of Guaranty Agreement

EXHIBIT E-1
FORM OF NOTICE OF REVOLVING BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent
1000 Louisiana Street
Houston, Texas 77002
Attn: Don Herrick
Telephone: (713) 319-1372
Telecopy: (713) 739-1087

Ladies and Gentlemen:

The undersigned, Aly Energy Services Inc., a Delaware corporation (“Borrower”), refers to the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the defined terms of which are used in this Notice of Revolving Borrowing as defined therein unless otherwise defined in this Notice of Revolving Borrowing) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent, as issuing lender and as swing line lender, and hereby gives you irrevocable notice pursuant to Section 2.3(a) of the Credit Agreement that the undersigned hereby requests a Revolving Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _____________, _____.

(b)	The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Advances].

(c)	The aggregate amount of the Proposed Borrowing is $____________.

(d)	[The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][three][six] month(s)].

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)
the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranty and each of the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and warranties that are made as of a specified date, which shall be true and correct as such specified date; and

Exhibit E-1 – Form of Notice of Revolving Borrowing

(ii)	no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit E-1 – Form of Notice of Revolving Borrowing

EXHIBIT E-2
FORM OF NOTICE OF TERM BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent
1000 Louisiana Street
Houston, Texas 77002
Attn: Don Herrick
Telephone: (713) 319-1372
Telecopy: (713) 739-1087

Ladies and Gentlemen:

The undersigned, Aly Energy Services Inc., a Delaware corporation (“Borrower”), refers to the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the defined terms of which are used in this Notice of Term Borrowing as defined therein unless otherwise defined in this Notice of Term Borrowing) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent, as issuing lender and as swing line lender, and hereby gives you irrevocable notice pursuant to Section 2.3(a) of the Credit Agreement that the undersigned hereby requests a Term Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _____________, _____.

(b)	The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Advances].

(c)	The aggregate amount of the Proposed Borrowing is $____________.

(d)	[The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][three][six] month(s)].

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)
the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranty and each of the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and warranties that are made as of a specified date, which shall be true and correct as such specified date; and

Exhibit E-2 – Form of Notice of Term Borrowing

(ii)	no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit E-2 – Form of Notice of Term Borrowing

EXHIBIT E-3
FORM OF NOTICE OF CAPEX BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent
1000 Louisiana Street
Houston, Texas 77002
Attn: Don Herrick
Telephone: (713) 319-1372
Telecopy: (713) 739-1087

Ladies and Gentlemen:

The undersigned, Aly Energy Services Inc., a Delaware corporation (“Borrower”), refers to the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the defined terms of which are used in this Notice of CapEx Borrowing as defined therein unless otherwise defined in this Notice of CapEx Borrowing) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent, as issuing lender and as swing line lender, and hereby gives you irrevocable notice pursuant to Section 2.3(a) of the Credit Agreement that the undersigned hereby requests a CapEx Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is _____________, _____.

(b)	The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Advances].

(c)	The aggregate amount of the Proposed Borrowing is $____________.

(d)	[The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][three][six] month(s)].

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)
the representations and warranties contained in the Credit Agreement, the Security Documents, the Guaranty and each of the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and warranties that are made as of a specified date, which shall be true and correct as such specified date; and

Exhibit E-3 – Form of Notice of CapEx Borrowing

(ii)	no Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit E-3 – Form of Notice of CapEx Borrowing

EXHIBIT F
FORM OF NOTICE OF CONTINUATION OR CONVERSION

[Date]

Wells Fargo Bank, National Association, as Administrative Agent
1000 Louisiana Street
Houston, Texas 77002
Attn: Don Herrick
Telephone: (713) 319-1372
Telecopy: (713) 739-1087

Ladies and Gentlemen:

The undersigned, Aly Energy Services Inc., a Delaware corporation (“Borrower”), refers to the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the defined terms of which are used in this Notice of Continuation or Conversion as defined therein unless otherwise defined in this Notice of Continuation or Conversion) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent, as issuing lender and as swing line lender, and hereby gives you irrevocable notice pursuant to Section 2.3(b) of the Credit Agreement that the undersigned hereby requests a [Conversion][Continuation] of outstanding [Revolving][Term] Advances, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Conversion/Continuation”) as required by Section 2.3(b) of the Credit Agreement:

1. The Business Day of the Proposed Conversion/Continuation is _______________, ______.

2. The aggregate amount of the existing [Revolving][Term] Advances to be [Converted][Continued] is $ ______________ and is comprised of [Base Rate Advances][Eurodollar Advances] (“Existing Advances”).

3. The Proposed Conversion/Continuation consists of [a Conversion of the Existing Advances to [Base Rate Advances] [Eurodollar Advances]] [a Continuation of the Existing Advances].

[(4) The Interest Period for the Proposed Conversion/Continuation is [[one][three][six] month[s]].1

[The Borrower hereby certifies that on the date hereof, and on the date of the Proposed Conversion/Continuation, no Default has occurred and is continuing.] 2

Very truly yours,

ALY ENERGY SERVICES INC.

By:
Name:
Title:
___________
1 To be included only with respect to conversions to, or continuations of, Eurodollar Advances.

2 To be included only with respect to conversions to, or continuations of, Eurodollar Advances.

Exhibit F – Notice of Continuation or Conversion

EXHIBIT G
FORM OF PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement, dated as of October 26, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is by and among ALY Energy Services Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto from time to time (collectively with the Borrower, the “Grantors” and individually, a “Grantor”), and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, this Security Agreement is entered into in connection with that certain Credit Agreement, dated as of October 26, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Lenders”), Administrative Agent, and Wells Fargo Bank, National Association, as issuing lender (in such capacity, the “Issuing Lender”) and as swing line lender; and

WHEREAS, pursuant to the terms of the Credit Agreement, and in consideration of the credit extended by the Lenders to the Borrower and the letters of credit issued by the Issuing Lender for the account of the Borrower or any subsidiary of the Borrower, certain Grantors have executed and delivered that certain Guaranty Agreement dated as of the date hereof (the “Guaranty”), guaranteeing the Secured Obligations; and

WHEREAS, as a condition precedent to the initial extension of credit under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement; and

WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as each Grantor will derive substantial direct and indirect benefits from (i) the transactions contemplated by the Credit Agreement, (ii) the Hedging Arrangements entered into by the Borrower or any other Grantor with a Swap Counterparty, and (iii) the Banking Services provided by any Banking Services Provider, and each Grantor is willing to execute, deliver and perform its obligations under this Security Agreement to secure the Secured Obligations (as defined herein);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” has the meaning set forth in the preamble.

“Borrower” has the meaning set forth in the preamble.

“Collateral” has the meaning set forth in Section 2.1.

Exhibit G – Form of Pledge and Security Agreement

“Collateral Account” has the meaning set forth in Section 4.3(b).

“Computer Hardware and Software Collateral” means (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form, (b) software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above, (c) all firmware associated therewith, (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c), and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent, that provides for the Administrative Agent (for the ratable benefit of the Secured Parties) to have “control” (as defined in the UCC) over certain Collateral.

“Copyright Collateral” means all copyrights of any Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, including without limitation those copyrights referred to in Item C of Schedule III hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by such Grantor.

“Credit Agreement” has the meaning set forth in the first recital.

“Distributions” means all cash, cash dividends, stock dividends, other distributions, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, and all other distributions or payments (whether similar or dissimilar to the foregoing) on or with respect to, or on account of, any Pledged Share or Pledged Interest or other rights or interests constituting Collateral.

“Equipment” has the meaning set forth in Section 2.1(a).

“Excluded Collateral” has the meaning set forth in Section 2.1.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or Hedging Arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Governmental Approval” has the meaning set forth in Section 2.1(f).

“Grantor” has the meaning set forth in the preamble.

Exhibit G – Form of Pledge and Security Agreement

“Indemnitees” has the meaning set forth in Section 6.3(a).

“Intellectual Property Collateral” means, collectively, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” has the meaning set forth in Section 2.1(b).

“Lenders” has the meaning set forth in the first recital.

“Patent Collateral” means (a) all inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including without limitation those patents referred to in Item A of Schedule III hereto, and any patent applications in preparation for filing, (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a), (c) all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, and (d) all proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Pledged Interests” means all Equity Interests or other ownership interests of any Pledged Interests Issuer described in Item A of Schedule I hereto and all Equity Interests or other ownership interests of any Pledged Interests Issuer hereafter acquired by, or otherwise issued to, each Grantor, including those described in Item A of Schedule I hereto; all certificates representing any such interests; all options and other rights (including, without limitation, all options and rights under or pursuant to any registrations, articles, by-laws, regulations, limited liability company agreements or constitutive agreements governing or representing any such interests), contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in any Pledged Interests Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Interests Issuer” means each Person identified in Item A of Schedule I hereto as the issuer of the Pledged Shares or the Pledged Interests identified opposite the name of such Person.

“Pledged Note Issuer” means each Person identified in Item B of Schedule I hereto as the issuer of the Pledged Notes identified opposite the name of such Person.

“Pledged Notes” means all promissory notes of any Pledged Note Issuer evidencing Debt incurred pursuant to Section 6.1(b) of the Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent delivered by any Grantor to the Administrative Agent as Pledged Property hereunder, as such promissory notes are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Property” means all Pledged Notes, Pledged Interests, Pledged Shares, all assignments of any amounts due or to become due with respect to the Pledged Interests or the Pledged Shares, all other instruments which are now being delivered by any Grantor to the Administrative Agent or may from time to time hereafter be delivered by any Grantor to the Administrative Agent for the purpose of pledging under this Security Agreement or any other Credit Document, and all proceeds of any of the foregoing.

“Pledged Shares” means all shares of stock of any Pledged Interests Issuer identified under Item A of Schedule I in the table titled “Common Stock.”

Exhibit G – Form of Pledge and Security Agreement

“Receivables” has the meaning set forth in Section 2.1(c).

“Related Contracts” has the meaning set forth in Section 2.1(c).

“Security Agreement” has the meaning set forth in the preamble.

“Termination Date” means the date on or prior to which each of the following shall have occurred: (a) the termination of the Commitments, (b) the termination of all Hedging Agreements with such Swap Counterparties (other than Hedging Agreements as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), (c) the termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), and (d) the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations (other than contingent indemnification obligations).

“Trademark Collateral” means (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, including without limitation those trademarks referred to in Item B of Schedule III hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”), (b) all trademark licenses for the grant by or to any Grantor of any right to use any trademark, (c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b), (d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b), and (e) all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor, (all of the foregoing being collectively called a “Trade Secret”), including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“UCC” means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, defined terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Exhibit G – Form of Pledge and Security Agreement

SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.

SECTION 1.4. Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Security Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

ARTICLE II
SECURITY INTEREST

SECTION 2.1. Grant of Security Interest. Each Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for the ratable benefit of each Secured Party, and hereby grants to the Administrative Agent, for the ratable benefit of each Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in, to and under, all of the following, whether now owned or hereafter acquired by such Grantor, and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms (including, but not limited to, all remotely operated vehicles, trenchers and other equipment used by any Grantor, vehicles, motor vehicles, rolling stock, vessels, aircraft) of such Grantor, wherever located, and all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (any and all of the foregoing being the “Equipment”);

(b) all inventory in all of its forms of such Grantor, wherever located, including (i) all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business (iii) all goods in which such Grantor has an interest en masse or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee), (iv) all goods which are returned to or repossessed by such Grantor, and all accessions thereto, products thereof and documents therefore, and (v) any other item constituting “inventory” under the UCC (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

Exhibit G – Form of Pledge and Security Agreement

(c) all accounts, money, payment intangibles, contracts, contract rights, all rights constituting a right to the payment of money, Chattel Paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles of such Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, and all rights of such Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such accounts, money, payment intangibles, contracts, contract rights, rights to the payment of money, Chattel Paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles (any and all such accounts, money, payment intangibles, contracts, contract rights, rights to the payment of money, Chattel Paper, documents, documents of title, instruments, letters of credit, letter of credit rights and General Intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases, agreements and other contracts being the “Related Contracts”);

(d) all Intellectual Property Collateral of such Grantor;

(e) all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information in all forms, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

(f) all governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees (each a “Governmental Approval”), to the extent a security interest may be granted therein; provided that any Governmental Approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged, assigned or otherwise encumbered hereunder is expressly excepted and excluded from the Liens and terms of this Security Agreement, including the grant of security interest in this Section 2.1;;

(g) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect such Grantor against fluctuations in commodity prices (including, without limitation, any Hedging Arrangement);

(h) all deposit accounts (including the Collateral Accounts and all amounts on deposit therein and all cash equivalent investments carried therein and all proceeds thereof), and, to the extent not included in the foregoing, all bank accounts, investment property, fixtures, supporting obligations and goods;

(i) all Pledged Interests, Pledged Notes, Pledged Shares and any other Pledged Property whether now or hereafter delivered to the Administrative Agent in connection with this Security Agreement and all Distributions, interest, and other payments and rights with respect to such Pledged Property;

Exhibit G – Form of Pledge and Security Agreement

(j) (i) all policies of insurance now or hereafter held by or on behalf of such Grantor, including casualty, liability, key man life insurance, business interruption, foreign credit insurance, and any title insurance, (ii) all proceeds of insurance, and (iii) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(k) all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) and proceeds deposited from time to time in any lock boxes of such Grantor, and, to the extent not otherwise included, all payments and proceeds under insurance (whether or not the Administrative Agent is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral);

(l) any and all Liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or contract that is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or contract is granted hereunder;

(m) any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper, or contract, which are pledged hereunder; and

(n) all of such Grantor’s right, title and interest in, to and under any “Accounts”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Accounts”, “Commodity Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, “Letters of Credit”, “Money”, “Payment Intangibles”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlements”, “Supporting Obligations” and “Uncertificated Securities” as each such terms are defined in the UCC; provided that, notwithstanding anything to the contrary contained in this Section 2.1 and other than to the extent set forth in this Section 2(b), any General Intangibles, Contracts, Contract Documents or other documents (and any Contract Rights arising thereunder) to which any of the Grantors is a party shall be excluded from the lien and security interest granted hereunder (and shall, as applicable, not be included as "Collateral", "Contracts", "Contract Rights", "Contract Documents", "General Intangibles", "Investment Property", "Legal Requirements", "Insurance Contracts", "Instruments", "Pledged Equity" or "Chattel Paper" for the purposes hereof) to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such Property by reason of (i) an existing and enforceable negative pledge or anti-assignment provision or (ii) applicable law or regulation to which such Grantor is subject (all such General Intangibles, Contracts, Contract Documents and other documents being the "Excluded Contracts"); provided, however, that (A) the exclusion from the lien and security interest granted by such Grantor hereunder of any Contract Rights of any of the Grantors under one or more of the Excluded Contracts shall not limit, restrict or impair the grant by such Grantor of the lien and security interest in any Accounts or receivables arising under any such Excluded Contract or any payments due or to become due thereunder, (B) any Excluded Contract shall automatically cease to be excluded from this Section 2.1 (and shall automatically be subject to the lien and security interest granted hereby and to the terms and provisions of this Security Agreement as "Collateral"), to the extent that (1) either of the prohibitions discussed in clause (i) and (ii) above is ineffective or subsequently rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or under any other Legal Requirement or is otherwise no longer in effect, or (2) the applicable Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a lien and security interest in, such Excluded Contract (which consent, upon the reasonable request of the Secured Party, such Grantor will use its commercial reasonable efforts to obtain), and (C) any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Contracts shall constitute Collateral unless any assets or property constituting such proceeds are themselves subject to the exclusions set forth in this Section 2.1. In addition, the following property shall be excluded from the lien and security interest granted hereunder (and shall, as applicable, not be included as "Collateral", "Contracts", "Contract Rights", "Contract Documents", "General Intangibles", "Investment Property", "Legal Requirements", "Insurance Contracts", "Instruments", "Pledged Equity" or "Chattel Paper" for the purposes hereof): (x) any deposit accounts or other bank accounts of any Grantor used solely for payroll funding or employee benefits purposes, and (y) any property of a Grantor that is now or hereafter subject to a Lien securing Debt to the extent that (A) such Lien is permitted by Section 6.2(e) of the Credit Agreement and such Debt is permitted by Section 6.1(d) of the Credit Agreement and (B) the documents evidencing such Debt prohibit the granting of a Lien in the property securing such Debt (the properties described in clauses (x) and (y) hereof, together with the Excluded Contracts being the “Excluded Collateral”).

Exhibit G – Form of Pledge and Security Agreement

SECTION 2.2. Security for Obligations.

(a) This Security Agreement, and the Collateral in which the Administrative Agent for the benefit of the Secured Parties is granted a security interest hereunder by each Grantor, secures the prompt and indefeasible payment in full in cash and performance of all Secured Obligations.

(b) Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the Liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

SECTION 2.3. Continuing Security Interest; Transfer of Advances; Reinstatement. This Security Agreement shall create continuing security interests in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Grantor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party and its respective successors, transferees and assigns, subject to the limitations as set forth in the Credit Agreement. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note, Advance or Commitment held by it as provided in Section 9.7 of the Credit Agreement, and any successor or assignee thereof shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Credit Document (including this Security Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of Section 9.7 and Article 8 of the Credit Agreement. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any other Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Administrative Agent or any such Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or other similar proceeding of any Grantor or any other Person), such Secured Obligations shall, for purposes of this Security Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued to be in existence, notwithstanding any application by the Administrative Agent or such Secured Party or any termination agreement or release provided to any Grantor, and this Security Agreement shall continue to be effective or reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Administrative Agent or such Secured Party had not been made.

Exhibit G – Form of Pledge and Security Agreement

SECTION 2.4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent nor any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.5. [Reserved].

SECTION 2.6. Distributions on Pledged Shares. In the event that any Distribution with respect to any Pledged Shares or Pledged Interests pledged hereunder is permitted to be paid (in accordance with Section 6.9 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 6.9 of the Credit Agreement, the applicable Grantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1(e).

SECTION 2.7. Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Grantor hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Credit Document, (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Credit Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations, (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligations, (d) any reduction, limitation, impairment or termination of any Secured Obligations (except in the case of the occurrence of the Termination Date) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise, (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Credit Document, (f) any addition, exchange or release of any Collateral securing the Secured Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Secured Obligations, or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any surety or any guarantor.

Exhibit G – Form of Pledge and Security Agreement

SECTION 2.8. Waiver of Subrogation. Until the Termination Date, each Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any other Grantor that arise from the existence, payment, performance or enforcement of such Grantor’s obligations under this Security Agreement or any other Credit Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against any other Grantor or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any other Grantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence and the Termination Date shall not have occurred, then such amount shall be deemed to have been paid to such Grantor for the benefit of, and held in trust for, the Administrative Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 2.8 is knowingly made in contemplation of such benefits.

SECTION 2.9. Election of Remedies. Except as otherwise provided in the Credit Agreement, if any Secured Party may, under applicable law, proceed to exercise its remedies under any of this Security Agreement or the other Credit Documents giving any Secured Party a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement. If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Grantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Grantor, to the extent permitted by applicable law, hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such Secured Party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make Advances thereunder and for the Issuing Lender to issue Letters of Credit thereunder, and to induce the Secured Parties to enter into Hedging Arrangements and provide Banking Services, each Grantor represents and warrants unto each Secured Party as set forth in this Article III.

SECTION 3.1. Validity, etc. This Security Agreement and the other Credit Documents to which such Grantor is a party constitute the legal, valid and binding obligations of such Grantor, enforceable against such Grantor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

Exhibit G – Form of Pledge and Security Agreement

SECTION 3.2. Ownership, No Liens, etc. Such Grantor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge, grant and assign) the Collateral, free and clear of all Liens, except for any Lien that is a Permitted Lien. No effective UCC financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Administrative Agent on the Closing Date. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and, except for (i) the proper filing of the applicable financing statements with the filing offices located in each Grantor’s location, as listed on Item A-1 of Schedule II attached hereto and (ii) such other actions which are not required pursuant to the terms hereof or for which arrangements have been made to be completed at a later date, all filings and other actions necessary to perfect such security interest in the Collateral (other than, as to perfection, Excluded Certificated Equipment) have been duly taken and such security interest shall be a first priority security interest (subject to Permitted Liens).

SECTION 3.3. As to Equity Interests of the Subsidiaries, Investment Property.

(a) With respect to the Pledged Shares, all such Pledged Shares are represented by a certificate, except to the extent otherwise indicated on Schedule I, and are duly authorized and validly issued, fully paid and non-assessable.

(b) With respect to the Pledged Interests (other than Pledged Interests issued by a corporation, business trust, joint stock company or similar Person), no such Pledged Interests (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Pledged Interests are securities governed by Article 8 of the UCC, or (iii) are held in a Securities Account, except, with respect to this clause (b), Pledged Interests (A) for which the Administrative Agent is the registered owner or (B) with respect to which the Pledged Interests Issuer has agreed in an authenticated record with such Grantor and the Administrative Agent to comply with any instructions of the Administrative Agent without the consent of such Grantor.

(c) Such Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

(d) To the extent required by Section 4.1(b), with respect to Uncertificated Securities constituting Collateral owned by such Grantor, such Grantor has caused the Pledged Interests Issuer or other issuer thereof either (i) to register the Administrative Agent as the registered owner of such security, or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such Pledged Interests Issuer or other issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor.

(e) As of the Closing Date or the date on which the schedules to this Security Agreement are amended, supplemented or otherwise modified, the percentage of the issued and outstanding Pledged Shares and Pledged Interests of each Pledged Interests Issuer pledged by such Grantor hereunder is as set forth on Schedule I and the percentage of the total membership, partnership and/or other Equity Interests in the Pledged Interest Issuer is indicated on Schedule I. All of the Pledged Shares and Pledged Interests constitute one hundred percent (100%) of such Grantor’s interest in the applicable Pledged Interests Issuer, except in the case of outstanding Voting Securities that are issued by First Tier Foreign Subsidiaries with respect to which such Grantor has pledged up to sixty-six percent (66%) of such outstanding Voting Securities issued by such First Tier Foreign Subsidiaries as indicated on Schedule I.

Exhibit G – Form of Pledge and Security Agreement

(f) There are no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire shares, member interests or units of any Pledged Interest Issuer.

(g) In the case of each Pledged Note made by a Subsidiary of the Borrower, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

SECTION 3.4. Grantor’s Name, Location, etc.

(a) As of the Closing Date or the date on which the schedules to this Security Agreement are amended, supplemented or otherwise modified , other than as otherwise permitted pursuant to any Credit Document,, (i) the jurisdiction in which such Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A-1 of Schedule II hereto, (ii) the place of business of such Grantor or, if such Grantor has more than one place of business, the chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and all originals of all Chattel Paper which evidence Receivables, is set forth in Item A-2 of Schedule II hereto, and (iii) such Grantor’s federal taxpayer identification number is set forth in Item A-3 of Schedule II hereto.

(b) Within the five-year period prior to the Closing Date, no such Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item B of Schedule II hereto.

(c) As of the Closing Date or the date on which the schedules to this Security Agreement are amended, supplemented or otherwise modified , other than as otherwise permitted pursuant to any Credit Document, such Grantor does not maintain any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item C of Schedule II.

(d) As of the Closing Date or the date on which the schedules to this Security Agreement are amended, supplemented or otherwise modified , other than as otherwise permitted pursuant to any Credit Document, such Grantor is not the beneficiary of any Letters of Credit, except as set forth on Item D of Schedule II hereto (as such schedule may be amended or supplemented from time to time).

(e) As of the Closing Date or the date on which the schedules to this Security Agreement are amended, supplemented or otherwise modified , other than as otherwise permitted pursuant to any Credit Document, such Grantor does not have Commercial Tort Claims (i) in which a suit has been filed by such Grantor, and (ii) where the amount of damages reasonably expected to be claimed exceeds $250,000, except as set forth on Item E of Schedule II.

(f) As of the Closing Date or the date on which the schedules to this Security Agreement are amended, supplemented or otherwise modified , other than as otherwise permitted pursuant to any Credit Document, the name set forth on Schedule II attached hereto is the true and correct legal name (as defined in the UCC) of such Grantor.

Exhibit G – Form of Pledge and Security Agreement

(g) Such Grantor has not consented to, and is otherwise unaware of, any Person (other than the Administrative Agent pursuant hereto) having control (within the meaning of Section 9-104 or Section 8-106 of the UCC) over any Collateral, or any other interest in any of such Grantor’s rights in respect thereof.

SECTION 3.5. Possession of Inventory, Control; etc. Such Grantor (a) has exclusive possession and control, subject to Permitted Liens, of the Equipment and Inventory except as permitted under the Credit Agreement, and (b) is the sole entitlement holder of its Accounts and no other Person (other than the Administrative Agent pursuant to (i) this Security Agreement with respect to any Accounts maintained with the Administrative Agent or (ii) a Control Agreement with respect to any Accounts maintained with a bank other than the Administrative Agent) has “control” or “possession” of any of its Accounts or any other securities or property credited thereto except as permitted pursuant to this Security Agreement.

SECTION 3.6. Negotiable Documents, Instruments and Chattel Paper. Such Grantor has, contemporaneously herewith, delivered to the Administrative Agent possession of originals of (i) each of the Pledged Notes and (ii) each of the Documents, Instruments, promissory notes, and tangible Chattel Paper in an amount or stated amount in excess of $250,000, in the case of either (i) or (ii), owned or held by such Grantor as of the Closing Date (duly endorsed, in blank, if requested by the Administrative Agent).

SECTION 3.7. Intellectual Property Collateral. Such Grantor represents that except for any Patent Collateral, Trademark Collateral, and Copyright Collateral specified in Item A, Item B and Item C, respectively, of Schedule III hereto, and any and all Trade Secrets Collateral, such Grantor does not own and has no interests in any other Intellectual Property Collateral as of the Closing Date. Such Grantor further represents and warrants that, with respect to all Intellectual Property Collateral, (a) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, (b) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral, subject to Permitted Liens, and no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party in any material respects, (c) such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor, (d) to such Grantor’s knowledge, no third party is infringing upon any material Intellectual Property Collateral owned or used by such Grantor in any material respect, or any of its respective licensees, (e) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property, (f) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released, (g) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Trademarks and has taken all commercially reasonable action necessary to insure that any licensees of any Trademarks owned by such Grantor use such adequate standards of quality, (h) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any material portion of the Intellectual Property Collateral, and (i) such Grantor owns directly or is entitled to use by license or otherwise, any patents, trademarks, tradenames, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, and necessary for the conduct of such Grantor’s business in any material respect.

Exhibit G – Form of Pledge and Security Agreement

SECTION 3.8. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no Governmental Approval, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either (a) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, (b) for the perfection (except with respect to Excluded Certificated Equipment) or maintenance of the security interests hereunder including the first-priority (subject to Permitted Liens) nature of such security interest (except with respect to the financing statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Administrative Agent of its rights and remedies hereunder, or (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, except (i) with respect to any Pledged Shares or Pledged Interests, as may be required in connection with a disposition of such Pledged Shares or Pledged Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 3.9. Best Interests. It is in the best interests of each Grantor to execute this Security Agreement in as much as such Grantor will, as a result of being the Borrower or an Affiliate of the Borrower, derive substantial direct and indirect benefits from (a) the Advances and other extensions of credit (including Letters of Credit) made from time to time to the Borrower by the Lenders and the Issuing Lender pursuant to the Credit Agreement, (b) the Hedging Arrangements entered into with the Swap Counterparties, and (c) the Banking Services provided by the Banking Services Providers, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Advances and other extensions of credit pursuant to the Credit Agreement to the Borrower. Furthermore, such extensions of credit, Hedging Arrangements and Banking Services are (i) in furtherance of each Grantor’s corporate, limited liability company or limited partnership purposes, and (ii) necessary or convenient to the conduct, promotion or attainment of each Grantor’s business.

SECTION 3.10. Reaffirmation of Representations and Warranties. All of the representations and warranties made by the Borrower or any other Grantor regarding any Grantor in the Credit Agreement or in any other Credit Document are true and correct in all respects as if such representations and warranties were incorporated herein in their entirety and made by such Grantor.

ARTICLE IV
COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, it will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property, etc.

(a) Equity Interests of Subsidiaries. No Grantor shall allow or permit any of its Subsidiaries (i) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities, unless such Person promptly takes the actions set forth in Section 4.1(b)(ii)(B) with respect to any such Uncertificated Securities, (ii) that is a partnership or limited liability company, to (A) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (B) expressly provide in its organizational documents that its Equity Interests are securities governed by Article 8 of the UCC, or (C) place such Subsidiary’s Equity Interests in a Securities Account, unless such Person promptly takes the actions set forth in Section 4.1(b)(i)(A) with respect to any such Equity Interests, and (iii) to issue Equity Interests in addition to or in substitution for the Pledged Property or any other Equity Interests pledged hereunder, except for additional Equity Interests issued to such Grantor; provided that (A) such Equity Interests are immediately pledged hereunder, and within 10 Business Day delivered to the Administrative Agent, and (B) such Grantor delivers a supplement to Schedule I to the Administrative Agent identifying such new Equity Interests as Pledged Property, in each case pursuant to the terms of this Security Agreement. No Grantor shall permit any of its Subsidiaries to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing or that entitle any Person to purchase any of the foregoing, and except for this Security Agreement and the other Credit Documents and shall not, and shall not permit any of its Subsidiaries to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Property.

Exhibit G – Form of Pledge and Security Agreement

(b) Investment Property (other than Certificated Securities).

(i) With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will, unless otherwise permitted under the Credit Agreement, upon the Administrative Agent’s request either (A) cause the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Administrative Agent’s instructions with respect to such Investment Property without further consent by such Grantor, or (B) transfer such Investment Property to intermediaries that have or will agree to execute such Control Agreements.

(ii) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will cause the Pledged Interests Issuer or other issuer of such securities to either (A) register the Administrative Agent as the registered owner thereof on the books and records of the issuer, or (B) agree in an authenticated record with such Grantor and the Administrative Agent that such Pledged Interests Issuer or other issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor.

(c) Certificated Securities (Stock Powers). Each Grantor agrees that all Pledged Shares that are Certificated Securities (and all other certificated shares of Equity Interests constituting Collateral) delivered by such Grantor pursuant to this Security Agreement shall be in suitable form for transfer by delivery and shall be accompanied by duly endorsed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. All Pledged Notes delivered pursuant to this Security Agreement shall be endorsed to the order of the Administrative Agent and shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank. Each Grantor will, from time to time upon the request of the Administrative Agent during the continuance of any Event of Default, promptly transfer any Pledged Shares, Pledged Interests or other shares of Equity Interests constituting Collateral into the name of any nominee designated by the Administrative Agent.

(d) Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement and this Security Agreement) at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority (subject to Permitted Liens) and perfected basis all (i) Pledged Property, (ii) Investment Property, (iii) all Dividends and Distributions with respect thereto, (iv) all Payment Intangibles to the extent they are evidenced by a Document, Instrument, promissory note or Chattel Paper with a value in excess of $250,000, and (v) all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly (but in any event no later than ten (10) Business Days) following receipt thereof, deliver to the Administrative Agent possession of all originals of all (i) Pledged Notes, (ii) certificates representing Pledged Interests, Pledged Shares, and any other Pledged Property (including, without limitation, the Certificated Securities), and (iii) Documents, Instruments, promissory notes and Chattel Paper with a value in excess of $250,000, in each case, that it acquires following the Closing Date and shall deliver to the Administrative Agent a supplement to Schedule I identifying any such new Pledged Interests, Pledged Shares, Pledged Notes or other Pledged Property.

Exhibit G – Form of Pledge and Security Agreement

(e) Voting Rights; Dividends, etc. Each Grantor agrees:

(i) that promptly upon receipt of notice of the occurrence and during the continuance of an Event of Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property, all interest principal and other cash payments on Payment Intangibles, the Pledged Property and all Proceeds of the Pledged Property or any other Collateral, in case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral; and

(ii) if an Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this Section 4.1(e)(ii),

(A) the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, Investment Property or other Equity Interests constituting Collateral. EACH GRANTOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL SUCH EVENT OF DEFAULT SHALL HAVE BEEN CURED OR WAIVED) EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED SHARES, PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL; AND

(B) promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by any Grantor but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.1(e), each Grantor shall have the exclusive voting power, and is granted a proxy, with respect to any Equity Interests (including any of the Pledged Shares) constituting Collateral. Administrative Agent shall, upon the written request of any Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power with respect to any such Equity Interests (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would violate any provision of the Credit Agreement or any other Credit Document (including this Security Agreement).

Exhibit G – Form of Pledge and Security Agreement

SECTION 4.2. Organizational Documents; Change of Name, etc. Each Grantor shall, in connection with any change in its state of incorporation, formation or organization or its name, identity, organizational identification number or corporate structure permitted by Section 6.7(b) of the Credit Agreement, take all actions necessary or as requested by the Administrative Agent to ensure that the Liens on the Collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties remain perfected, first-priority Liens (subject to Permitted Liens and other than, as to perfection, Excluded Certificated Equipment) subject to the terms hereof.

SECTION 4.3. As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Administrative Agent to each Grantor, all Proceeds of Collateral received by any Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor (A) maintained with the Administrative Agent or (B) maintained at a depositary bank other than the Administrative Agent to which such Grantor, the Administrative Agent and the depositary bank have entered into a Control Agreement in form and substance acceptable to the Administrative Agent in its sole discretion providing that the depositary bank will comply with the instructions originated by the Administrative Agent directing disposition of the funds in the account without further consent by such Grantor (any such Deposit Accounts, together with any other Accounts pursuant to which any portion of the Collateral is deposited with the Administrative Agent, a “Collateral Account,” and collectively, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.

(c) Following the delivery of notice pursuant to clause (b)(ii) of this Section 4.3, the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or in accordance with the Credit Documents.

(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent, provided that the Administrative Agent shall have entered into a Control Agreement with respect to any Accounts that are maintained with a bank other than the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account; provided that withdrawals shall only be made during the existence of an Event of Default.

Exhibit G – Form of Pledge and Security Agreement

(e) No Grantor shall adjust, settle, or compromise the amount or payment of any Receivable, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon; provided that, a Grantor may make such adjustments, settlements or compromises and release wholly or partly any account debtor or obligor thereof and allow any credit or discounts thereon so long as (i) no Event of Default has occurred and is continuing, (ii) such action is taken in the ordinary course of business and consistent with past practices, (iii) such action is, in such Grantor’s good-faith business judgment, commercially reasonable, and (iv) at the time such action is taken, there shall be no Borrowing Base Deficiency.

SECTION 4.4. As to Grantor’s Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Secured Obligations, the Administrative Agent may (i) revoke any or all of the rights of any Grantor set forth in clause (a) of this Section 4.4, (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of a Default, the Administrative Agent may endorse, in the name of the applicable Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

SECTION 4.5. [Reserved].

SECTION 4.6. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions with respect to any Intellectual Property Collateral material to the operations or business of such Grantor:

Exhibit G – Form of Pledge and Security Agreement

(a) such Grantor will not (i) do or fail to perform any act whereby any material Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to maintain all of the Trademark Collateral in full force, free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor;

(b) such Grantor shall promptly notify the Administrative Agent if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any material Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent (subject to the terms of the Credit Agreement), executes and delivers all agreements, instruments and documents as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral;

(d) such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, each material Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b));

(e) upon obtaining an interest in any material Intellectual Property by such Grantor, such Grantor shall deliver a supplement to Schedule II identifying such new Intellectual Property; and

(f) upon obtaining an interest in any material Intellectual Property by such Grantor or, and following the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, such Grantor shall deliver all agreements, instruments and documents the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral and as may otherwise be required to acknowledge or register or perfect the Administrative Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Administrative Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

Exhibit G – Form of Pledge and Security Agreement

SECTION 4.7. As to Letter of Credit Rights.

(a) Each Grantor, by granting a security interest in its Letter of Credit Rights to the Administrative Agent, intends to (and hereby does) collaterally assign to the Administrative Agent its rights (including its contingent rights ) to the Proceeds of all Letter of Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Promptly following the date on which any Grantor obtains any Letter of Credit Rights after the date hereof, such Grantor shall (i) deliver a supplement to Schedule II identifying such new Letter of Credit Right and (ii) with respect to Letter of Credit Rights in excess of $250,000, or which are included in determining the Borrowing Base, use commercially reasonable efforts to cause the issuer of each Letter of Credit and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance reasonably satisfactory to the Administrative Agent and deliver written evidence of such consent to the Administrative Agent.

(b) During the existence of an Event of Default, each Grantor will, promptly upon request by the Administrative Agent, (i) notify (and each Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Administrative Agent hereunder and that any payments due or to become due in respect thereof are to be made directly to the Administrative Agent and (ii) arrange for the Administrative Agent to become the transferee beneficiary of each Letter of Credit.

SECTION 4.8. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim in excess of $250,000 individually or in the aggregate hereafter arising, it shall deliver to the Administrative Agent a supplement to Schedule II in form and substance reasonably satisfactory to the Administrative Agent, identifying such new Commercial Tort Claims.

SECTION 4.9. As to Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $250,000, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may request to vest in the Administrative Agent control (for the ratable benefit of Secured Parties) under Section 9-105 of the UCC of such electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with each Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for such Grantor to make alterations to the electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic Chattel Paper or transferable record.

Exhibit G – Form of Pledge and Security Agreement

SECTION 4.10. [Reserved].

SECTION 4.11. [Reserved].

SECTION 4.12. [Reserved].

SECTION 4.13. Further Assurances, etc. Each Grantor shall warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever, subject to Permitted Liens. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (other than, as to perfection, Excluded Certificated Equipment) subject to the terms hereof. Each Grantor agrees that, upon the acquisition after the date hereof by such Grantor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to such Collateral (other than, as to perfection, Excluded Certificated Equipment) or any part thereof as required by the Credit Documents. Without limiting the generality of the foregoing, each Grantor will:

(a) from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, if any Collateral shall be evidenced by an Instrument, negotiable Document, promissory note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, promissory note, Pledged Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent;

(b) hereby authorizes the Administrative Agent to file such filing statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby. The authorization contained in this Section 4.13 shall be irrevocable and continuing until the Termination Date;

(c) not create any tangible Chattel Paper which evidences Receivables which are included in the Borrowing Base without placing a legend on such tangible Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper;

(d) furnish to the Administrative Agent, from time to time at the Administrative Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; and

(e) do all things reasonably requested by the Administrative Agent in accordance with this Security Agreement in order to enable the Administrative Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter of Credit Rights with a value in excess of $250,000 and Electronic Chattel Paper with a value in excess of $250,000.

Exhibit G – Form of Pledge and Security Agreement

Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where and to the extent permitted by law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V
THE ADMINISTRATIVE AGENT

SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral, and (d) to perform the affirmative obligations of such Grantor hereunder. EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 5.1 IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE TERMINATION DATE.

SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.3 hereof and Section 9.1 of the Credit Agreement and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property and any other Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Exhibit G – Form of Pledge and Security Agreement

SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral (a) if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own personal property, or (b) if the Administrative Agent takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of an Event of Default; provided, further, that failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI
REMEDIES

SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process, (ii) require any Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, (iii) subject to applicable law or agreements with landlords, enter onto the property where any Collateral is located and take possession thereof without demand and without legal process, and (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time of any private sale is to be made shall constitute reasonable notification; provided, however, that with respect to Collateral that is (x) perishable or threatens to decline speedily in value, or (y) is of a type customarily sold on a recognized market (including but not limited to, Investment Property), no notice of sale or disposition need be given. For purposes of this Article VI, notice of any intended sale or disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or email, and shall be deemed to have been “sent” upon deposit in the U.S. Mails with adequate postage properly affixed, upon delivery to an express delivery service or upon electronic submission through telephonic or internet services, as applicable. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Each Grantor that is or may become a fee estate owner of property where any Collateral is located agrees and acknowledges that (i) Administrative Agent may remove the Collateral or any part thereof from such property in accordance with statutory law appertaining thereto without objection, delay, hindrance or interference by such Grantor and in such case such Grantor will make no claim or demand whatsoever against the Collateral, (ii) it will (x) cooperate with Administrative Agent in its efforts to assemble and/or remove all of the Collateral located on the such property; (y) permit Administrative Agent and its agents to enter upon such property and occupy the property at any or all times to conduct an auction or sale, and/or to inspect, audit, examine, safeguard, assemble, appraise, display, remove, maintain, prepare for sale or lease, repair, lease, transfer, auction and/or sell the Collateral; and (z) not hinder Administrative Agent’s actions in enforcing its security interest in the Collateral.

Exhibit G – Form of Pledge and Security Agreement

(c) Each Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Goods, Computer Hardware and Software Collateral, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition: (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(d) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against, all or any part of the Secured Obligations as set forth in Section 7.6 of the Credit Agreement. The Administrative Agent shall not be obligated to apply or pay over for application noncash proceeds of collection or enforcement unless (i) the failure to do so would be commercially unreasonable, and (ii) the affected party has provided the Administrative Agent with a written demand to apply or pay over such noncash proceeds on such basis.

(e) The Administrative Agent may do any or all of the following: (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder, (iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account, (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (v) endorse any checks, drafts, or other writings in the applicable Grantor’s name to allow collection of the Collateral, (vi) take control of any Proceeds of the Collateral, or (vii) execute (in the name, place and stead of the applicable Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 6.2. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

Exhibit G – Form of Pledge and Security Agreement

SECTION 6.3. Indemnity and Expenses.

(a) EACH GRANTOR HERETO AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH SECURED PARTY AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THIS SECURITY AGREEMENT, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS SECURITY AGREEMENT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 6.3(A) APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY GRANTOR, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO. No Grantor shall, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

(b) Other than as set forth in clause (c) below, each Grantor will upon demand pay to the Administrative Agent and any legal counsel the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent and any legal counsel may incur in connection herewith, including without limitation in connection with the administration of this Security Agreement and the custody, preservation, use or operation of, any of the Collateral.

(c) Each Grantor will upon demand pay to the Administrative Agent and any legal counsel the amount of any and all expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent and any legal counsel may incur in connection (i) the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent and any legal counsel or any of the Secured Parties hereunder, or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

Exhibit G – Form of Pledge and Security Agreement

SECTION 6.4. Warranties. The Administrative Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Administrative Agent may disclaim any warranties of title or the like. Each Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1. Credit Document. This Security Agreement is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 9 thereof.

SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon each Grantor and its successors, transferees and assigns and, subject to the limitations set forth in the Credit Agreement, shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that, no Grantor shall assign any of its obligations hereunder (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement).

SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Majority Lenders, as the case may be, pursuant to Section 9.3 of the Credit Agreement) and such Grantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4. Notices. Except as otherwise provided in this Security Agreement, all notices and other communications provided for hereunder shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted pursuant to the Credit Agreement), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement, on the signature pages of this Security Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Except as otherwise provided in this Security Agreement, all such notices and communications shall be effective when delivered.

SECTION 7.5. No Waiver; Remedies. In addition to, and not in limitation of Section 2.7, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.6. Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.7. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Exhibit G – Form of Pledge and Security Agreement

SECTION 7.8. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.9. Consent as Holder of Equity and as Pledged Interest Issuer. Each Grantor hereby (a) consents to the execution by each other Grantor of this Security Agreement and grant by each other Grantor of a security interest, encumbrance, pledge and hypothecation in all Pledged Interests and other Collateral of such other Grantor to the Administrative Agent pursuant hereto, (b) without limiting the generality of the foregoing, consents to the transfer of any Pledged Interest to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner under the limited partnership agreement or as a member under the limited liability company agreement, in any case, as heretofore and hereafter amended, and (c) to the extent such Grantor is also a Pledged Interest Issuer, agrees to comply with instructions with respect to the applicable Pledged Interests originated by the Administrative Agent without further consent of any other Grantor without further consent of any other Grantor if a Default has occurred and is continuing. Furthermore, each Grantor as the holder of any Equity Interests in a Pledged Interests Issuer, hereby (i) waives all rights of first refusal, rights to purchase, and rights to consent to transfer (to any Secured Party or to any purchaser resulting from the exercise of a Secured Party’s remedy provided hereunder or under applicable law) and (ii) if required by the organizational documents of such Pledged Interests Issuer, agrees to cause such Pledged Interests Issuer to register the Lien granted hereunder and encumbering such Equity Interests in the registry books of such Pledged Interests Issuer.

SECTION 7.10. Additional Grantors. Additional Affiliates of Borrower may from time to time enter into this Security Agreement as a Grantor. Upon execution and delivery after the date hereof by the Administrative Agent and such Affiliate of an instrument in the form of Annex 1, such Affiliate shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.11. Conflicts with Credit Agreement. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Security Agreement so that the terms and provisions of this Security Agreement do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Security Agreement conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Security Agreement of terms and provisions, supplemental rights or remedies in favor of the Administrative Agent not addressed in the Credit Agreement shall not be deemed to be in conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

SECTION 7.12. Governing Law; Service of Process This Security Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Each Grantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Grantor at its address set forth in this Security Agreement. Nothing in this Section shall affect the rights of any Secured Party to serve legal process in any other manner permitted by the law or affect the right of any Secured Party to bring any action or proceeding against any Grantor or its Property in the courts of any other jurisdiction.

Exhibit G – Form of Pledge and Security Agreement

SECTION 7.13. Submission to Jurisdiction. The parties hereto hereby agree that any suit or proceeding arising in respect of this Security Agreement, or any of the matters contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to the applicable parties will be effective service of process against such party for any action or proceeding relating to any such dispute. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Security Agreement in any court referred to in this Section 7.13. Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Security Agreement and irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 7.14. Waiver of Jury. THE GRANTORS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SECURITY AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS SECURITY AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

Exhibit G – Form of Pledge and Security Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.

GRANTORS:

ALY ENERGY SERVICES INC.

By:
Name:
Title:

AUSTIN CHALK PETROLEUM SERVICES CORP.

By:
Name:
Title:

Exhibit G – Form of Pledge and Security Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Tanner Phifer
Assistant Vice President

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE I
to Pledge and Security
Agreement

ITEM A – PLEDGED INTERESTS

Common Stock
Pledged Interests Issuer (corporate)	Cert. #	# of Shares	Authorized Shares	% of Shares Pledged

Limited Liability Company Interests
Pledgor	Pledged Interests Issuer (limited liability company)	% of Limited Liability Company Interests Owned	% of Limited Liability Company Interests Pledged	Type of Limited Liability Company Interests Pledged

Partnership Interests
Pledgor	Pledged Interests Issuer (partnership)	% of Partnership Interests Owned	% of Partner-ship Interests Pledged	Type of Partnership Interests Pledged

ITEM B – PLEDGED NOTES

1. Pledged Note Issuer Description:

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE II
to Pledge and Security
Agreement

Item A-1. Location of Grantor for purposes of UCC.

Item A-2. Grantor’s place of business or principal office.

Item A-3. Taxpayer ID number.

Item B. Merger or other corporate reorganization.

Item C. Deposit Accounts and Securities Accounts.

Item D. Letter of Credit Rights.

Item E. Commercial Tort Claims.

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE III – A
to Pledge and Security
Agreement

INTELLECTUAL PROPERTY COLLATERAL

Item A. Patent Collateral.

Issued Patents

Country	Serial No.	Issued Date	Inventor(s)	Title

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title

Patent Applications in Preparation

SCHEDULE III – B
to Pledge and Security
Agreement

Item B. Trademark Collateral

Trademarks, Service Marks, Trademark Licenses

Exhibit G – Form of Pledge and Security Agreement

SCHEDULE III – C
to Pledge and Security
Agreement

Item C. Copyright Collateral.

Exhibit G – Form of Pledge and Security Agreement

Annex 1 to Pledge and Security
Agreement

SUPPLEMENT NO. _______ dated as of ______________, 20___ (the “Supplement”), to the Pledge and Security Agreement dated as of October 26, 2012 (as amended, supplemented, restated, or otherwise modified from time to time, the “Security Agreement”), among ALY ENERGY SERVICES INC., a Delaware corporation (the “Borrower”) and each subsidiary of the Borrower party thereto from time to time (collectively with the Borrower, the “Grantors” and individually, a “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

A. Reference is made to that certain Credit Agreement, dated as of October 26, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time, the Administrative Agent, Wells Fargo Bank, National Association, as the issuing lender and the swing line lender.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. Section 7.10 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement.

D. [Furthermore, pursuant to Section 5.6 of the Credit Agreement, the equity holder of each Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor, or supplement its Collateral (as defined in the Security Agreement), to pledge the equity of such new Subsidiary. [Equity holder of new Subsidiary] (the “Existing Grantor”; and together with the New Grantor, each a “Specific Grantor” and, collectively, the “Specific Grantors”), is executing this Supplement in accordance with the requirements of the Credit Agreement to supplement its Collateral under the Security Agreement.]

Accordingly, the Administrative Agent and the [New Grantor][Specific Grantors] agree as follows:

[The Existing Grantor by its signature below (i) hereby agrees that, except as supplemented and renewed hereby, all of the terms, obligations, rights and conditions of the Security Agreement have not been amended in any way and are and will remain binding upon, and enforceable against the Existing Grantor (ii) reaffirms all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (iii) after giving effect to this Supplement, represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects.]

Exhibit G – Form of Pledge and Security Agreement

[The Existing Grantor agrees that the terms “Pledged Property”, “Pledged Interests”, and “Pledged Shares” as used in the Security Agreement are hereby supplemented to include, and the Existing Grantor hereby pledges to the Administrative Agent, and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on all of the Existing Grantor’s right, title and interest in and to, all of its Equity Interests (as defined in the Security Agreement) or any other ownership interest described in, and set forth on, Schedule I, attached hereto and incorporated herein.]

In accordance with Section 7.10 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns as provided in the Security Agreement, a continuing security interest in and Lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

[The New Grantor][Each Specific Grantor] represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the [New Grantor][Specific Grantors] and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

[The New Grantor][Each Specific Grantor] hereby agrees that the schedules attached to the Security Agreement are hereby supplemented by the corresponding schedules attached to this Supplement. [The New Grantor][Each Specific Grantor] hereby represents and warrants that the information provided in the schedules attached hereto are true and correct as of the date hereof.

[The New Grantor][Each Specific Grantor] hereby expressly acknowledges and agrees to the terms of Section 6.3. (Indemnity and Expenses) of the Security Agreement and expressly acknowledges the irrevocable proxy provided in Section 4.1(e) of the Security Agreement. In furtherance thereof, [NEW GRANTOR][EACH SPECIFIC GRANTOR] HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL THE TERMINATION DATE) EXERCISABLE UNDER THE CIRCUMSTANCES PROVIDED IN SECTION 4.1 OF THE SECURITY AGREEMENT, TO VOTE THE PLEDGED SHARES, PLEDGED INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL.

Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Exhibit G – Form of Pledge and Security Agreement

This Supplement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). The New Grantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the New Grantor at its address set forth in this Supplement. Nothing in this Section shall affect the rights of any Secured Party to serve legal process in any other manner permitted by the law or affect the right of any Secured Party to bring any action or proceeding against the New Grantor or its Property in the courts of any other jurisdiction.

The parties hereto hereby agree that any suit or proceeding arising in respect of this Supplement or the Security Agreement, or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to the applicable parties will be effective service of process against such party for any action or proceeding relating to any such dispute. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Supplement or the Security Agreement in any court referred to in this Section 10. Each of the parties hereto hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Supplement and irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

THE NEW GRANTOR HEREBY ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

[The New Grantor][Each Specific Grantor] agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

Exhibit G – Form of Pledge and Security Agreement

THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

Exhibit G – Form of Pledge and Security Agreement

IN WITNESS WHEREOF, the [New Grantor][Specific Grantors] and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:
Name:
Title:

Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit G – Form of Pledge and Security Agreement

SCHEDULES TO SUPPLEMENT NO. 1

[AS APPROPRIATE]

Exhibit G – Form of Pledge and Security Agreement

EXHIBIT H-1
FORM OF REVOLVING NOTE

$__________________	______________, ___

For value received, the undersigned ALY ENERGY SERVICES INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ______________ (“Payee”) the principal amount of _________________________ No/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the Revolving Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Revolving Advances from the date of such Revolving Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Revolving Note in accordance with the terms of the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders, as issuing lender and as swing line lender. Capitalized terms used in this Revolving Note that are defined in the Credit Agreement and not otherwise defined in this Revolving Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Revolving Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance being evidenced by this Revolving Note, and (b) contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Revolving Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Revolving Note.

This Revolving Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This Revolving Note is made expressly subject to the terms of Section 9.10 and Section 9.11 of the Credit Agreement.

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Revolving Note shall operate as a waiver of such rights.

Exhibit H-1 – Form of Revolving Note

           THIS REVOLVING NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

THIS REVOLVING NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS REVOLVING NOTE AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit H-1 – Form of Revolving Note

EXHIBIT H-2
FORM OF TERM NOTE

$__________________	______________, ___

For value received, the undersigned ALY ENERGY SERVICES INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ______________ (“Payee”) the principal amount of _________________________ No/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the Term Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Term Advances from the date of such Term Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Term Note in accordance with the terms of the Credit Agreement.

This Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders, as issuing lender and as swing line lender. Capitalized terms used in this Term Note that are defined in the Credit Agreement and not otherwise defined in this Term Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Term Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term Advance being evidenced by this Term Note, and (b) contains provisions for acceleration of the maturity of this Term Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Term Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Term Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Term Note.

This Term Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This Term Note is made expressly subject to the terms of Section 9.10 and Section 9.11 of the Credit Agreement.

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Term Note shall operate as a waiver of such rights.

Exhibit H-2 – Form of Term Note

            THIS TERM NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

THIS TERM NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS TERM NOTE AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit H-2 – Form of Term Note

EXHIBIT H-3
FORM OF SWING LINE NOTE

$__________________	______________, ___

For value received, the undersigned ALY ENERGY SERVICES INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ______________ (“Payee”) the principal amount of _________________________ No/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the Swing Line Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Swing Line Advances from the date of such Swing Line Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Swing Line Note in accordance with the terms of the Credit Agreement.

This Swing Line Note is one of the Swing Line Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders, as issuing lender and as swing line lender. Capitalized terms used in this Swing Line Note that are defined in the Credit Agreement and not otherwise defined in this Swing Line Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Swing Line Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Advance being evidenced by this Swing Line Note, and (b) contains provisions for acceleration of the maturity of this Swing Line Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Swing Line Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Swing Line Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Swing Line Note.

This Swing Line Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This Swing Line Note is made expressly subject to the terms of Section 9.10 and Section 9.11 of the Credit Agreement.

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Swing Line Note shall operate as a waiver of such rights.

Exhibit H-3 – Form of Swing Line Note

            THIS SWING LINE NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

THIS SWING LINE NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS SWING LINE NOTE AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit H-3 – Form of Swing Line Note

EXHIBIT H-4
FORM OF CAPEX NOTE

$__________________	______________, ___

For value received, the undersigned ALY ENERGY SERVICES INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ______________ (“Payee”) the principal amount of _________________________ No/100 Dollars ($_________________) or, if less, the aggregate outstanding principal amount of the CapEx Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the CapEx Advances from the date of such CapEx Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this CapEx Note in accordance with the terms of the Credit Agreement.

This CapEx Note is one of the CapEx Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders, as issuing lender and as swing line lender. Capitalized terms used in this CapEx Note that are defined in the Credit Agreement and not otherwise defined in this CapEx Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the CapEx Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such CapEx Advance being evidenced by this CapEx Note, and (b) contains provisions for acceleration of the maturity of this CapEx Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this CapEx Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this CapEx Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this CapEx Note.

This CapEx Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This CapEx Note is made expressly subject to the terms of Section 9.10 and Section 9.11 of the Credit Agreement.

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this CapEx Note shall operate as a waiver of such rights.

Exhibit H-4 – Form of CapEx Note

            THIS CAPEX NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

THIS CAPEX NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS CAPEX NOTE AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

ALY ENERGY SERVICES INC.

By:
Name:
Title:

Exhibit H-4 – Form of CapEx Note

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the loan(s) (as well as any Note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:

Exhibit I-1 – Form of U.S. Tax Compliance Certificate

EXHIBIT I-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

Exhibit I-2 – Form of U.S. Tax Compliance Certificate

EXHIBIT I-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN and an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

Exhibit I-3 – Form of U.S. Tax Compliance Certificate

EXHIBIT I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aly Energy Services Inc., a Delaware corporation (the “Borrower”), the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the loan(s) (as well as any Note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such loan(s) (as well as any Note(s) evidencing such loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN and an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:

Exhibit I-4 – Form of U.S. Tax Compliance Certificate